UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in governing instruments)

12 SOUTH MAIN STREET
MINOT, ND 58701
(Address of principal executive offices, including zip code)

TIMOTHY P. MIHALICK
12 SOUTH MAIN STREET
MINOT, ND 58701
(Name and address of agent for service)

Copies of communications to:

THOMAS A. WENTZ, JR.
ODELL-WENTZ & ASSOCIATES, L.L.C.
12 SOUTH MAIN STREET
MINOT, ND 58701
(701) 852-1756
FAX (701) 838-7785

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ___X___

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered

Amount to be Registered

Proposed Maximum Offering Price Per Unit

Proposed Maximum Aggregate Offering Price

Amount of Registration Fee

Investors Real Estate Trust Shares of Beneficial Interest	1,000,000 Shares	$8.60 Per Share	$8,600,000.00 aggregate offering price	$2,390.80

The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CROSS REFERENCE SHEET

        Part I. Information Required in Prospectus

   PAGE LOCATION IN
ITEM

                                      THIS S-11 FILING

Forepart of Registration Statement and Outside Front Cover
     Page of Prospectus...................................................I
Inside Cover Page of Prospectus.........................................N/A
Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges................................................. 9 to 16
The Company........................................................17 to 18
Business Objectives......................................................18
Available Information Concerning IRET....................................19
Risk Factors.......................................................20 to 23
Compensation Table.................................................24 to 25
Conflict of Interest...............................................25 to 26
Determination of Offering Price..........................................27
Dilution.................................................................27
Selling Security Holders................................................N/A
Plan of Distribution.....................................................27
Use of Proceeds....................................................28 to 30
Selected Financial Data.. .............................................. 30
Management's Discussion and Analysis of Financial Condition
     and Results of Operations.....................................31 to 39
Financial Results for Nine Months Ending January 31, 2000..........40 to 43
General Information as to Investors Real Estate Trust..............42 to 43
Structure of IRET..................................................43 to 44
Policy with Respect to Certain Activities..........................44 to 46
Investment Policies of Investors Real Estate Trust.................46 to 48
Description of Real Estate.........................................48 to 54
Shares Available for Future Sale...................................54 to 55
Operating Partnership Agreement....................................56 to 59
Tax Treatment of IRET and Its Security Holders.....................60 to 71
Market Price Of and Dividends on IRET's Shares of Beneficial
     Interest......................................................71 to 77
Dividend Reinvestment Plan...............................................78
Description of IRET's Securities...................................78 to 79
Legal Proceedings.......................................................N/A
Security Ownership of Certain Beneficial Owners
     and Management................................................79 to 81
Executive Compensation & Certain Relationships.....................81 to 84
     and Related Transactions......................................79 to 81
Selection, Management and Custody of IRET's Investments..................84
Policies with Respect to Certain Transactions......................84 to 85
Interests of Named Experts and Counsel...................................85
Limitations of Liability.................................................85
Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities...............................................86 to 87
Glossary of Terms..................................................88 to 94
Financial Statements and Information..............................95 to 146

Part II.  Information Not Required in Prospectus

ITEM

Financial Statements and Exhibits................................148 to 149
Undertakings.....................................................150 to 152
Index of Exhibits................................................153 to 154
Security Sales Agreement.........................................155 to 157
Opinion RE Legality..............................................158 to 159
Opinion RE Tax Matters..................................................160
First Restated Advisory Contra...................................161 to 176
Consent Letter from Pringle & Herigstad, P.C., RE Opinion of Legality...177
Consent Letter from Brady Martz & Associates, P.C., RE Financial
     Information........................................................178
Financial Data Schedule for Investors Real Estate Trust (As Of
      January 31, 2000).................................................179
Subscription Agreement - Investors Real Estate Trust.............180 to 181

Effective Date: ____________, 2000 Prospectus

INVESTORS REAL ESTATE TRUST
12 South Main Street
Minot, ND 58701
(701) 852-1756

For 1,000,000 Shares of Beneficial Interest
$8.60 per Share

THE OFFERING	PER SHARE	TOTAL
Public Price	$8.60	$8,600,000
Selling Commission	$ .69	$ 690,000
Proceeds to IRET	$7.91	$7,910,000
The offering price may be higher than the market price of our shares on the day of purchase.

TRADING SYMBOL
NASDAQ Small Cap Market - IRETS

THE COMPANY
The Trust is a Real Estate Investment Trust formed on July 31, 1970. IRET owns approximately 7,250 apartment units and 1,600,000 square feet of commercial property in North Dakota and nine other states.

USE OF PROCEEDS
The proceeds from this offering will be added to the Trust's operating capital to be used for the construction of residential apartment buildings. See "Use of Proceeds."

INVESTMENT IN THE SHARES INVOLVES MATERIAL RISKS AND THERE IS NO GUARANTEE OF RETURN ON INVESTMENT. SEE "RISK FACTORS." AMONG SUCH RISKS ARE THE FOLLOWING:

*	THE ESTIMATED BOOK VALUE OF TRUST SHARES AFTER THIS OFFERING WILL BE $5.01. A PURCHASER PAYING $8.60 PER SHARE WILL INCUR AN IMMEDIATE BOOK VALUE DILUTION OF $3.59 PER SHARE.
*	ECONOMIC CONDITIONS THAT THE TRUST CANNOT CONTROL MAY HAVE A NEGATIVE EFFECT ON THE VALUE OF THE TRUST'S INVESTMENTS AND AMOUNT OF CASH THAT THE TRUST RECEIVES FROM TENANTS.
*	THE TRUST INTENDS TO BORROW 70% OF THE COST OF REAL ESTATE PURCHASED OF CONSTRUCTED.
*	THE PUBLIC TRADING MARKET FOR THE SHARES HAS ONLY RECENTLY DEVELOPED, AND THERE IS NO ASSURANCE THAT IT WILL CONTINUE.
*	TAXATION OF THE TRUST AS A CORPORATION IF IT FAILS TO QUALIFY AS A REIT.
*	THE TRUST MUST RELY ON THE ADVISOR WITH RESPECT TO ALL INVESTMENT DECISIONS, SUBJECT TO APPROVAL BY THE BOARD OF TRUSTEES.
*	THE SHARE PRICE IS ARBITRARILY DETERMINED.
*	THE ADVISOR AND ITS AFFILIATES ARE OR MAY BE ENGAGED IN OTHER ACTIVITIES THAT MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Page 4 & 5 of 181

TABLE OF CONTENTS

PROSPECTUS PAGE

SUMMARY OF THE OFFERING...................................................9-16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     To Invest in the Securities of Other Issuers for the Purpose of

     Investments in Securities Of or Interests In Persons Primarily

Page 7 & 8  of 181

      Employee Benefit Plan, Tax-Qualified Retirement Plans

CONSOLIDATED FINANCIAL STATEMENTS - FISCAL YEAR ENDED
      APRIL 30, 1999 AND 1998 AND INDEPENDENT AUDITOR'S REPORT.....F-1 to F-46
CONSOLIDATED FINANCIAL STATEMENTS - NINE MONTH PERIOD ENDED
     JANUARY 31, 2000 (UNAUDITED).................................F-47 to F-51

SUMMARY OF THE OFFERING

THIS SECTION SUMMARIZES INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. YOU SHOULD READ AND EVALUATE ALL OF THIS PROSPECTUS BEFORE YOU PURCHASE OUR SHARES. THE PLACE IN THE PROSPECTUS WHERE YOU CAN FIND MORE INFORMATION ABOUT EACH TOPIC IS IDENTIFIED AT THE END OF EACH PARAGRAPH.

A GLOSSARY OF TERMS IS PROVIDED AT THE END OF THIS DOCUMENT.

RISK FACTORS
An investment in our shares involves risk, including the risk of loss of your entire investment. See "Risk Factors" for a more complete discussion of factors that you should consider before purchasing our shares. These risks include:

*	BOOK VALUE
The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of January 31, 2000, the book value of the 21,990,936 shares then outstanding was $4.88. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $5.01 per share. Thus, a purchasing shareholder paying $8.60 per share under this Offering will incur an immediate book value dilution of $3.59 per share.
*	PRICE OF SHARES ARBITRARILY DETERMINED
The price of our shares has been arbitrarily determined by us and is a higher price than the price paid by the current holders of our shares and may be higher than the current market price of the shares.
*	FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST We intend to continue to qualify as a real estate investment trust under the Internal Revenue Code, but may fail to do so.
*	BEST EFFORTS SALE
The shares are being sold by the Soliciting Dealers on a "best efforts" basis. The selling agents are only required to use their best efforts to locate purchasers of the shares, but are not obligated to ensure that a minimum number or that even any shares are sold.
*	BUSINESS ENVIRONMENT
The results of our operations will depend upon the availability of opportunities for the profitable investment and reinvestment of the funds available to us and general economic conditions over which we have no control.
*	HIGH LEVERAGE We seek to borrow approximately 70% of the cost of real estate purchased or constructed.
*	RELATIONSHIP WITH ADVISOR Our operating expenses, including compensation to the advisor and the trustees, must be met regardless of profitability.
*	CONFLICTS OF INTEREST We are subject to various conflicts of interest with the Advisor or Trustees which may negatively impact operations.
*	ENVIRONMENTAL LIABILITY Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property.

*	COMPETITION
Investments of the types in which we are interested may be purchased on a negotiated basis by many kinds of institutions, including other REITs, mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals.
*	LIQUIDITY
No assurance can be given that a purchaser of our shares under this Offering would be able to resell such shares when desired. Since October 17, 1997, our shares have been listed for trading on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ), but no assurance can be given that such listing will continue.
FRONT-END FEES
For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The fees are capped in that under no situation shall they exceed the capped amount:

Type	Minimum	Cap	Maximum Percentage
Selling agent commission
8% of the amount sold	0	$ 688,000	8.000%
Legal Fees	$ 7,500	$ 7,500.087%
Advertising, Printing and
Promotion Expenses	$ 15,000	$ 30,000.347%
Registration Fees	$ 10,000	$ 10,000.116%
Accounting Fees	$ 1,000	$ 1,000.012%
	$ 33,500	$ 736,500	8.562%

CONFLICTS
The advisory company and the trustees are able to personally invest in competing real estate and to conduct other business activities which may be in conflict with our business activities. See "Conflicts of Interest."

IRET will be subject to various conflicts of interest arising from its relationship with the Advisor, (Odell-Wentz & Associates, L.L.C.), and its affiliates. The Advisor, its affiliates and the trustees of IRET are not restricted from engaging for their own accounts in business activities of the type conducted by IRET, and occasions may arise when the interests of IRET would be in conflict with those of one or more of the trustees, the Advisor or their affiliates. Any transactions between IRET and any trustee, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of IRET's business, will require the approval of a majority of the trustees who are not interested in the transaction.

The Advisor and its affiliates may receive compensation from IRET for providing various services. See "Compensation Table" and "The Advisory Agreement."

The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. See "Advisory Agreement." The Advisor also will receive fees in connection with IRET's acquisition or construction of real properties based upon a percentage of the amount paid.

Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, of interests in entities engaged in the real estate business and any other business.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors.

All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations.

IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Advisor and various affiliates of the Advisor with respect to other matters.

OUR OFFERING
We are offering to sell to the public 1,000,000 of our shares of Beneficial Interest at a price of $8.60 per share. We will be represented by brokerage firms who are members of the National Association of Securities Dealers who will use their best efforts to sell our shares to the public for an 8% commission. If you decide to buy our shares, you will pay $8.60 per share of which approximately $.69 will be paid to the selling brokerage firm and the balance of approximately $7.91 will be paid to us. See "Plan of Distribution."

WHO MAY INVEST
We are offering shares to residents of the following states: North Dakota, South Dakota, Montana, and Minnesota. Other states may be added by a supplement to this Prospectus. Special disclaimers and investor qualification standards may apply to some of the above states. See "Who May Invest."

A BRIEF DESCRIPTION OF OUR COMPANY
We are a North Dakota Real Estate Trust which has been in business since 1970. We have our only office in Minot, North Dakota, and own a diversified portfolio of apartment complexes and commercial properties in North Dakota and 10 other states. We currently own over 7,250 apartment units and 1,600,000 square feet of commercial property the total original investment in real estate assets exceeds $399,000,000. See "The Company."

CAPITALIZATION
The following shows the amount of assets we owned on January 31, 2000, as well as the liabilities that we owed and the partnership and shareholder equity. We also show the total assets that will be owned IF we sell all of the 1,000,000 shares being offered.

	As of January 31, 2000	After sale of 1,000,000 shares
Total Assets	$329,605,806	$397,469,300	(1)
Less Liabilities	(251,232,306)	(251,232,306)
Less Minority Interest in Operating Partnership	(31,043,744)	(31,043,744)
Shareholders' Equity	$107,329,750	$115,193,250	(1)
(1) Reflects costs of issue of $736,500, deducted from total sale proceeds of $8,600,000 resulting in the addition of $7,863,500 to total assets.
FINANCIAL INFORMATION
The following table will give you an overview of our financial performance during the past five years. See "Financial Statements" at pages F-1 to F-51.

SELECTED FINANCIAL DATA - ANNUAL

Year Ended April 30	1999	1998	1997	1996	1995

Consolidated Income Statement Data			(Restated)
Revenue	$39,927,262	$32,407,545	$23,833,981	$18,659,665	$13,801,123
Operating Income	6,401,676	4,691,198	3,499,443	3,617,807	3,560,318
Gain on Repossession/Sale of Investments	1,947,184	465,499	398,424	994,163	407,512
Minority Interest Portion of Operating Partnership Income	(774,725)	(141,788)	(18)	---	---
Net Income	7,604,135	5,014,909	3,897,879	4,611,970	3,967,830
Balance Sheet Data
Total Real Estate Investments	280,311,442	213,211,369	177,891,168	122,377,909	84,005,635
Total Assets	291,493,294	224,718,514	186,993,943	131,355,638	94,616,744
Shareholders' Equity	85,783,294	68,152,626	59,997,619	50,711,920	37,835,654
Consolidated Per Share Data
Net Income	$ .44	$ .32	$ .28	$ .38	$ .38
Gain of repossession/Sale of Investments	.11	.03	.03	.08	.04
Dividends	.47	.42	.39	.37	.34
Tax Status of Dividend Capital Gain	6.3%	2.9%	21.0%	1.6%	11.0%
Ordinary Income	76.0%	97.1%	79.0%	98.4%	89.0%
Return of Capital	17.7%	0.0%	0.0%	0.0%	0.0%

Page 12 & 13 of 181

WE ARE A "REAL ESTATE INVESTMENT TRUST"
The federal income tax code contains special provisions for companies that wish to operate as real estate investments trusts ("REITS"). A REIT will not be subject to federal income tax if it complies with tax laws. We have qualified as a REIT and intend to do so in the future. See "Tax Treatment of IRET and Its Security Holders."

UPREIT
We are structured as an "Umbrella Real Estate Investment Trust" or UPREIT. This means that we conduct our business through a limited partnership -IRET Properties, a North Dakota Limited Partnership. Through our subsidiary, IRET, Inc., we act as the general partner of the limited partnership and own approximately 83.3% of the partnership's assets as of January 31, 2000. By operating as an UPREIT, we are able to acquire real estate in exchange for limited partnership units of IRET Properties which are exchangeable on a one-for-one basis for our shares, subject to certain restrictions. See "Operating Partnership Agreement."

EXTERNALLY ADVISED
We have no employees. Instead, our business is conducted through independent contractors. Our advisor is Odell-Wentz & Associates, LLC, a North Dakota Limited Liability Company, whose members are Roger R. Odell and Thomas A. Wentz, Sr. The advisory company receives fees based on the capitalization of IRET as well as compensation for giving advice with respect to property purchases based on the purchase price of each property that is acquired. The independent trustees who serve on the Board of Trustees also receive compensation. The following is a summary of the compensation paid to the advisor and the trustees as well as other administrative expenses incurred during the past five fiscal years. See "Advisory Agreement."

Fiscal Years Ended April 30	1995	1996	1997	1998	1999
Advisor's and Trustees' Compensation	$336,142	$458,019	$559,149	$745,907	$927,063
Advisory Investigation Fee	49,836	117,506	177,834	141,465	195,019
Other Administrative Expenses	79,974	162,588	158,627	271,738	320,479
TOTAL FEES	$440,969	$465,952	$895,610	$1,159,110	$1,442,561
Fees as Percent of Net Invested Assets of the Trust	0.55%	0.6%	0.5%	0.5%	0.5%

PROPERTY MANAGEMENT
We hire independent property managers to provide the day-to-day management of each real estate investment that we own. See "Management of IRET's Investments."

OFFERING PRICE
The offering price of $8.60 has been arbitrarily determined by our Board of Trustees. The price is higher than the price at which our shares have traded and have been sold in the past. See "Market Price of and Dividends on IRET's Shares of Beneficial Interest."

DIVIDENDS
We have paid 116 consecutive quarterly dividends beginning June 30, 1971. Dividends are paid in mid-January, April 1st, July 1st and October 1st of each year. The dividend paid on April 1, 2000, was $.13 per share. See "Dividend History."

USE OF PROCEEDS
We will use the net proceeds from the sale of shares under this offering to continue our apartment building program. We are currently building apartments in Bismarck, North Dakota, and Rochester, Minnesota. See "Use of Proceeds."

SHAREHOLDER DEMOCRACY RIGHTS
The following is a brief summary of the rights afforded to shareholders pursuant to the Declaration of Trust:

*	SHARES: CERTIFICATES OF BENEFICIAL INTEREST
The units into which the beneficial interest in IRET will be divided shall be designated as SHARES. The certificates evidencing ownership of SHARES in IRET will be designated as Certificates of Beneficial Interest or SHARES and shall be in such form as the TRUSTEES may from time to time prescribe.
*	SALE OF SHARES
The TRUSTEES may from time to time issue and sell by private or public offering, or exchange SHARES in IRET in such number or for such sums of money, real estate assets, or other considerations, and on such terms as they deem proper. The SHAREHOLDERS shall have no pre-emptive rights.
*	OFFERING OF SHARES The TRUSTEES are authorized to cause to be made from time to time offerings of the SHARES of IRET to the public at public offering prices deemed appropriate.
*	SHARES PURCHASED BY IRET IRET may repurchase or otherwise acquire its own SHARES on such terms and conditions as the TRUSTEES deem appropriate.

*	TRANSFERABILITY OF SHARES SHARES in IRET shall be transferable in accordance with the procedure prescribed from time to time in the TRUSTEES' Regulations.
*	REDEMPTION AND PROHIBITION ON TRANSFER
To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding SHARES may be, owned by five or fewer individuals, the TRUSTEES may at any time redeem SHARES from any Shareholder at the fair market value thereof. Also, the TRUSTEE may refuse to transfer SHARES to any PERSON whose acquisition of additional SHARES might, in the opinion of the TRUSTEES, violate the above requirement.
*	MEETINGS
There shall be an annual meeting of the SHAREHOLDERS of IRET.
Special meetings of the SHAREHOLDERS may be called by the chief executive officer, by a majority of the TRUSTEES or by a majority of the INDEPENDENT TRUSTEES, and shall be called by an officer of IRET upon written request of the SHAREHOLDERS holding in the aggregate not less than 10% of the outstanding SHARES of the IRET entitled to vote at such meeting.
*	VOTING RIGHTS OF SHAREHOLDERS
The voting rights per share of equity securities of IRET (other than the publicly held equity securities of IRET) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held SHARES of IRET as the consideration paid to IRET for each privately offered IRET share bears to the book value of each outstanding publicly held share.

The majority of the outstanding SHARES may, without the necessity of concurrence by the TRUSTEES, vote to:

  *amend the DECLARATION OF TRUST;
  *terminate IRET;
  *remove the TRUSTEES;
The majority of SHAREHOLDERS present in PERSON or by proxy at an Annual Meeting at which a quorum is present, may vote to elect the TRUSTEES.  A quorum shall be 50% of the then outstanding SHARES.

Without concurrence of a majority of the outstanding SHARES, the TRUSTEES may not:

  *amend the DECLARATION OF TRUST, except for amendments which do not adversely affect the fights, preferences and privileges of SHAREHOLDERS;

  *sell all or substantially all of the IRET's assets other than in the ordinary course of the IRET's business or in connection with liquidation and dissolution;

  *cause the merger or other reorganization of IRET; or
  dissolve or liquidate IRET.

*	LIABILITY OF SHAREHOLDERS The SHARES of IRET shall be non-assessable by IRET.
*	REPORTS
IRET shall cause to be prepared and mailed or delivered to each SHAREHOLDER as of a record date after the end of the fiscal year and each holder of other publicly held securities of IRET within 120 days after the end of the fiscal year to which it relates an annual report.
*	ACCESS TO RECORDS Any SHAREHOLDER and any designated representative thereof shall be permitted access to the records of IRET at all reasonable times, and may inspect and copy any of them.
*	ELECTION OF TRUSTEES
All TRUSTEES shall be elected annually by the vote of the SHAREHOLDERS. Each Shareholder shall be entitled to one vote in PERSON or by proxy for each Share registered in his name for as many PERSONS as there are TRUSTEES to be elected. The candidates receiving the highest respective numbers of votes up to the number of trusteeships to be filled in the election shall be elected.
A PROSPECTIVE PURCHASER SHOULD ALSO REVIEW THE ATTACHED FULL PROSPECTUS.

THIS IS THE END OF THE SUMMARY SECTION.

THE COMPANY

Investors Real Estate Trust (hereinafter "IRET"), a registered real estate trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception. Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of IRET."

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, invests in real estate, real estate equities and real estate mortgages.

IRET has its only office at 12 South Main, Minot, North Dakota 58701, (701) 852-1756, and operates principally within the State of North Dakota, although it has real estate investments in the states of Arizona, Colorado, Georgia, Idaho, Kansas, Minnesota, Montana, Nebraska, South Dakota, Washington, and Wisconsin.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions are as follows:

Fiscal Year Ending 4/30	1999	1998	1997

REVENUE FROM OPERATIONS
Real Estate Rentals	$38,785,287	$31,694,586	$22,972,368
Interest, Discount & Fees	1,141,975	712,959	861,613
	$39,927,262	$32,407,545	$23,833,981
EXPENSE	$33,525,586	$27,716,347	$20,334,538
NET REAL ESTATE INVESTMENT INCOME	$ 6,401,676	$ 4,691,198	$ 3,499,443
GAIN ON SALE OF INVESTMENTS (CAPITAL GAIN)	1,947,184	465,499	398,424
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	(744,725)	(141,788)	(18)
NET INCOME	$ 7,604,135	$ 5,014,909	$ 3,897,849
PER SHARE
Net Income	$ .44	$ .32	$ .28
Dividends Paid	$ .47	$ .42	$ .39

As indicated above, IRET's principal source of operating revenue is rental income from real estate properties owned by IRET. A minor amount of revenue is derived from interest on short-term investments in government securities and interest on savings deposits. In addition to operating income, IRET has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates L.L.C., a North Dakota Limited Liability Company having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to IRET. Since the inception of IRET and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to IRET, providing office facilities, administering day-to-day operations of IRET, and advising with respect to investments and investment policy. Effective January 1, 1986, IRET entered into a revised advisory agreement with Mr. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C.

Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as secretary of the association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Company from 1954 to January 1, 1970, and since that time has been the advisor to IRET.

Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962. From 1962 to August 1, 1998, Mr. Wentz was a practicing attorney with Pringle & Herigstad, P.C. He has been a member of Odell-Wentz & Associates since 1985.

BUSINESS OBJECTIVES

IRET seeks to realize shareholder value by regular increases in the quarter-yearly cash dividends paid to its shareholders and in appreciation in the value of its shares of Beneficial Interest. See "Market Price and Dividends on IRET's Shares of Beneficial Interest" for a description of share prices and dividends during its 29 year history.

PORTFOLIO MIX
IRET's investment strategy is to maintain its real estate investment portfolio at approximately 75% invested in multi-family apartment complexes located in North Dakota and surrounding states and the remaining 25% of real estate owned in commercial property (warehouses, retirement homes, manufacturing plants, offices, and retail properties) leased to single tenants for 14 years or longer.

LEVERAGE
An essential ingredient of IRET's investment strategy is to leverage its equity capital by borrowing up to 70% of the cost of real estate properties acquired for its portfolio. IRET seeks to acquire real estate that will yield net operating income in an amount that will exceed the interest rate payable on the mortgage indebtedness.

AVAILABLE INFORMATION CONCERNING IRET

SECURITIES AND EXCHANGE COMMISSION
IRET is currently a reporting company pursuant to the Securities Exchange Act of 1934 and in accordance therewith annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by IRET can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at the above location at prescribed rates.

IRET has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 under the Securities Act of 1933 and the rules and regulations promulgated thereunder, with respect to the Shares of Beneficial Interest offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to IRET and the Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York, 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Website at http://www.sec.gov. Reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including IRET) can be obtained from that site.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

REPORTS TO SECURITY HOLDERS
IRET shall furnish shareholders with annual reports on or about July 25th of each year containing financial statements audited by IRET's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as IRET deems appropriate or as required by law.

INCORPORATION BY REFERENCE
Copies of any document or part thereof incorporated by reference in this prospectus but not attached is available free of charge upon request to Timothy P. Mihalick, 12 South Main Street, Minot, ND 58701 (701-852-1756).

RISK FACTORS

An investment in the shares involves various risks. You should carefully consider the following risks:

PRICE OF SHARES ARBITRARILY DETERMINED
The price of the shares has been arbitrarily determined by IRET and is a higher price than the price paid by most of the current holders of IRET's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares. The price may be higher than the price at which IRET shares trade on the NASDAQ Small-Cap Market.

PRICE EXCEEDS BOOK VALUE
The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of January 31, 2000 1999, the book value of the 21,990,936 shares then outstanding was $4.88. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $5.01 per share. Thus, a purchasing shareholder paying $8.60 per share under this Offering will incur an immediate book value dilution of $3.59 per share.

HIGH LEVERAGE
IRET seeks to borrow approximately 70% of the cost of real estate purchased or constructed. This amount of leverage may expose IRET to cash flow problems in the event rental income decreases. Such a scenario may require IRET to sell properties at a loss or default on the mortgage, thus losing the property through foreclosure.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST
IRET intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although IRET believes that it is organized and will continue to operate in such a manner, no assurance can be given that IRET will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications. If in any taxable year IRET failed to qualify as a REIT, IRET would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, IRET also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost.

As a result, the funds available for distribution to IRET's shareholders would be reduced for each of the years involved. Although IRET currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause IRET's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE
The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by IRET. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), IRET would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of IRET, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT
The results of operations of IRET will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of IRET. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, IRET may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of IRET's investments. In the area in which IRET operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of IRET to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING
All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for IRET to foreclose its mortgage or engage in negotiations which may involve further outlays to protect IRET's investment. The mortgages securing IRET's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which IRET invests in a junior mortgage, to liens of senior mortgages, and IRET may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, IRET might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by IRET in such cases may be less than its total investment, with resultant losses to IRET.

Loans made by IRET may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which IRET receives on its loans may not be held to exceed the statutory maximum, in which case IRET may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH ADVISOR
Certain operating expenses of IRET, including compensation to the advisor and trustees, must be met regardless of profitability. The advisor's fee is computed as a percentage of the investments of IRET. See "Advisory Agreement." IRET will be dependent upon the Advisor for essentially all aspects of its business operations. Because the Advisor has experience in the specialized business segment in which IRET operates, the loss of the Advisor, for any reason, would likely have a material adverse affect on IRET's operations. The Advisor may terminate its relationship upon 60 days notice by either the Advisor or IRET.

CONFLICT OF INTEREST
The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. See "Advisory Agreement." The Advisor also will receive fees in connection with IRET's acquisition or construction business based upon a percentage of the amount paid.

Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, interests in entities engaged in the real estate business and any other business. Any trustee or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to IRET. All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) IRET intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of IRET's operating expenses, including compensation to the Advisor during the operating stage of IRET; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; (iii) such agreements and arrangements are subject to approval by a majority of IRET's independent trustees. IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to IRET and various affiliates of the Advisor with respect to other matters.

ENVIRONMENTAL LIABILITY
Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by IRET.

It is the policy of IRET to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, IRET is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION
Investments of the types in which IRET is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of IRET's areas of investment. Investments must thus be made by IRET in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money. The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from IRET. All these factors, in turn, vary in relation to many other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. IRET cannot predict the effect which such factors will have on its operations.

LIQUIDITY
No assurance can be given that a purchaser of IRET shares under this Offering would be able to resell such shares when desired. Effective October 17, 1997, IRET shares of Beneficial Interest have been traded on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ). No assurance can be given that IRET shares will continue to be traded on such market.

FRONT-END FEES
For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The Declaration of Trust caps all front-end fees for organizational or sale purposes at no more than 15% of the total offering. In the present case, the total front-end fees will be not more than 9%, which is below the capped amount. The fees are capped in that under no situation shall they exceed the capped amount:

Type	Minimum	Cap	Maximum Percentage

Selling agent commission 8% of the amount sold	0	$ 688,000	8.000%
Legal Fees	$ 7,500	$ 7,500.087%
Advertising, Printing and
Promotion Expenses	$ 15,000	$ 30,000.347%
Registration Fees	$ 10,000	$ 10,000.116%
Accounting Fees	$ 1,000	$ 1,000.012%
	$ 35,500	$ 736,500	8.562%

COMPENSATION TABLE

The following table sets forth the fees and other compensation which IRET is to pay in association with this offering. The total operating expenses of IRET shall not exceed the greater of 2% of its average invested assets or 25% of its net income for any fiscal year. From the inception of IRET in 1970, this requirement has been met.

ITEM OF COMPENSATION	RECIPIENT	AMOUNT/METHOD
Advisory Fee	Odell-Wentz & Associates	The advisor will earn annually an additional base fee of $55,045 once the net sale proceeds of $7,863,500 are invested. (.7% of net invested assets).
Advisor Additional Compensation	Odell-Wentz & Associates	1/2 of 1% of the 1st $2,500,000 of value of all acquired assets, except new construction is 1/2 of 1% of the total cost. Upon investment of sale proceeds, the fee will be a minimum of $12,500 to a possible maximum of $39,318.
Incentive Fees	N/A	While authorized by the Restated Declaration of Trust, no incentive fees shall be paid to anyone. This may be changed by a vote of the Trustees at anytime with incentive fees then payable for future transactions as limited by the Restated Declaration of Trust.
Broker-Dealer Fees	Selling Brokerage Firms	(Eight percent or $.69 of each share sold) for a total possible commission of $688,000.
Advertising, Printing and Promotion Expenses		Up to $30,000 may be paid as compensation for advertising and promotional expenses.
Experts' Fees	Pringle & Herigstad, P.C.	$7,500 for legal fees, plus filing fees, accounting fees and printing costs estimated to be another $16,000.

Page 24 & 25 of 181

CONFLICTS OF INTEREST

IRET will be subject to various conflicts of interest arising from its relationship with the Advisor, (Odell-Wentz & Associates, L.L.C.), and its affiliates. The Advisor, its affiliates and the trustees of IRET are not restricted from engaging for their own accounts in business activities of the type conducted by IRET, and occasions may arise when the interests of IRET would be in conflict with those of one or more of the trustees, the Advisor or their affiliates. These individuals and affiliates have been engaged in the business of real estate for approximately 40 years.

With respect to the conflicts of interest described herein, the trustees of IRET, of which a majority are independent, will endeavor to exercise their fiduciary duties to IRET in a manner that will preserve and protect the rights of IRET and the interests of the shareholders in the event of any conflicts of interest between IRET and the Advisor or its affiliates. Any transactions between IRET and any trustee, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of IRET's business, will require the approval of a majority of the trustees who are not interested in the transaction.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES
The Advisor and its affiliates may receive compensation from IRET for providing various services. IRET's Board of Trustees (a majority of whom are independent of the Advisor and its affiliates) will have oversight responsibility with respect to such services to ensure that such services are provided on terms no less favorable to IRET than IRET could obtain from unrelated persons or entities and are consistent with IRET's investment objectives and policies. See "Compensation Table" and "The Advisory Agreement."

COMPENSATION TO THE ADVISOR AND CONFLICTS OF INTEREST
The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. (See "Advisory Agreement".) The Advisor also will receive fees in connection with IRET's acquisition or construction of real properties based upon a percentage of the amount paid. Accordingly, a conflict of interest could arise since, depending upon the circumstances, the retention, acquisition or disposition of a particular project could be advantageous to the Advisor, but detrimental to IRET, or vice-versa. The decision whether to liquidate IRET or the decision to acquire, retain or dispose of certain properties and the terms and conditions thereof, may also create conflicts of interest.

In resolving conflicts of interest, the Board of Trustees has a fiduciary duty to act in the best interests of IRET as a whole. IRET and the Advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the Advisory Agreement must be renewed annually by the affirmative vote of a majority of the independent trustees. Any conflict will be resolved by a majority of the independent trustees, who may not renew the Advisory Agreement if they determine that the Advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of such possible conflicts will be only one of the factors for the trustees to consider in determining the appropriate action to be taken by IRET.

COMPETITION BY IRET WITH AFFILIATES
Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, of interests in entities engaged in the real estate business and any other business. Any trustee or officer of IRET may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to IRET.

NON-ARM'S-LENGTH AGREEMENTS
All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) IRET intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association,

Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of IRET's operating expenses, including compensation to the Advisor during the operating stage of IRET; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; (iii) such agreements and arrangements are subject to approval by a majority of IRET's independent trustees.

LACK OF SEPARATE REPRESENTATION
IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Advisor and various affiliates of the Advisor with respect to other matters. Thomas A. Wentz, Jr., is a trustee of IRET and, until December 31, 1999, was a partner in Pringle & Herigstad, P.C.

DETERMINATION OF OFFERING PRICE

The offering price of $8.60 per share has been arbitrarily established by IRET and is higher than the recent market price for said shares. See "Market Price Of and Dividends on IRET's Shares of Beneficial Interest."

DILUTION
The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of January 31, 2000, the book value of the 21,990,936 shares then outstanding was $4.88. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $5.01 per share. Thus, a purchasing shareholder paying $8.60 per share under this Offering will incur an immediate book value dilution of $3.59 per share.

PLAN OF DISTRIBUTION
The shares offered by this Prospectus shall be sold by Broker-Dealers who are members of the National Association of Securities Dealers and have entered into a Sales Agreement with IRET.  These Broker-Dealers are as follows:

American Heartland Investments, Inc., American Investment Services, Inc., Berthel Fisher Financial Services, Inc., Eagle One Investments, LLC, Fintegra Financial Solutions, First International Bank & Trust, First Montauk Securities Corp., Garry Pierce Financial Services, LLP, Huntingdon Securities Corporation, Inland National Securities, Inc., Invest Financial, Services, Inc., Lincoln Financial Advisors, Proequities, Inc., Okoboji Financial Services, Inc., and VSR Financial Services, Inc., or such other Broker-Dealers who may agree to participate.

All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales to purchasers are subject to certain requirements as follows:

For each share sold, the selling Broker-Dealer shall receive a commission of eight percent (approximately $.69 per share). No other compensation or fees other than the percentage commission shall be paid by IRET to said Broker-Dealers. The relationship between the Broker-Dealers and IRET may be terminated by either party at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

WHO MAY INVEST
In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, and Minnesota, and such other states as may be added by a supplement to this Prospectus. In the following states, the following disclaimers apply and the purchaser must satisfy the following investor qualifications imposed by that state:

MINNESOTA

*	Either individually or with a spouse has an annual gross income of at least $60,000 during the previous calendar year, have a net worth of at least $60,000 (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.
*	Either individually or with a spouse have a net worth of at least $225,000 (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.
*	For Iowa residents only: All retirement plan purchases must be for a minimum of $2,500.00.
USE OF PROCEEDS
The net proceeds from the sale of the 1,000,000 shares offered to the public will be added to IRET's operating capital to be used to construct apartment properties in connection with its general business purposes.

The following table sets forth information concerning the projected use of proceeds from the sale of units, assuming that the entire offering of 1,000,000 shares is old. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

Assuming all the offered shares are sold after deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 91.4 percent of the total sale proceeds raised by this offering will be invested by IRET in real property or related investments.

	DOLLARS	PERCENT
GROSS OFFERING PROCEEDS	$8,600,000	100.0%
SELLING COMMISSIONS	(688,000)	8.0%
LEGAL FEES	(7,500)	Less than 1% (.00087)
ADVERTISING, PRINTING AND PROMOTION EXPENSES	(30,000)	Less than 1% (.00347)
REGISTRATION FEES	(10,000)	Less than 1% (.00116)
ACCOUNTING FEES	(1,000)	Less than 1% (.00012)
CASH AVAILABLE FOR CONSTRUCTION OF PROPERTIES	$7,863,500	91.436%

As of the date of this Prospectus, IRET is constructing apartment buildings in Bismarck, ND, and Rochester, MN. These apartments are of a design and type previously constructed by IRET during the past five years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (183 units), Minot, North Dakota (196 units), Billings, Montana (232 units) and Grand Forks, North Dakota (250 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return.

APARTMENTS UNDER CONSTRUCTION
City	Units	Estimated Cost
Bismarck, ND	67	4,500,000
Rochester, MN	219	14,500,000
Total Planned Apartment Construction	286	19,000,000

IRET owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that IRET will successfully complete this construction program.

IRET will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments other than the additions to its portfolio described in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Fiscal Year Ended April 30, 1999", and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 18 month period.

IRET will also derive funds to fund the properties under construction that are described above from the following sources:

*	DEPRECIATION REVENUE
As a "Real Estate Investment Trust" under the Internal Revenue Code, IRET must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by IRET is allowed. In the Fiscal year ended April 30, 1999, this depreciation deduction was $5,966,874. The amount of this depreciation may be used by IRET to acquire addition real estate investments.
*	LOANS
IRET seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest rate payable on the mortgage loan. This "leverage" is essential to producing a satisfactory return to the shareholders of IRET. (No assurance can be given that the income actually earned on real estate investments made by IRET will be higher than the interest rate paid on IRET's mortgage loans.) As of January 31, 2000, the ratio of mortgage liabilities to total Trust real estate assets was $235,550,998 of mortgage liabilities to $368,206,126 of net real estate owned or 64%. Thus, as much as $73,977,634 could be borrowed on the existing portfolio before reaching a debt ratio of 70% (present investment in real estate of $368,206,126, minus mortgages of $235,550,998 equals $132,655,128 divided by 30% = $442,183,760, minus present real estate owned of $368,206,126 equals $73,977,634) (no assurance can be given that this amount of borrowed funds would be available).

*	MARKETABLE SECURITIES/CREDIT LINE
IRET maintains an investment in marketable government insured securities ($2,695,650 as of January 31, 2000) which securities are held in brokerage accounts with Smith Barney. The current policy of said broker is to allow IRET to borrow up to 90% of the market value of these securities for short-term needs. Also, IRET may enter into short-term credit line borrowing agreements with banks if the need arises. (As of the date of this Prospectus, IRET has credit lines of $17,500,000.) No assurance can be given that either of these borrowing arrangements would be available to IRET.
SELECTED FINANCIAL DATA - ANNUAL

Year Ended April 30	1999	1998	1997	1996	1995
Consolidated Income Statement Data			(Restated)
Revenue	$39,927,262	$32,407,545	$23,833,981	$18,659,665	$13,801,123
Operating Income	6,401,676	4,691,198	3,499,443	3,617,807	3,560,318
Gain on Repossession/Sale of Investments	1,947,184	465,499	398,424	994,163	407,512
Minority Interest Portion of Operating Partnership Income	(774,725)	(141,788)	(18)	---	---
Net Income	7,604,135	5,014,909	3,897,879	4,611,970	3,967,830
Balance Sheet Data
Total Real Estate Investments	280,311,442	213,211,369	177,891,168	122,377,909	84,005,635
Total Assets	291,493,294	224,718,514	186,993,943	131,355,638	94,616,744
Shareholders' Equity	85,783,294	68,152,626	59,997,619	50,711,920	37,835,654
Consolidated Per Share Data
Net Income	$ .44	$ .32	$ .28	$ .38	$ .38
Gain of repossession/Sale of Investments	.11	.03	.03	.08	.04
Dividends	.47	.42	.39	.37	.34
Tax Status of Dividend Capital Gain	6.3%	2.9%	21.0%	1.6%	11.0%
Ordinary Income	76.0%	97.1%	79.0%	98.4%	89.0%
Return of Capital	17.7%	0.0%	0.0%	0.0%	0.0%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS

GENERAL
IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970 and is in the business of owning income-producing real estate investments.

On February 1, 1997, IRET restructured itself as an Umbrella Partnership Real Estate Investment Trust (UPREIT). IRET, through its wholly owned subsidiary, IRET, Inc., is the general partner of IRET Properties, a North Dakota limited partnership (the "Operating Partnership"). All business operations for IRET are conducted through the Operating Partnership. No other material change in IRET's business is contemplated at this time.

This discussion and analysis should be read in conjunction with the attached audited financial statements prepared by Brady Martz & Associates, certified public accountants, which firm has served as the auditor for IRET since its inception.

Certain matters included in this discussion are forward-looking statements within the meaning of federal securities laws. Although IRET believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that the expectations expressed will actually be achieved. Many factors may cause actual results to differ materially from IRET's current expectations, including general economic conditions, local real estate conditions, the general level of interest rates and the availability of financing, timely completion and lease up of properties under construction, and various other economic risks inherent in the business of owning and operating investment real estate.

RESULTS OF OPERATIONS
FISCAL YEAR 1999 COMPARED TO FISCAL YEARS 1998 AND 1997

OVERVIEW
A continuation of stable occupancy rates for IRET's apartment communities and good results from newly acquired properties resulted in another year of significant increases in Funds From Operations and earnings for IRET's 29th year, which ended April 30, 1999. Total assets and shareholder equity also increased materially.

FUNDS FROM OPERATIONS
Funds From Operations of the Operating Partnership (taxable income increased by non-cash deductions of real estate asset depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1999 increased to $11,778,502 , compared to $9,447,425  for Fiscal 1998 and $7,144,622  received in Fiscal 1997. On a per share basis, Funds From Operations increased to $.6753 per share from $.6042 in Fiscal 1998 (an increase of 12%) and the $.51 generated in Fiscal 1997. (IRET uses the definition of "Funds From Operations" recommended by the National Association of Real Estate Investment Trusts to mean "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis."

It is emphasized that funds from operations as so calculated and presented does not represent cash flows from operations as defined under generally accepted accounting principles and should not be considered as an alternative to net income as an indication of operating performance or to cash flows as a measure of liquidity or ability to fund all cash needs.) (See the Consolidated Statements of Cash Flows in the Consolidated Financial Statements attached hereto.)  These increases in Funds From Operations resulted primarily from increased revenues from existing and newly acquired rental properties as detailed below.

NET INCOME
The Operating Partnership's income for Fiscal Year 1999 increased to $7,604,135 from the $5,014,909 earned in Fiscal 1998 and the $3,897,849 earned in Fiscal 1997. On a per share basis, net income was $.33 per share in Fiscal 1999, compared to $.29 in Fiscal 1998 and $.25 in Fiscal 1997.

These increases in net income resulted from increased capital gains and rental income, which is detailed below.

REVENUES
Total revenues of the Operating Partnership for Fiscal 1999 were $39,927,262, compared to $32,407,545 in Fiscal 1998 (an increase of 23%) and $23,833,981 in Fiscal 1997. The increase in revenues received during Fiscal 1999 in excess of the prior year revenues was $7,519,717. This increase resulted from:

Rent from 12 properties acquired/completed in Fiscal 1999	$3,182,170
Rent from 7 properties acquired in Fiscal 1998 in excess of that received in Fiscal 1998	3,245,774
An increase in rental income on existing properties	1,081,995
An decrease in rent on Smith Home Furnishing Building (bankruptcy of tenant)	(30,877)
A decrease in rent - properties sold during 1999	(388,091)
A decrease in interest income	429,016
$7,519,717

The increase in revenues received during Fiscal 1998 in excess of that received during Fiscal 1997 was $8,573,564. This increase resulted from:

Rent from 7 properties acquired in Fiscal 1998	$2,658,085
Rent from 11 properties acquired in Fiscal 1997 in excess of that received in Fiscal 1997	5,310,670
An increase in rental income on existing properties	893,976
A increase in rent on Smith Home Furnishing Building (bankruptcy of tenant)	54,021
A decrease in rent - properties sold during 1997	(194,534)
An increase in interest income	429,016
$8,573,564

As shown by the above analysis, the Fiscal 1999 and 1998 increases in revenues resulted primarily from the addition of new real estate properties to the operating partnership's portfolio.

Rents received on properties owned at the beginning of Fiscal 1998 increased by $893,976 (2.2%) in Fiscal 1998 and another $1,081,995 (2.1%) in Fiscal 1999, and the occupancy level for those properties increased from 90% during Fiscal 1997 to 94% in Fiscal 1998 and to 95% in Fiscal 1999. Thus, the new properties acquired during Fiscal Years 1998 and 1999 generated most of the new revenues during the past two years.

CAPITAL GAINS
The Operating Partnership realized capital gain income for Fiscal 1999 of $1,947,184.

This compares to $465,499 of capital gain income recognized in Fiscal 1998 and the $398,424 recognized in Fiscal 1997.

IRET will continue to seek to market several of its older and smaller apartment properties.

NET INCOME
The $2,589,226 increase in net taxable income for Fiscal 1999 over the net income earned in the prior fiscal year resulted from:

An increase in gain from sale of investments	$1,481,685
An increase in net rental income (rents, less utilities, maintenance, taxes, insurance and management)	4,357,772
An increase in rental income on existing properties	429,016
A increase in rent on Smith Home Furnishing Building (bankruptcy of tenant)	(1,622,877)
A decrease in rent - properties sold during 1997	(1,174,967)
An increase in operating expenses and advisory trustee services	(229,897)
An increase in amortization expense	(48,569)
An increase in Minority interest of Operating Partnership Income	(602,937)
$2,589,226

The $1,117,060 increase in net taxable income for Fiscal 1998 over the net income earned in the prior fiscal year resulted from:

An increase in gain from sale of investments	$ 67,075
An increase in net rental income (rents, less utilities, maintenance, taxes, insurance and management)	5,733,442
A decrease in interest income	(148,654)
An increase in interest expense	(2,840,328)
An increase in depreciation expense	(1,207,316)
An increase in operating expenses and advisory trustee services	(299,869)
An increase in amortization expense	(45,520)
An increase in Minority interest of Operating Partnership Income	(141,770)
$1,117,060

RESULTS FROM FULLY STABILIZED PROPERTIES
IRET defines fully stabilized properties as those both owned at the beginning of the prior Fiscal Year AND having completed the rent-up phase (90% occupancy). "Same store" results of these properties for Fiscal 1999 and 1998 were as follows:

	FISCAL 1999	FISCAL 1998	% INCREASE
Scheduled Rent	$28,777,572	$28,237,875	1.91%
Actual Collected Rent	28,501,453	27,230,777	4.67%
Utilities & Maintenance	4,557,793	4,254,657	7.12%
Management	2,361,905	2,204,936	7.12%
Taxes & Insurance	3,009,579	2,912,047	3.35%
Total Operating Expense	$ 9,929,277	$ 9,371,640	5.95%
"Same Store" Net Operating Income	$18,572,176	$17,859,137	3.99%

PROPERTY ACQUISITIONS
The Operating Partnership added $62,455,508 of real estate investments to its portfolio during Fiscal 1999, compared to the $39,014,222 added in the prior year, as detailed below:

FISCAL 1999 PROPERTY ACQUISITIONS

COMMERCIAL
Edgewood Vista, Sioux Falls, SD (Assisted Living)	$ 965,000
Edgewood Vista, Billings, MT (Assisted Living)	$ 965,000
Corner Express, Minot, ND (Convenience Store)	$ 1,190,432
Viromed, Eden Prairie, MN (Office/Laboratory)	$ 4,826,310
Ameritrade Holdings, Omaha, NE (Office)	$ 8,283,977

APARTMENTS
UNITS	COMMUNITY NAME
182	Heritage Manor, Rochester, MN	$7,371,208
64	Westwood Park, Bismarck, ND	2,025,455
67	**Country Meadows II, Billings, MT	1,321,962
60	Clearwater, Boise, ID	3,786,463
67	**Legacy III, Grand Forks, ND	2,260,345
100	Van Mall Woods, Vancouver, WA	6,021,312
27	**The Meadows by IRET, Jamestown, ND	1,502,301
165	Castle Rock, Billings, MT	5,614,223
67	Cottonwood II, Bismarck, ND	4,645,444
204	Ivy Club, Vancouver, WA	11,676,076
1,003		$62,455,408

** Property not in service on 4/30/99. Additional costs to be incurred.

FISCAL 1998 PROPERTY ACQUISITIONS

COMMERCIAL
Edgewood Vista, East Grand Forks MN (Assisted Living)	$ 892,500
Edgewood Vista, Minot, ND (Assisted Living)	$6,191,410

APARTMENTS
UNITS	COMMUNITY NAME
125	Jenner Properties - Grand Forks (90), Devils Lake (18) & Dickinson (17), ND	$ 2,350,000
108	Kirkwood Manor - Bismarck, ND	3,175,000
248	Magic City Realty Portfolio	5,270,000
67	Country Meadows - Billings, MT	4,496,134
122	Park East Apartments - Fargo, ND	4,900,000
**67	Legacy Apartments (Phase II) - Grand Forks, ND	3,489,937
67	Cottonwood Apartments - Bismarck, ND	4,522,347
64	Chateau Apartments - Minot, ND	2,364,090
*67	Cottonwood Apartment (Phase II) - Bismarck, ND	1,362,804
935	Total	$39,014,222

                        *Property not placed in service at April 30, 1998
                          Additional costs are still to be incurred.
                        **Represents costs to complete a project started in year ended April 30, 1997.

PROPERTY DISPOSITIONS
Real estate assets sold by the Operating Partnership during Fiscal 1998 and 1999 were as follows:

PROPERTY SOLD	SALES PRICE	BOOK VALUE & SALES COSTS	GAIN
(Fiscal 1999)
Fairfield Apts., Marshall, MN	$ 466,000	$ 385,878	$ 80,122
Superpumper, Emerado, ND	$ 297,000	$ 138,854	$ 158,146
Bison Apts., Jamestown, ND	$1,760,000	$ 418,101	$1,341,899

Park Place Apts., Waseca, MN	$ 960,000	$ 593,983	$ 366,017
Installment Sale			1,000
$1,947,184
(Fiscal 1998)
Scottsbluff Apts., Scottsbluff, NE	$ 940,000	$ 613,862	$ 326,138
Superpumper Bottineau, ND	$ 330,000	$ 246,421	$ 83,579
Superpumper New Town, ND	$ 250,000	$ 224,486	$ 25,414
$ 30,365
Installment & Misc. Sales			$ 465,496

DIVIDENDS
The following dividends were paid during Fiscal Years 1997, 1998 and 1999:

DATE	1997	1998	1999
July 1	$.0975	$.10125	$.11
October 1,	$.095	$.1030	$.115
January 15, (16th)	$.0975	$.105	$.12
April 1, 1999	$.10	$.107	$.1225
	$.39	$.41625	$.4675

The Fiscal 1999 dividends increased 12.3% over the dividends paid during Fiscal Year 1998 and 19.9% over Fiscal 1997.

The following is a comparison of dividends paid during the past five fiscal years to Funds From Operations (as defined above):

ITEM	Fiscal 1999	Fiscal 1998	Fiscal 1997	Fiscal 1996	Fiscal 1995 (Restated)
Net Income (GAAP)	$7,604,135	$5,014,909	$3,897,849	$4,611,970	$3,967,830
Adjustments Gain from Property Sales	(1,947,184)	(465,499)	(398,424)	(994,163)	(407,512)
Operating Income	$ 5,656,951	$4,549,410	$3,499,425	$3,617,807	$3,560,318
Plus Depreciation	5,966,874	4,791,907	3,584,591	2,261,724	1,767,294
Plus Amortization	$ 154,677	106,108	60,588	97,900	20,659
Funds from Operations	$11,778,502	$ 9,447,425	$7,144,604	$5,977,431	$5,348,271
Dividends Paid	$ 8,193,538	$ 6,518,627	$5,508,689	$4,439,034	$3,660,986
	$ 3,584,964	$ 2,928,798	$1,635,915	$1,538,397	$1,687,285

Management expects that the Funds From Operations (as defined above) will continue to improve during Fiscal 2000 and will continue to exceed dividends paid in the coming year.

LIQUIDITY AND CAPITAL RESOURCES
Important investment and financing events in Fiscal 1999 were:

*	The net proceeds from sale of Shares of Beneficial Interest under Best Efforts offerings were $18,387,260;
*	An additional $6,485,927 of equity capital was contributed to the Operating Partnership in UPREIT transactions for a total increase of equity capital of $24,873,187;
*	Five property loans were refinanced at a lower interest rate than the old loans. The new loans totaled $11,400,000. The payoff of the old loans was $8,737,840, resulting in refinancing proceeds of $2,662,110. At 4-30-99, the weighted interest rate on the $175,071,069 of mortgage indebtedness owed by IRET was 7.12%.
*	Nearly $65,000,000 of new real estate investments were acquired by the Operating Partnership. IRET's financial condition at the end of Fiscal 1999 continued at the very strong level of its prior fiscal year.
*	IRET's shareholder equity increased to $85,783,294 from $68,152,626 on April 30, 1998, a gain of $17,630,668 (26%). Equity capital on April 30, 1997 was $59,997,619. These increases result from the sale of Shares of Beneficial Interest and the reinvestment of dividends in new shares.
*	Liabilities of the Operating Partnership increased to $191,229,475 from $148,276,615 on April 30, 1998. IRET's liabilities on April 30, 1997, were $126,995,322.

*	Total assets of the Operating Partnership increased to $291,493,311 from $224,718,514 on April 30, 1998. Total assets on April 30, 1997, were $186,993,943.
*	Cash and marketable securities were $7,412,236 compared to the year earlier figure of $6,389,446 and $6,457,182 on April 30, 1997.
*	In addition to its cash and marketable securities, IRET Properties has unsecured line of credit agreements with First International Bank & Trust, Bremer Bank and First Western Bank & Trust, all of Minot, North Dakota, of $11,500,000, none of which was in use on April 30, 1999.
IMPACT OF INFLATION
The costs of utilities and other rental expenses continue to increase, but in most areas, IRET has been able to increase rental income sufficiently to cover inflationary increases in rental expense. Increases in rental income are not precluded by long-term lease obligations except for a few commercial properties subject to long-term net lease agreements. Thus, as market conditions allow, rents will be increased to cover inflationary expenses and to provide a better return to IRET.

ECONOMIC CONDITIONS
Fiscal 1999 saw continued stable economic conditions in the northern plains states in which IRET operates. Occupancy rates for residential properties increased slightly from the year earlier level. However, the current economic outlook for much of IRET's trade area is guarded due to a depressed farm economy. Continued low commodity prices and uncertain weather will impact IRET's operating results.

YEAR 2000 COSTS
IRET has requested its principal vendors to inform it of any anticipated problems associated with the Year 2000 issue for computer hardware and software. IRET itself does not own or operate computer systems and will have no direct costs to up-date such systems. However, IRET could be impacted by computer failures of its third-party vendors. IRET has been informed by these service providers (including its Advisor - Odell-Wentz & Associates, LLC) that computer systems are now Year 2000 compliant. IRET does not anticipate that the Year 2000 problem will have any material cost to it.

FINANCIAL RESULTS FOR NINE MONTH PERIOD
ENDED JANUARY 31, 2000

RESULTS FROM OPERATIONS
IRET's operating results through the third quarter of Fiscal 2000 continued to exceed the level expected at the beginning of the year. The addition of new properties to our real estate portfolio was responsible for most of the improvement aided by stable occupancy rates, rent increases and capital gains from real estate sales which, together, resulted in record levels of
Funds from Operations and Net Income.

FUNDS FROM OPERATIONS
Funds from Operations for the third quarter of Fiscal 2000 increased to $4,241,431 from the year earlier figure of $3,132,268, an increase of $1,109,163 or 35%. On a per share basis, Funds from Operations for the third quarter were $.20 compared to the $.18 per share earned in the same period of Fiscal 1999, an increase of 11%. For the first nine months of Fiscal 2000, Funds from Operations increased to $11,448,296 from the year earlier figure of $8,689,640, an increase of $2,758,656 (32%). Per share results were $.56 per share, versus the year earlier amount of $.50 per share, an increase of 12%. This increase in Funds from Operations resulted primarily from increased rental income ($37,216,450 versus $28,359,059) caused by the addition of new rental properties to our portfolio, lower utility costs due to the mild winter, acceptable occupancy rates and modest increase in rents.

NET INCOME
For the third quarter, net income was $2,021,840 compared to $1,654,228 in the prior year, an improvement of $367,612. For the nine month period, net income was $7,264,301, compared to $6,028,621 in the prior year.

OPERATIONS
Our investment portfolio is performing very well. We anticipate a continued strong performance from our investment portfolio during the remainder of the current fiscal year. Overall, occupancy rates continue at a satisfactory level with above-normal occupancy rates in our Minnesota apartment properties and below normal rates in Montana and Kansas. The recent increase in interest rates will not have a material impact because nearly all of our loans have 10-year fixed interest rates. The mild winter has reduced utility expenses. The new properties that we are acquiring will, in our judgment, enhance the future financial results of IRET.

ACQUISITIONS
The following properties were purchased or completed and added to our portfolio during the third quarter and are producing income:

COST
67-unit Apartment Complex with underground parking - Grand Forks, ND	$ 6,716,963
East Grand Forks Convenience Store/Retail Rental - East Grand Forks, MN	1,385,315
74,500 sq. ft. Office Building - Eden Prairie, MN	4,921,181
OPUS Office/Warehouse Properties - Eagan & Plymouth, MN	13,905,839
Total Acquisitions	$26,929,298

PENDING ACQUISITIONS
The following are under construction or under purchase contract:

COST

73-unit Apartment Community & Community Center (Phase I of the 219-unit Trail Ridge on 41st by IRET) - Rochester, MN	6,000,000
67-unit Apartment Building (Cottonwood III Apartments) - Bismarck, ND	4,200,000

IRET has entered into purchase agreements for the following properties:

Edgewood Vista Care Units - Norfolk, NE, Kalispell, MT, Hastings, NE, and Omaha, NE	1,900,000
Conseco Financial Office Building - Rapid City, SD	6,850,000
100,000 sq. ft. Medical Office Buildings - Master leased by Healthcare East, Maplewood and Woodbury, MN	21,700,000
Total Pending Acquisitions	$40,650,000

FINANCIAL CONDITION
IRET continues in a strong financial position. On January 31, 2000, cash and marketable securities totaled $11,047,847, compared to the $7,412,236 on hand at the beginning of the current fiscal year. Total assets were $389,605,800, compared to $291,493,311 at the beginning of the fiscal year. During the nine month period, liabilities have increased to $251,232,306, from the beginning figure of $191,229,475. Shareholder's equity increased to $107,329,750 from $85,783,294 on April 30, 1999.

INCREASED DIVIDEND
IRET paid a regular dividend of 13 cents per share on April 1, 2000, to shareholders of record at the close of business on March 17, 2000. This was an increase from the 12.8 cents per share dividend paid on January 3, 2000, and was the 115th consecutive quarterly dividend paid by IRET.

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF IRET
Investors Real Estate Trust is a registered real estate investment trust organized and governed under the laws of North Dakota. IRET has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code during all years of its existence.

GOVERNING INSTRUMENTS OF IRET
IRET was organized on July 31, 1970. IRET will continue, unless sooner terminated by a majority vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 64 years of age. The existence of IRET may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares. IRET has 9 Trustees.

INDEPENDENT TRUSTEES
IRET adheres to NASAA guidelines requiring a majority of the Board to be composed of independent Trustees. The Glossary at the end of this document defines independent Trustee. Pursuant to NASAA guidelines, IRET considers the following Trustees as independent:

John F. Decker has served as an independent Trustee since August 18, 1998. Mr. Decker is an Investment Advisor and Managing Director with Piper, Jaffray, Inc., and resides in Everett, Washington.

Daniel L. Feist has served as an independent Trustee since 1985. Mr. Feist is a general contractor and President of Feist Construction and Realty Inc. Mr. Feist is a former Director of First Bank - Minot, N.A., and N.D. Holdings, Inc., of Minot, ND. Mr. Feist has over 25 years experience dealing with multi-family and commercial real property.

Patrick G. Jones has served as an independent Trustee since 1986. He is the former Manager and Director of the Minot Daily News as well as former President of Central Venture Capital, Inc. Mr. Jones is an active investor. Mr. Jones has over 25 years experience dealing with multi-family and commercial real property.

Jeffrey L. Miller has served as an independent Trustee since 1985. He is the former President of Coca-Cola Bottling Co. of Minot. He is currently President of M & S Concessions, Inc. Mr. Miller is a former Director of First Bank - Minot, N.A. Mr. Miller has over 25 years experience dealing with multi-family and commercial real property.

Stephen L. Stenehjem has served as an independent Trustee since 1999. He is the President and Chief Executive Officer of Watford City BancShares, Inc.; owner of First International Insurance and President and Chairman of First International Bank, Watford City, North Dakota.

IRET considers the following Trustees as not independent:

C. Morris Anderson has served as a Trustee since 1970. He was a partner and founder of Magic City Realty, Ltd., the owner of rental properties now owned by IRET. He is also the President of North Hill Bowl, Inc., a business operating a bowling alley, restaurant and lounge in Minot. Mr. Anderson is a Director of International Inn, Inc., and Norwest Bank - Minot, N.A. Mr. Anderson has over 25 years experience dealing with multi-family and commercial real property.

Timothy P. Mihalick has served as a Trustee since 1999. He is a Vice President and Chief Operating Officer of IRET and its Advisor - Odell-Wentz & Associates, L.L.C.

Thomas A. Wentz, Jr., has served as a Trustee since 1996. He is a Vice President and General Counsel of IRET.  Until December 31, 1999, Mr. Wentz was a partner in IRET's legal counsel, Pringle & Herigstad, P.C. Mr. Wentz is the general partner of WENCO, a North Dakota Limited Partnership, which owns commercial, multi-family and farm real estate.

SHAREHOLDER MEETINGS
The governing provisions of IRET require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of August. All shareholders shall be given not less than 30 days prior written notice.

Special meetings of the shareholders may be called by the chief executive officer, by a majority of the trustees or by a majority of the Independent Trustees, and shall be called by an officer of IRET upon written request of the shareholders holding in the aggregate of not less than 10% of the outstanding shares of IRET entitled to vote at such meeting.

Upon receipt of a written request, either in person or by mail, stating the purpose or purposes of the meeting, IRET shall provide all shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to shareholders. The holders of a majority of shares in IRET, present in person or by proxy, shall constitute a quorum at any meeting.

STRUCTURE OF IRET

IRET carries on its activities directly and through subsidiaries and an Operating Partnership. IRET Properties, a North Dakota Limited Partnership, was organized on January 31, 1997, and, since February 1, 1997, is the principle entity through which IRET operates. All assets (except for Qualified REIT Subsidiaries) and liabilities of IRET have been contributed to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. IRET, INC., a North Dakota corporation, and a wholly owned subsidiary of IRET acts as the general partner of the Operating Partnership. As the sole shareholder of IRET, INC., which in turn is the sole general partner of the Operating Partnership, IRET has the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership, subject to certain limitations contained in the Operating Partnership Agreement. See "Operating Partnership Agreement."

IRET's interest in the Operating Partnership will entitle it to receive all quarterly or yearly cash distributions from the Operating Partnership and to be allocated its pro-rata share of the profits and losses of the Operating Partnership. IRET owned approximately 83% of the Operating Partnership as of March 31, 2000. It is expected that the Operating Partnership will merge with other partnerships or acquire real estate from other persons in exchange for limited partnership units. When certain properties were acquired by IRET, the lender financing the properties required, as a condition of the loan, that the properties be owned by a "single asset entity." Accordingly, IRET has organized two wholly owned subsidiary corporations and IRET Properties has organized several limited partnerships for the purpose of holding title to these investment properties in order to comply with the conditions of the lender. All financial statements of these subsidiaries are consolidated into the financial statements of IRET.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of IRET's policy as it pertains to the described activities.

TO ISSUE SENIOR SECURITIES
IRET has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 6 1/2% for 6 months; 7% for 1 year; 7 1/2% for 3 years and 8% for 5 years). In the event of dissolution of IRET, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of January 31, 2000, the Investment Certificates outstanding totaled $10,440,650. The Trust does not plan on issuing other senior securities in the future.

TO BORROW MONEY
IRET plans to continue to borrow money. IRET relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. IRET intends to continue borrowing funds in the future. Over the past three fiscal years, IRET has borrowed funds as follows:

Over the past three fiscal years, IRET has borrowed funds as follows:

	Fiscal 1999	Fiscal 1998	Fiscal 1997

Cost of Property Acquired	$62,455,508	$39,014,223	$59,377,674
Net Increase in Mortgages Payable	$41,011,095	$18,325,028	$44,035,887
Percent of Acquisition Price Represented by Net Increase in Mortgages Payable	66%	47%	74%

TO MAKE LOANS TO OTHER PERSONS
As part of IRET's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

IRET has no present plans to make additional loans of Trust funds, but may do so in the future.

IRET had the following outstanding mortgage loans at the end of its most recent Fiscal Year:

MORTGAGE LOANS RECEIVABLE

Location	Real Estate Security	4/30/99 Balance	Rate
FARGO, ND Great Plains Software	Office Complex	$9,185,758	9.5%
GILBERT, AZ NE1/4-27-2-6	Commercial Land	742,811	8.0%
OTHER MORTGAGES
Over $100,000		$ 294,968	8-9%
$20,000 to $99,999		387,895	8-9%
Less than $20,000		109,782	7-9%
	TOTAL	$10,721,214

	Unearned Discounts	(1,898)
	Allowance for Losses	(120,314)
	Deferred Gain	(1,000)
		$10,598,002

TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL
Other than the formation of its Operating Partnership - IRET Properties - and its three Qualified REIT Subsidiaries, IRET has not invested in the securities of other issuers for the purpose of exercising control over such issuer and has no plans to do so. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS
IRET has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS
IRET has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY
Commencing on February 1, 1997, IRET operates principally through IRET Properties, a North Dakota Limited Partnership, of which IRET is the sole general partner. Such a structure allows IRET to offer Limited Partnership Units in exchange for real estate. IRET currently has plans to offer Limited Partnership Units in exchange for real estate on a continuous and ongoing basis. All exchanges shall be subject to approval by the Board of Trustees on such terms and conditions which are deemed reasonable by the trustees.

TO REPURCHASE OR OTHERWISE RE-ACQUIRE ITS SHARES OR OTHER SECURITIES
As a "real estate investment trust" under federal income tax laws, IRET intends to invest only in real estate assets. IRET is authorized, but not obligated, to repurchase its own shares and has and may do so from time to time if the trustees deem such action to be appropriate. See "Determination of Offering Price."

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS
IRET is required to provide an annual report to shareholders during the month of July. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. IRET has a policy of providing quarterly reports to the shareholders during January, April, July and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE
IRET currently owns real estate located in 13 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

IRET may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except IRET may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating IRET's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning IRET's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. IRET will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for IRET must not exceed 80%. As of April 30, 1999, the ratio of total liabilities ($191,229,475) to total assets ($291,493,311) was 65.6%.

It is not IRET's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of IRET to acquire assets primarily for income.

IRET has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGES
While IRET has made mortgage loans in the past, it is the current policy of IRET not to make any further mortgage loans.

Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES
IRET has purchased and now owns United States guaranteed obligations and shares of five other real estate investment trusts. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES
IRET owns shares in five publicly traded REITs, acquired at a cost of $558,550. No other purchases of such securities are contemplated at this time.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

DESCRIPTION OF REAL ESTATE

IRET owned the following properties as of April 30, 1999:

COMMERCIAL PROPERTIES

GEORGIA	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Lithia Springs
Wedgewood Retirement Center	29,408	$ 3,971,878	100.00%
Georgia Total	29,408	$ 3,971,878	100.00%

IDAHO	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Boise
America's Best Furniture	69,599	$ 5,792,182	28.75%
Idaho Total	69,599	$ 5,792,182	28.75%

MICHIGAN	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Kentwood
Comp USA	16,000	$ 2,113,574	100.00%
Michigan Total	16,000	$ 2,113,574	100.00%

MINNESOTA	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

East Grand Forks
Edgewood Vista	10,778	$ 899,821	100.00%
Eden Prairie
Lindberg Building	40,941	1,455,789	100.00%
ViroMed	48,700	4,863,634	N/A
Moorhead
Pioneer Seed Company	75,900	653,876	100.00%
Minnesota Total	176,319	$ 7,873,122	100.00%

MONTANA	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Billings
Creekside Office Park	37,318	$ 1,684,918	88.18%
Edgewood Vista	11,971	980,218	100.00%
Missoula
Edgewood Vista	10,314	962,428	100.00%
Montana Total	59,603	$ 3,627,565	92.05%

NEBRASKA	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Omaha
Ameritrade Headquarters	73,774	$ 8,283,977	100.00%
Barnes & Noble	27,500	3,699,101	100.00%
Nebraska Total	101,274	$ 11,983,078	100.00%

NORTH DAKOTA	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Bismarck
Lester Chiropractic Clinic	5,400	$ 268,917	100.00%
Fargo
Barnes & Noble	30,000	3,292,012	100.00%
Perco	18,000	1,278,934	100.00%
Stone Container	151,850	4,998,485	100.00%
Great Plains Campus Facility	121,600	408,700	n/a
Grand Forks
Carmike Theatre	28,300	2,545,737	100.00%
Minot
114 South Main Street	3,500	111,940	83.33%
1st Avenue Building	15,900	838,837	73.61%
401 South Main	9,200	609,119	62.62%
Arrowhead Shopping Center	80,000	2,831,164	98.80%
Corner Express C-Store	4,674	1,196,342	100.00%
Edgewood Vista	97,821	6,275,931	100.00%
408 1st Street	2,000	46,907	100.00%
Minot Plaza	10,020	509,079	98.79%
North Dakota Total
	578,265	$25,212,104	97.86%

SOUTH DAKOTA	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Sioux Falls
Edgewood Vista	11,971	$ 974,739	100.00%
Hutchinson Technology	94,176	4,429,026	100.00%
South Dakota Total	106,147	$ 5,403,765	100.00%

OTHER COMMERCIAL PROPERTY	SQ. FT.	INVESTMENT	FISCAL 1999 OCCUPANCY

Superpumper Convenience Store
(4 Locations)	22,500	$ 1,273,596	100.00%
Other Commercial Property Total	22,500	1,273,596	100.00%

TOTAL COMMERCIAL PROPERTY	1,228,714	$67,250,863	96.54%

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APARTMENT COMMUNITIES BY IRET

COLORADO	UNITS	INVESTMENT	FISCAL 1999 OCCUPANCY

Colorado Springs
Neighborhood	192	$ 11,097,183	95.87%
Ft. Collins
MiraMont	210	14,285,175	97.80%
Pine Cone	195	13,216,920	94.20%
Colorado Total	597	$ 38,599,278	96.03%

IDAHO	UNITS	INVESTMENT	FISCAL 1999 OCCUPANCY

Boise
Clearwater	60	$ 3,822,199	N/A
Idaho Total	60	$ 3,822,199	N/A

MINNESOTA	UNITS	INVESTMENT	FISCAL 1999 OCCUPANCY

Moorhead
Terrace on the Green	116	$ 2,044,286	96.08%
Rochester
Woodridge	108	6,534,011	99.69%
Heritage Manor	182	7,421,977	N/A
IBM Land	---	11,871	N/A
St. Cloud
West Stonehill	313	11,492,684	99.02%
Park Meadows	360	11,141,014	95.04%
Minnesota Total	1,079	$ 38,645,843	98.06%

MONTANA	UNITS	INVESTMENT	FISCAL 1999 OCCUPANCY

Billings
Castle Rock	165	$ 5,673,197	N/A
Country Meadows	134	6,157,497	98.97%
Rocky Meadows	98	6,672,694	96.54%
Montana Total	330	$ 18,503,389	97.12%

NORTH DAKOTA	UNITS	INVESTMENT	FISCAL 1999 OCCUPANCY

Bismarck
Cottonwood Lake	134	$ 9,961,391	83.59%
Crestview	152	4,799,607	90.40%
Hill Park	92	3,024,159	91.85%
Kirkwood Manor	108	3,587,282	93.48%
North Pointe	49	2,403,175	94.41%
Pleasantview	18	289,671	95.99%
Westwood Park	64	2,127,861	N/A
Dickinson
41 East	38	434,579	80.04%
Century	120	2,124,281	89.96%
Oak Manor	27	350,484	98.23%
Fargo
Candlelight	44	899,092	98.77%
Park East	122	4,951,327	97.06%
Sunchase	36	1,020,291	95.23%
Grand Forks
Forest Park Estates	270	7,120,900	96.16%
Jenner Properties	121	2,513,168	90.00%
Legacy	183	13,818,179	99.54%
Southwinds	164	5,712,354	97.18%
Minot
Chateau	64	2,406,110	92.48%
Colton Heights	18	926,045	95.48%
Dakota Arms	18	614,752	97.42%
Magic City	248	5,428,774	94.17%
South Pointe	196	10,295,666	96.95%
Southview	24	713,128	86.02%
Virginia	15	231,163	79.56%
Williston
Century	192	3,909,583	78.95%
Other Communities
Beulah Condominiums	26	471,449	49.26%
The Meadows - Jamestown	n/a	1,954,986	N/A
Bison Properties - Carrington & Cooperstown	35	569,783	93.97%
Lonetree Manor - Harvey	12	225,709	86.07%
Parkway Apartments - Beulah	36	122,058	56.08%
Sweetwater Properties - Devils Lake & Grafton	114	1,838,691	84.09%
North Dakota Total	2,740	$ 94,845,697	92.67%

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SOUTH DAKOTA	UNITS	INVESTMENT	FISCAL 1999 OCCUPANCY

Rapid City
Pointe West	90	$ 3,957,341	90.55%
Sioux Falls
Oakwood Estates	160	5,493,266	93.53%
Oxbow	120	4,989,273	99.44%
Prairie Winds	48	1,987,675	96.80%
South Dakota Total	418	$ 16,427,555	95.07%

WASHINGTON	UNITS	INVESTMENT	FISCAL 1999 OCCUPANCY

Vancouver
Ivy Club	204	$ 11,696,668	N/A
Van Mall Woods	100	6,034,347	N/A
Washington Total	304	$ 17,731,015	N/A

TOTAL APARTMENT COMMUNITIES	5,528	$ 228,574,976	94.79%

    N/A = property held less than 12 months

FISCAL YEAR 2000 PROPERTY SALES & ACQUISITIONS

During the first nine months of it's Fiscal Year 2000, IRET made the following changes to it's real estate investment portfolio:

PROPERTY SALES

PROPERTY	SALES PRICE	SALES COSTS & DEPRECIATED COSTS	GAIN

94,176 sq. ft. Hutchinson Tech Bldg., Sioux Falls, SD	$5,200,00	$4,090,997	$1,109,003
Sweetwater Apts. (24 units), Devils Lake, ND	480,000	114,696	335,304
18-unit Pleasantville Apts., Mandan, ND	325,000	249,388	75,612
4 Superpumper Convenience Stores	1,272,000	$1,014,105	257,895

TOTAL GAIN			$1,777,814

PROPERTY ACQUISITIONS

COST

78-Unit Rimrock West Apartment complex, Billings, MT	$3,750,000
3 12-Unit Alzheimer Care facilities located in Belgrade, MT, Columbus Island, NE, and Grand Island, NE	1,400,000
168-Unit Valley Manor Apartment Complex, Grand Forks, ND	4,430,767
118,397 sq. ft. Maplewood Square retail center (Best Buy & Rainbow Foods as anchor tenants), Rochester, MN	11,800,000
Great Plains Software Home Office, 121,600 sq. ft. - Fargo, ND	15,365,154
67-unit Country Meadows II Apt. Community - Billings, MT	4,273,942
27-unit apartment Complex (The Meadows by IRET) - Jamestown, ND	1,540,302
264-unit Thomasbrook Apartment Complex - Lincoln, NE	9,484,008
220-unit Crown Colony Apartment Complex - Topeka, KS	10,575,761
300-unit Sherwood Apartment Complex - Topeka, KS	15,834,170
67-unit Apartment Complex - Grand Forks, ND	6,716,963
East Grand Forks Convenience Store - East Grand Forks, MN	1,385,315
74,500 sq. ft. Office Building - Eden Prairie, MN	4,921,181
OPUS Office/Warehouse Properties - Eagan & Plymouth, MN	13,905,839
TOTAL ACQUISITIONS	$105,383,402

TITLE
The title to all of the above properties is in the name of IRET Properties, IRET or a wholly owned subsidiary, in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE
In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS
There are no plans for material improvements to any of the above properties.

OCCUPANCY AND LEASES
Occupancy rates shown above are for the twelve months ended April 30, 1999. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years.

SHARES AVAILABLE FOR FUTURE SALE

Under its Restated Declaration of Trust, IRET is authorized to issue an unlimited number of its shares of Beneficial Interest.  See "Description of Shares of Beneficial Interest."

The shares of Beneficial Interest issued in connection with this offering and six prior registrations of shares of Beneficial Interest will be freely tradable by persons other than "affiliates" of IRET without restriction under the Securities Act of 1933, as amended, subject to certain limitations on ownership set forth in the Restated Declaration of Trust. See "Description of IRET's Securities Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) will have exchange rights which, beginning one year after the acquisition of such limited partnership units, enabling them to cause the operating partnership to exchange their limited partnership units for cash or, at the option of the General Partner, Trust shares of Beneficial Interest on a one-for-one basis. Shares of Beneficial Interest of IRET, other than those issued under this registration and the prior registrations which were effective July 9, 1996, March 14, 1997, December 15, 1998, June 4, 1999, September 1, 1999, and December 14, 1999, respectively, will be "restricted" securities under the meaning of Rule 144 of the Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted securities from IRET or any "affiliate"; of IRET, as that term is defined under the Securities Act of 1933, the acquiror or subsequent holder thereof is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Beneficial Interest or the average weekly trading volume of the shares of Beneficial Interest during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about IRET. If three years have elapsed since the date of acquisition of restricted shares from IRET or from any affiliate of IRET and the holder thereof is deemed not to have been an affiliate of IRET at any time during the three months preceding a sale, such holder would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

IRET has agreed under the Operating Partnership Agreement that it will file with the Securities and Exchange Commission a shelf registration on Form S-3 under Rule 415 of the Securities Act or any similar rule adopted by the Commission with respect to any Trust shares of Beneficial Interest that may be issued upon exchange of limited partnership units in the operating partnership, pursuant to Section 8.06 of the Operating Partnership Agreement and to use its best efforts to have such registration statement declared effective under the Securities Act of 1933.

No prediction can be made as to the effect, if any, that future sales of shares of Beneficial Interest, or the availability of such shares for future sale, will have on the market price of the shares of Beneficial Interest prevailing from time to time. Sales of substantial amounts of shares of Beneficial Interest, or the perception that such sales could occur, may adversely affect prevailing market prices of such shares. See "Risk Factors - Liquidity."

OPERATING PARTNERSHIP AGREEMENT

The following summary of the material terms of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT
The Operating Partnership has been organized as a North Dakota limited partnership pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement";). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than fifty percent (50%) of the Units held by such partners.

TRANSFERABILITY OF INTERESTS
The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partners contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

The Company may not engage in any transaction resulting in a change of control ("Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of Shares of Beneficial Interest into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Share of Beneficial Interest in consideration of one such Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares of Beneficial Interest, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received Shares of Beneficial Interest in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

Notwithstanding the foregoing paragraph, IRET may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by IRET, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonable determined by IRET, equal to the agreed value of the assets so contributed.

In respect of any Transaction described in the preceding two paragraphs, IRET is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION
All assets of IRET (except its Qualified REIT Subsidiaries) will be held by the Operating Partnership, including the proceeds of this Offering. Although the Operating Partnership will receive the net proceeds of the Offering, IRET and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the expenses paid or incurred in connection with the Offering. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or IRET may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or IRET's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if IRET (i) has concluded in good faith that such issuance is in the best interest of IRET and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause IRET to contribute the proceeds of a share offering by IRET as additional capital to the Operating Partnership. Upon such contribution, the General Partner or IRET, as applicable, will receive additional Units and the General Partner's or IRET's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or IRET. In addition, if the General Partner or IRET contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS
Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Shares of Beneficial Interest on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Shares of Beneficial Interest to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Shares of Beneficial Interest in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of IRET being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in IRET being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause IRET to own, actually or constructively, 10% or more of the ownership interest in a tenant of IRET's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares of Beneficial Interest by such redeeming Limited Partner to be "integrated" with any other distribution of Shares of  Beneficial Interest for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after the first anniversary of the date of their acquisition, provided that not more than two exchanges may occur during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership." The number of Shares of Beneficial Interest issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS
For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS
The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable IRET to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly  traded partnership" for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of IRET and the General Partner (collectively, the "Trust Expenses") and IRET Expenses will be treated as expenses of the Operating Partnership. IRET Expenses generally will  include (i) all expenses relating to the operation and continuity of existence of IRET and the General Partner, (ii) all expenses relating to the public offering and registration of securities by IRET, (iii) all expenses associated with the preparation and filing of any periodic reports by IRET under federal, state or local laws or regulations, (iv) all expenses associated with compliance by IRET and the General Partner with laws, rules and regulations promulgated by any  regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS
The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations  (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General  Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If IRET has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS
Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in  accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM
The Operating Partnership shall continue until April 30, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by IRET, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY
The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by IRET to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of IRET's shareholders.

TAX MATTERS
Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

TAX TREATMENT OF IRET AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX
Since its organization, IRET has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.

To be considered a real estate investment trust for purposes of the Federal income tax laws, IRET must continue to meet the following requirements, among others:

(1)	At the end of each fiscal quarter at least 75% of the total assets of IRET must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of IRET, the securities of any one issuer acquired by IRET may not represent more than 5% of the value of IRET's assets or more than 10% of the outstanding voting securities of such issuer.
(2)	At least 75% of the gross income of IRET for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of IRET must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.
(3)	Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. IRET may not hold any property primarily for sale to customers in the ordinary course of its trade or business.
(4)	Beneficial ownership of IRET must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

As a real estate investment trust, IRET will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 90% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation at corporate income tax rates. IRET will not be entitled to carry back or carry forward any net operating losses.

So long as IRET has met the statutory requirements for taxation as a real estate investment trust, distributions made to IRET's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. IRET will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of IRET, whether ordinary or capital losses.

If, in any taxable year, IRET should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by IRET in computing its taxable income. Such distributions, to the extent made out of IRET's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of IRET, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for IRET, the contemplated method of operation of IRET complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of IRET, the conduct of its affairs and, with certain limitations, the management and disposition of IRET property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for IRET to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX
In the opinion of counsel for IRET, since IRET qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation for North Dakota income tax purposes. IRET will not be entitled to carry back or carry forward any net operating losses. Distributions to IRET shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF IRET'S SHAREHOLDERS
If IRET qualifies as a REIT, and so long as IRET so qualifies, distributions made to IRET's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed IRET's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. IRET will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by IRET in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by IRET and received by the shareholder on December 31 of such year, despite that the dividend is actually paid by IRET during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of IRET.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from IRET required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS
The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from IRET should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in IRET will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in IRET. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by the beneficiaries of IRET (rather than by IRET itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS
The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in IRET. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the shares could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING
IRET will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide IRET with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, IRET may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to IRET.

STATE AND LOCAL TAXES
IRET or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which IRET's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS
In the event IRET enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of IRET and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if IRET's ownership interest in the joint venture exceeds 10%, IRET would cease to qualify as a REIT. Furthermore, in such a situation even if IRET ownership does not exceed 10%, distributions from the joint venture to IRET would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for IRET to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by IRET would not qualify as a "real estate asset" which could make it more difficult for IRET to meet the 75% asset test described above. Finally, in such a situation IRET would not be able to deduct its share of losses generated by the joint venture in computing its taxable income. See "Failure of IRET to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of IRET's failure to meet such tests for a taxable year. IRET will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

TAX ASPECTS OF THE OPERATING PARTNERSHIP
The following discussion summarizes certain federal income tax considerations applicable to IRET's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP
IRET will include in its income its distributive share of the Operating Partnership's income and deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax."

The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (I.E., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. At the date of this Prospectus, the Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

IRET has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Pringle & Herigstad, P.C., is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership and, thus, will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Pringle & Herigstad, P.C., is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason the Operating Partnership was taxable as a corporation, rather than a partnership, for federal income tax purposes, IRET would not be able to qualify as a REIT. See "Federal Income Tax Considerations." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case IRET might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE
OPERATING PARTNERSHIP AND ITS PARTNERS

PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX
A partnership is not a taxable entity for federal income tax purposes. Rather, IRET will be required to take into account is allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of IRET, without regard to whether IRET has received or will receive any distribution from the Partnership.

PARTNERSHIP ALLOCATIONS
Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section704(b) of the Code and the Treasury Regulations promulgated thereunder.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTY
Pursuant to section 704(c) of the Code, income, gain, loss, and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in IRET receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership by a Limited Partner in exchange for Units will be specially allocated to such member to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that IRET (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to IRET if such Properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to IRET as a result of such sale.

These allocations may cause IRET to recognize taxable income in excess of cash proceeds, which might adversely affect IRET's ability to comply with the REIT distribution requirements, although IRET does not anticipate that this event will occur. The foregoing principles also will affect the calculation of IRET's earnings and profits for purposes of determining which portion of IRET's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of IRET's distributions being taxed as a dividend than would have occurred had IRET purchased the Properties for cash.

BASIS IN OPERATING PARTNERSHIP INTEREST
IRET's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by IRET, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) IRET's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to IRET, including constructive cash distributions resulting from a reduction in IRET's share of indebtedness of the Operating Partnership.

If the allocation of IRET's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of IRET's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce IRET's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in IRET's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce IRET's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to IRET. Such distributions and constructive distributions normally will be characterized as capital gain, and, if IRET's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period, the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S PROPERTY
Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership on the disposition of the Properties contributed by a partner (including IRET) in exchange for Units will be allocated first to such contributing partner under section 704(c) of the Code to the extent of such contributing partner's "built-in gain" on those Properties for federal income tax purposes. The Limited Partners' "built-in gain" on the Properties sold will equal the excess of the Limited Partners' proportionate share of the book value of those Properties over the Limited Partners' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by the Operating Partnership on the disposition of contributed Properties, and any gain recognized upon the disposition of the Properties acquired by the Operating Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. IRET's Declaration of Trust provides that any decision to sell any real estate asset in which a trustee, or officer of IRET, the Advisor, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities."

IRET's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income form a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon IRET's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations" above. IRET, however, does not presently intend to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of IRET's or the Operating Partnership's trade or business.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES OF BENEFICIAL INTEREST ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLAN, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS
Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares of Beneficial Interest is consistent with his fiduciary responsibilities under ERISA.

In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of a ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of IRET's business, the management of IRET, the length of IRET's operating history, the fact that certain investment properties may not have been identified yet, and the possibility of the recognition of UBTI.

The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non- ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF IRET AND THE OPERATING PARTNERSHIP UNDER ERISA
The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

If the assets of IRET are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving IRET's assets, (ii) persons who exercise any authority over IRET's assets, or who provide investment advise to IRET, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving IRET's assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by IRET that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that IRET might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

Regulations of the Department of Labor (DOL) defining "plan assets" (the "Plan Asset Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are registered under the Exchange Act. The plan Asset Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. IRET currently has in excess of 3,500 shareholders and is of the opinion that the Shares are now and will be "widely held."

The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. IRET believes that the restrictions imposed under the Declaration of Trust on the transfer of IRET's Shares of Beneficial Interest will not result in the failure of the Shares to be "freely transferable." IRET also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and IRET does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a presumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of IRET should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Partnership and the Subsidiary Partnerships by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of Shares will not cause the assets of the Operating Partnership or the subsidiary Partnerships to be treated as "plan assets" of such shareholders.

MARKET PRICE OF AND DIVIDENDS ON IRET'S
SHARES OF BENEFICIAL INTEREST

MARKET FOR IRET SHARES OF BENEFICIAL INTEREST
Since October 17, 1997, IRET shares of Beneficial Interest have traded on the NASDAQ Small-Cap market under the symbol "IRETS." The following sets forth high and low closing sale prices for the fiscal periods indicated as well as the total volume and total number of trades during such periods:

Fiscal Quarter Ended	High	Low	Total Volume	Total Trades
*10-31-97	$ 7.125	$6.563	35,154	45
01-31-98	7.313	6.625	339,857	204
04-30-98	7.344	7.031	437,487	196
07-31-98	7.250	7.000	359,835	118
10-31-98	7.500	7.000	489,586	232
01-31-99	7.688	7.000	343,128	249
04-30-99	8.000	7.000	445,900	313
07-31-99	17.875	7.063	1,306,088	754
10-31-99	8.438	7.000	962,576	746
01-31-00	8.375	7.250	620,291	737
03-31-00	8.125	7.125	671,000	695
                    *from 10-20-97 - first trading day

IRET also offered primary Shares of Beneficial Interest for sale to the public under Best Efforts offerings through various brokers registered with the National Association of Securities Dealers. Primary shares were sold at $7.20 per share from 05/01/97 to 12/31/97, at $7.45 per share from 01/05/98 to 11/20/98, at $7.85 from 01/15/98 to 04/30/99 at $8.10 from 06/04/99 to 07/20/99, at $8.25 from 09/01/99 to 11/19/99, and at $8.40 from 12/14/99 to 05/01/00. IRET also repurchased its shares during this period. Following is a summary, by quarter-year, of the sale of primary shares and repurchase of shares by IRET:

	SHARES	DOLLARS
5-10-97 Beginning Balance	14,940,513	$ 65,073,951
Quarter Ended 7-31-97
- Shares Sold	356,722	$ 2,920,162
- Commissions Paid		(163,102)
- Shares Repurchased	(20,393)	(386,062)
	15,276,842	$ 67,444,949
Quarter Ended 10-31-97
- Shares Sold	630,937	$ 4,422,125
- Commissions Paid		(243,432)
- Shares Repurchased	(101,548)	(807,573)
	15,806,231	$ 70,816,070
Quarter Ended 01-31-98
- Shares Sold	340,640	$ 2,415,531
- Commissions Paid		(99,850)
- Shares Repurchased	(108,903)	(777,871)
	16,037,969	$ 72,353,880

	SHARES	DOLLARS
Quarter Ended 04-30-98
- Shares Sold	505,062	$ 3,656,419
- Commissions Paid		(195,456)
- Shares Repurchased	(151,618)	(1,106,285)
	16,391,412	$ 74,708,559
Quarter Ended 07-31-98
- Shares Sold	573,081	$ 4,075,505
- Commissions Paid		(148,902)
- Shares Repurchased	(197,124)	(1,389,936)
	16,767,369	$ 77,245,225
Quarter Ended 10-31-98
- Shares Sold	768,922	$ 5,565,703
- Commissions Paid		(290,653)
- Shares Repurchased	(126,336)	(912,133)
	17,409,955	$ 81,608,143
Quarter Ended 01/31/99
- Shares Sold	793,599	$ 5,689,642
- Commissions Paid		(356,872)
- Shares Repurchased	(68,853)	(514,881)
	18,134,701	$ 86,426,032
Quarter Ended 04-30-99
- Shares Sold	994,953	$ 7,620,458
- Commissions Paid		(480,732)
- Shares Repurchased	(62,700)	(469,938)
	19,066,954	$ 93,095,819
Quarter Ended 07-31-99
- Shares Sold	1,017,084	$ 8,072,142
- Commissions Paid		(466,368)
- Shares Repurchased	(160,347)	(1,232,724)
	19,923,692	$ 99,802,054
Quarter Ended 10-31-99
- Shares Sold	1,216,692	9,794,166
- Commissions Paid		(497,488)
- Shares Repurchased	(226)	(5,673)
	21,239,971	$109,093,059
Quarter Ended 01-31-00
- Shares Sold	851,594	6,889,311
- Commissions Paid		(312,100)
- Shares Repurchased	(629)	(4,887)
	21,990,936	$115,665,383

As of May 31, 1999, IRET had 3,092 shareholder accounts. No shareholder held 5% or more of the 19,066,954 Shares of Beneficial Interest outstanding on 4-30-99. IRET has no other classes of stock and there were no warrants, stock options or other contractual arrangements requiring the issuance of its stock.

IRET has paid quarterly dividends since July 1, 1971. Dividends paid during the past three fiscal years and the current fiscal year to date were as follows:

FISCAL YEAR	1997	1998	1999	2000
July 1st	$.0925	$.10125	$ .11	$.124
October 1st	.0950	.10300	.115	.126
January 5th	.0975	.10500	.12	.128
April 1st	.1000	.10700	.1225	.130
Total	$ .385	$.41625	$.4675	$.508

DIVIDEND AND SHARE PRICE HISTORY
The following is the history of cash dividends declared and paid by IRET and the share price on each dividend payment date from the organization of IRET on July 31, 1970, to the date of this Prospectus:

DATE	DIVIDEND/SHARE	PRICE(1)
06/30/71	$.0125	$1.00
10/30/71	$.015	$1.00
01/01/72	$.015	$1.00
04/01/72	$.015	$1.10
07/01/72	$.016	$1.10
10/01/72	$.016	$1.10
01/01/73	$.016	$1.10
04/01/73	$.0165	$1.30
07/01/73	$.0165	$1.30
10/01/73	$.0165	$1.30
01/01/74	$.0175	$1.30
04/01/74	$.0175	$1.40
07/01/74	$.0175	$1.40
10/01/74	$.0185	$1.40
01/01/75	$.02	$1.40
04/01/75	$.02	$1.50
07/01/75	$.02	$1.50
10/01/75	$.02	$1.50
01/01/76	$.021	$1.50
04/01/76	$.021	$1.60
07/01/76	$.0225	$1.60
10/01/76	$.0225	$1.70
01/01/77	$.0225	$1.70
04/01/77	$.0225	$1.80
07/01/77	$.025	$1.80
10/01/77	$.025	$1.80
01/01/78	$.025	$1.80
0401/78	$.025	$1.80
07/01/78	$.0275	$1.90
10/01/78	$.0275	$1.90
01/01/79	$.0275	$2.00
04/01/79	$.0275	$2.10
07/01/79	$.0275	$2.00
10/01/79	$.03	$2.00
01/01/80	$.03	$1.70
04/01/80	$.0325	$1.70
07/01/80	$.035	$1.70
10/01/80	$.035	$1.80
01/01/81	$.035	$1.80
04/01/81	$.035	$1.80
07/01/81	$.035 (2)	$1.70
10/01/81	$.035 (2)	$1.70
01/01/82	$.035 (2)	$1.70
04/01/82	$.035 (2)	$1.70
07/01/82	$.0375	$1.70
10/01/82	$.04	$1.70
01/01/83	$.0425	$1.90
04/01/83	$.045	$2.07
07/01/83	$.0475	$2.20
10/01/83	$.05	$2.61
01/01/84	$.0525	$2.66
04/01/84	$.055	$2.75
07/01/84	$.05625	$2.75

DATE	DIVIDEND/SHARE	PRICE(1)
10/01/84	$.0575	$2.79
01/01/85	$.05875	$2.84
04/01/85	$.06	$2.88
07/01/85	$.06125	$2.97
10/01/85	$.0625	$3.11
01/01/86	$.06375	$3.15
04/01/86	$.065	$3.20
07/01/86	$.066	$3.29
10/01/86	$.067	$3.38
01/01/87	$.068	$3.47
04/01/87	$.069	$3.56
07/01/87	$.0695	$3.56
10/01/87	$.07	$3.65
01/01/88	$.07	$3.65
04/01/88	$.071	$3.74
07/01/88	$.075	$3.74
10/01/88	$.071	$3.83
01/01/89	$.072	$3.92
04/01/89	$.0725	$4.01
07/01/89	$.073	$4.10
10/01/89	$.0735	$4.19
01/01/90	$.074	$4.28
04/01/90	$.0745	$4.28
07/01/90	$.075	$4.37
10/01/90	$.0755	$4.50
01/01/91	$.076	$4.50
04/01/91	$.0765	$4.59
07/01/91	$.077	$4.68
10/01/91	$.0775	$4.77
01/01/92	$.078	$4.86
04/10/92	$.0785	$4.95
07/01/92	$.079	$4.95
10/01/92	$.0795	$5.04
01/01/93	$.08	$5.13
04/01/93	$.0805	$5.22
07/01/93	$.081	$5.31
10/01/93	$.0815	$5.31
01/01/94	$.082	$5.40
04/01/94	$.0825	$5.49
07/01/94	$.088	$5.49
10/01/94	$.084	$5.63
01/01/95	$.085	$5.89
04/01/95	$.08625	$5.89
07/01/95	$.0925	$6.03
10/01/95	$.08875	$6.16
01/01/96	$.09	$6.16
04/01/96	$.09125	$6.30
07/01/96	$.0975	$6.30
10/01/96	$.09	$6.44
01/01/97	$.0975	$6.44
04/01/97	$.10	$6.62
07/01/97	$.10125	$6.62
10/01/97	$.103	$6.62
01/01/98	$.105	$6.85
04/01/98	$.107	$6.85
07/01/98	$.11	$6.85
10/01/98	$.115	$6.85
01/01/99	$.12	$7.25
04/01/99	$.1225	$7.3125
07/01/99	$.124	$7.65
10/01/99	$.126	$7.875
01/14/00	$.128	$8.00
04/01/00	$.13	$8.00

Page 75 & 76 of 181

(1)	The stock prices shown are the prices at which Trust Shares of Beneficial Interest were available for purchase on the date shown by then shareholders under IRET's Dividend Reinvestment Plan (after 1/1/80) or from IRET (prior to 1/1/80).
(2)	In addition to the cash dividend shown, a stock dividend of .0175 share for each share then owned.

DIVIDEND REINVESTMENT PLAN
IRET will separately register its shares of Beneficial Interest for sale to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Pursuant to its Dividend Reinvestment Plan, IRET may, from time to time, repurchase shares of Beneficial Interest in the open market for purposes of fulfilling its obligations under the Plan or, if sufficient shares are not available on the open market, IRET will issue additional shares of Beneficial Interest.

Each shareholder shall have the option to use cash dividends to purchase additional shares. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756. The shareholder may terminate participation at any time by notifying the Transfer Agent.

The Shares are traded on the NASDAQ Small Cap Market. The price at which the Shares will be purchased will be the aggregate weighted average price of all shares purchased with the total amount of reinvested dividends. Since the agent responsible for purchasing the shares is also able to purchase newly issued shares directly from IRET under this Registration without payment of the full commission, it is unlikely that the price of shares purchased under the Plan will exceed price of newly issued shares offered under a primary offering. If the reinvestment price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

The dividend is taxable to the shareholders whether received in cash or shares.

DESCRIPTION OF IRET'S SECURITIES

DESCRIPTION OF SHARES
The shares of beneficial interest of IRET are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by IRET upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 10% of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation, subject to certain restrictions. See "Shares Available for Future Sale."

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

RESTRICTIONS ON TRANSFER
Section 7 of Article 2 of the Declaration of Trust provides: "To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the Trustee may refuse to transfer Shares to any Person who acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

As of date of this prospectus, no persons, or any Trustee or officer individually was known by IRET to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees and officers owned 9.44% of such shares on May 31, 1999.

The following tabulation shows the ownership of and compensation paid by IRET to its Trustees, Trustees Emeritus and Officers during its Fiscal Year ended April 30, 1999. IRET has no retirement, bonus or any deferred, direct or indirect compensation plan and no other compensation will accrue, directly or indirectly, to any of the following persons, except as noted below:

NAME	SECURITIES OWNERSHIP (1)	CASH COMPENSATION FOR YEAR ENDED APRIL 30, 1999
TRUSTEES
C. Morris Anderson	185,754	12,001.00
Ralph A. Christensen	42,659	15,265.25
John F. Decker	23,392	7,933.00
Mike F. Dolan	236,770	13,683.25
J. Norman Ellison, Jr.	19,177	12,101.00
Daniel L. Feist	526,269	12,201.00
Patrick G. Jones	96,403	12,201.00
Jeffrey L. Miller	162,908	13,583.25
Thomas a. Wentz, Jr.	174,255	(3)
TRUSTEE EMERITUS
John D. Decker	63,312	4,268.00
OFFICERS
Roger R. Odell, President	290,538	(2)
Thomas A. Wentz, Sr., Vice President	224,976	(2 and 3)
Timothy P. Mihalick, Vice President	16,014	(2)
Diane K. Bryantt	1,688	(2)

The last shareholder meeting at which trustees were elected was held on August 19, 1998, at which meeting shareholders owning 60.66% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

(1)	Includes all shares of Beneficial Interest and Limited Partnership Units of IRET Properties exchangeable into Shares of Beneficial Interest owned directly by the person indicated or indirectly owned by such person's spouse, minor children, Individual Retirement Account, corporation, partnership, or in any manner giving power to direct the voting of such securities.
(2)	Mr. Odell and Mr. Wentz, Sr., are members of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Mr. Mihalick is Vice President and Principal Operating Officer of the Advisor. Diane Bryantt is Secretary and Controller of IRET and the Advisor. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1999, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $951,234. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder, also furnishes real estate management services to the Trust and receives as compensation a percentage of rents received from such real estate. For the fiscal year ending April 30, 1999, Investors Management & Marketing, Inc., received $609,783 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are minority shareholders, acts as a broker-dealer for the dale of Trust securities. During the fiscal year ending April 30, 1999, the Trust paid Inland National Securities, Inc., $157,392 as security sales fees.
(3)	During 1999, Mr. Wentz, Jr., was a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. Mr. Wentz, Sr., was a member of the firm until August 1, 1998. During the fiscal year ending April 30, 1999, the Trust paid Pringle & Herigstad, P.C., the sum of $33,022 for legal services rendered and disbursements made on behalf of the Trust.
(4)	Mr. Christensen passed away on March 25, 2000.

EXECUTIVE COMPENSATION AND CERTAIN
RELATIONSHIPS AND RELATED TRANSACTIONS

IRET has no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it. See "Advisory Agreement." In addition to the advisory fee paid for these management services, IRET also incurs administrative expenses for trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering IRET assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of IRET paid to the Advisor, the trustees and the other administrative expenses:

FISCAL YEARS ENDING APRIL 30	1995	1996	1997	1998	1999

Advisor's and Trustees' Compensation	$336,142	$458,149	$559,149	$745,907	$927,063
Other Administrative Expenses	79,974	162,588	158,627	271,738	320,479
Total	$416,116	$620,607	$717,776	$1,017,645	$1,247,542

The Advisor also received fees from IRET for investigating and recommending investments. See "Advisory Agreement." These fees are considered as part of the cost of such investments and are capitalized and added to the cost of the investment property and, thus, are not included in the above described administrative expenses.

For the Fiscal Years 1995-1999, the amount of these acquisition fees were $49,836, $117,506, $177,834, $141,468 and $177,834, respectively.

ADVISORY AGREEMENT

Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company.  On January 1, 2000, a First Restated Advisory Contract between the parties became effective. Mr. Odell serves as president and Mr. Wentz, Sr. serves as vice president of IRET.

Under the Advisory Agreement, the advisor has the following duties and responsibilities:

Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to shareholders, and also for the postage for mailing reports, checks and other documents to shareholders.

The Advisor, under the direction of Trustees, shall be responsible to conduct all operations of IRET, including:

Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

Payment of bills;

Disbursement of dividends;

Preparing monthly reports to the Trustees;

Preparing quarterly and annual reports to shareholders;

Preparing notices of shareholders' meetings and proxies and proxy statements; and

Advising the Trustees as to investment decisions, including acquisition and disposition of real estate and other permissible investments.

For providing the above services, the Advisor is compensated as follows:

BASIC COMPENSATION
Advisor shall receive monthly as its basic compensation for the above described services a percentage of "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

1/12th of .9% of net invested assets up to $10,000,000; and,

1/12th of .8% of net invested assets over $10,000,000, but less than $20,000,000; and,

1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

Add:
+total assets at cost
+depreciation reserve
+unearned contract receivable discount
+deferred gain account
Subtract:
-cash
-marketable securities, less margin accounts -total liabilities

ADDITIONAL COMPENSATION
For its services in investigating and negotiating the acquisition of real estate equities, UPREIT transactions, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

TRANSFER AGENT COMPENSATION
For it's services as Transfer Agent and Registrar for IRET securities, the Advisor receives a fee of $51,000 per month, plus $10 for each securities transaction.

LIMITATION
Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the shareholders holding a majority interest in IRET. The Agreement is renewable annually and was last renewed for the calendar year 1999 by action of the Board of Trustees at its December, 1998 regular meeting.

ROGER R. ODELL
Mr. Odell's address is 1445 SW 15th St., Minot, North Dakota 58701, (701) 839-4631. Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota, since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as Secretary of the Association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Trust from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Odell is President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to IRET. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of IRET and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1998, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $740,393. The terms of said Advisory Agreement are explained above. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to IRET and receives as compensation four percent (4%) of rents received from such real estate.

For the fiscal year ending April 30, 1998, Investors Management & Marketing, Inc., received $530,678 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1998, IRET paid Inland National Securities, Inc., $171,755 as security sales fees.

THOMAS A. WENTZ, SR.
Mr. Wentz's address is 505 8th Ave. SE, Minot, North Dakota 58701, (701) 838-0811. Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

Mr. Wentz is Vice-President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to IRET. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of IRET and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1999, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $951,234. The terms of said Advisory Agreement are explained above.

Until August 1, 1998, Mr. Wentz was also a member of the law firm of Pringle & Herigstad, P.C., counsel for IRET. During the fiscal year ending April 30, 1999, IRET paid Pringle & Herigstad, P.C., the sum of $33,022 for legal services rendered and disbursements made on behalf of IRET.

SELECTION, MANAGEMENT AND CUSTODY
OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS
IRET contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring IRET's rental properties. All other management is the responsibility of the Advisor.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of IRET, or any person affiliated with any such persons, shall sell any property or assets to IRET or purchase any property or assets from IRET, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

a.	the acquisition of property or assets at the formation of IRET or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State Securities Commissioner;
b.	The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages;
c.	The acquisition of other mortgages on terms not less favorable to IRET than similar transactions involving unaffiliated parties; or,
d.	The acquisition by IRET of other property at prices not exceeding, or disposition of other property at prices not less than, the fair value thereof as determined by independent appraisal.
All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from IRET in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets, except as it may pertain to legal fees incurred in the normal course of business.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Pringle & Herigstad, P.C., is named counsel for the registrant.  Until December 31, 1999, Mr. Wentz, Jr., was a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust.  During the fiscal year ending April 30, 1999, the Trust paid Pringle & Herigstad, P.C., the sum of $33,022 for legal services rendered and disbursements made on behalf of the Trust.  Mr. Wentz, Jr., as of the date of this registration statement, is a voting Trustee and Officer of the registrant.

LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of IRET provides as follows:

SECTION 12. INDEMNIFICATION

A. INDEMNIFICATION OF TRUSTEES.

1.	IRET shall indemnify and hold harmless each TRUSTEE, ADVISOR or AFFILIATE from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such TRUSTEE, ADVISOR or AFFILIATE may become subject by reason of his being or having been a TRUSTEE, ADVISOR or AFFILIATE, or by reason of any action alleged to have been taken or omitted by him as TRUSTEE, ADVISOR or AFFILIATE, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the TRUSTEES, ADVISORS or AFFILIATES for any liability or loss suffered by the TRUSTEES, ADVISORS or AFFILIATES, nor shall it provide that the TRUSTEES, ADVISORS or AFFILIATES be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:
a.	The TRUSTEES, ADVISORS or AFFILIATES have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of IRET.
b.	The TRUSTEES, ADVISORS or AFFILIATES were acting on behalf of or performing services for IRET.

c.	Such liability or loss was not the result of:
i. negligence or misconduct by the TRUSTEES, excluding the    INDEPENDENT TRUSTEES, ADVISORS or AFFILIATES; or

ii. gross negligence or willful misconduct by the INDEPENDENT TRUSTEES.

d.	Such indemnification or agreement to hold harmless is recoverable only out of IRET NET ASSETS and not from SHAREHOLDERS.
2.	Notwithstanding anything to the contrary contained in this document or elsewhere, the TRUSTEES, ADVISORS or AFFILIATES and any PERSONS acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:
a.	There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.
b.	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.
c.	A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

3.	The advancement of IRET funds to the TRUSTEES, ADVISORS or AFFILIATES for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:
a.	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.
b.	The legal action is initiated by a third party who is not a SHAREHOLDER or the legal action is initiated by a SHAREHOLDER acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.
c.	The TRUSTEES, ADVISORS or AFFILIATES undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such TRUSTEES, ADVISORS or AFFILIATES are found not to be entitled to indemnification.
LEGAL MATTERS
The validity of the Shares of Beneficial Interest offered under the Prospectus, the federal and state tax aspects of the organization and operation of IRET and the Operating Partnership and other legal matters will be passed upon for IRET by Pringle & Herigstad, P.C., Minot, North Dakota.

EXPERTS
The balance sheets of IRET as of April 30, 1998, and April 30, 1999, the statements of income, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 1999, as listed on the Index to Financial Statements on page F-1, included in this Prospectus, have been included herein in reliance on the reports of Brady Martz & Associates, P.C., Minot, North Dakota, independent accountants, given on the authority of that firm as experts in accounting and auditing.

GLOSSARY OF TERMS

Unless a different definition is provided immediately following a term used in this documents, the following definitions shall apply:

ADMINISTRATOR
The official or agency administering the Securities laws of a jurisdiction.

ACQUISITION EXPENSES
Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

ACQUISITION FEE
The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by IRET. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, non recurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the ADVISOR in connection with the actual development and construction of a project.

ADVISOR
Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company, 12 South Main, Minot, North Dakota, is the advisor. The PERSON responsible for directing or performing the day-to-day business affairs of a REIT, including a PERSON to which an Advisor subcontracts substantially all such functions. To the extent the provisions of this Statement of Policy are germane they shall apply to self-administered REITs.

ADVISORY AGREEMENT
The contract between IRET and the ADVISOR which is summarized in this Prospectus. See "Advisory Agreement."

AFFILIATE
An AFFILIATE of another PERSON includes any of the following:

a.	any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.
b.	any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.
c.	any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.
d.	any executive officer, director, trustee or general partner of such other PERSON.
e.	any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.

AVERAGE INVESTED ASSETS
For any period the average of the aggregate book value of the assets of IRET invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

BOARD OF TRUSTEES
The nine member BOARD OF TRUSTEES of IRET.

COMPETITIVE REAL ESTATE COMMISSION
Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

CONTRACT PRICE FOR THE PROPERTY
The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

CONSTRUCTION FEE
A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide MAJOR REPAIRS OR REHABILITATION to IRET's property.

DECLARATION OF TRUST
The Second Restated Declaration of Trust dated February 10, 1999, for IRET. The declaration of trust, by-laws, certificate, articles of incorporation or other governing instrument pursuant to which a REIT is organized.

DEVELOPMENT FEE
A fee for the development of IRET's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

ERISA
The Employee Retirement Income Security Act of 1974, as amended.

EXCHANGE RIGHT
The right of limited partners in the OPERATING PARTNERSHIP to exchange their limited partnership UNITS on a one-for-one basis for SHARES of IRET.

FUNDS FROM OPERATIONS
Net income (computed in accordance with Generally Accepted Accounting Principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

GAAP
Generally Accepted Accounting Principles.

INDEPENDENT EXPERT
A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by IRET.

INDEPENDENT TRUSTEE(S)
The TRUSTEE(S) of IRET who are not associated and have not been associated within the last two years, directly or indirectly, with the ADVISOR of IRET, or AFFILIATES of the ADVISOR.

a.	A TRUSTEE shall be deemed to be associated with the ADVISOR if he or she:

*	is employed by the ADVISOR or any of its AFFILIATES; or
*	is an officer or director of the ADVISOR or any of its AFFILIATES; or
*	performs services, other than as a TRUSTEE, for IRET; or
*	is a TRUSTEE for more than three REITS organized by or advised by the ADVISOR; or
*	has any material business or professional relationship with the ADVISOR, or any of its AFFILIATES.
b.	For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from then ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT TRUSTEE'S:

i.	annual gross revenue, derived from all sources, during either of the last two years; or
ii.	net worth, on a fair market value basis.
c.	An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers or fathers-in- laws, sons-or daughters-in-laws, or brothers-or sisters-in-law is or has been associated with the ADVISOR, any of its AFFILIATES, or the TRUST.

IRET
Investors Real Estate Trust, a North Dakota Real Estate Investment Trust.

IRET, INC.
The general partner of the OPERATING PARTNERSHIP.

IRET, PROPERTIES
The OPERATING PARTNERSHIP.

IRS
The United States Internal Revenue Service.

LEVERAGE
The aggregate amount of indebtedness of IRET for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

LIMITED PARTNERS
The limited partners of the OPERATING PARTNERSHIP.

NET ASSETS
The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

NET INCOME
For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of calculation TOTAL OPERATING EXPENSES in Section IV.D shall exclude the gain from the sale of the REIT'S assets.

NET OPERATING INCOME
The total gross income from a real estate property, less all operating expenses attributable to that property but excluding interest expense, depreciation and any other non-cash deductions.

OFFERING
The offering of SHARES of beneficial interest of IRET to the public pursuant to this PROSPECTUS.

OFFERING EXPENSES
All expenses incurred by and to be paid from the assets of IRET in connection with registration and offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

OPERATING PARTNERSHIP
IRET Properties, a North Dakota Limited Partnership.

OPERATING PARTNERSHIP AGREEMENT
The agreement of limited partnership for IRET Properties, a North Dakota Limited Partnership.

PERSON
Any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

PROSPECTUS
Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

REAL ESTATE INVESTMENT TRUST ("REIT")
A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

ROLL-UP
A transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the REIT and the issuance of securities of a ROLL-UP ENTITY. Such term does not include:

a.	a transaction involving securities of the REIT that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

b.	a transaction involving the conversion to corporate, trust, or association form of only the REIT if, as a consequence of the transaction there will be no significant adverse change in any of the following:

i.	SHAREHOLDERS' voting rights;
ii.	the term of existence of the REIT;
iii.	SPONSOR or ADVISOR compensation;
iv.	the REIT'S investment objectives.

SHARES
The shares of beneficial interest of IRET being offered under this PROSPECTUS.

SHAREHOLDERS
The registered holders of IRET's SHARES.

SPONSOR
Any PERSON directly or indirectly instrumental in organizing, wholly or in part, a REIT or any PERSON who will control, manage or participate in the management of a REIT, and any AFFILIATE of such PERSON. Not included is any PERSON whose only relationship with the REIT is as that of an independent property manager of REIT assets, and whose only compensation is as such. SPONSOR does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A PERSON may also be deemed a SPONSOR of the REIT by:

a.	taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the REIT; either alone or in conjunction with one or more other PERSONS;
b.	receiving a material participation in the REIT in connection with the founding or organizing of the business of the REIT, in consideration of services or property, or both services and property;
c.	having a substantial number of relationships and contacts with the REIT;
d.	possessing significant rights to control REIT properties;
e.	receiving fees for providing services to the REIT which are paid on a basis that is not customary in the industry; or
f.	providing goods or services to the REIT on a basis which was not negotiated at arms length with the REIT.
TOTAL OPERATING EXPENSES
Aggregate expenses of every character paid or incurred by IRET as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

a.	The expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of IRET's SHARES;
b.	interest payments;

c.	non-real estate taxes;
d.	non-cash expenditures such as depreciation, amortization and bad debt reserves;
e.	ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connection with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

TRUSTEE(S)
The members of the BOARD OF TRUSTEES which manages IRET.

UNIMPROVED REAL PROPERTY
The real property of IRET which has the following three characteristics:

a.	an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;
b.	has no development or construction in process on such land;
c.	and no development or construction on such land is planned in good faith to commence on such land within one year.
UNITS
The limited partnership units of the OPERATING PARTNERSHIP.

TABLE OF CONTENTS

                                        PAGES

INDEPENDENT AUDITOR'S REPORT..........................................................F-1

CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheets..................................................F-2 to F-3
  Consolidated Statements of Operations...............................................F-4
  Consolidated Statements of Shareholders' Equity..............................F-5 to F-6
  Consolidated Statements of Cash Flows........................................F-7 to F-8
  Notes to Consolidated Financial Statements..................................F-9 to F-25

ADDITIONAL INFORMATION

  Real Estate and Accumulated Depreciation...................................F-29 to F-37
  Investments in Mortgage Loans on Real Estate...............................F-38 to F-39
  Selected Financial Data............................................................F-40
  Gain From Property Dispositions....................................................F-41
  Mortgage Loans Payable.....................................................F-42 to F-43
  Significant Property Acquisitions..................................................F-44
  Quarterly Results of Consolidated Operations (Unaudited)...................F-45 to F-46
  Third Quarter Fiscal Year 2000 Financial Statements (Unaudited)............F-47 to F-51

      Schedules other than those listed above are omitted since they are not required or are not applicable, or the required information is shown in the financial statement or notes thereon.

INDEPENDENT AUDITOR'S REPORT

Board of Trustees
Investor Real Estate Trust
and Subsidiaries
Minot, North Dakota

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended April 30, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Subsidiaries as of April 30, 1999 and 1998, and the consolidated results of its operations and cash flows for the years ended April 30, 1999, 1998 and 1997, in conformity with generally accepted accounting principles.

BRADY, MARTZ & ASSOCIATES, P.C.

May 26, 1999

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
APRIL 30, 1999 AND 1998

ASSETS

REAL ESTATE INVESTMENTS	1999	1998
Property owned	$295,825,839	$231,416,322
Less accumulated depreciation	(26,112,399)	(21,516,129)
	$269,713,440	$209,900,193

Mortgage loans receivable	10,721,214	3,438,308
Less discounts and allowances	(123,212)	(127,132)
Total real estate investments	$280,311,442	$213,211,369

OTHER ASSETS
Cash	$ 3,713,053	$ 2,132,220
Marketable securities - held-to-maturity	2,964,434	3,536,538
Marketable securities - available-for-sale	734,749	720,688
Accounts receivable	77,438	55,326
Real estate deposits	300,900	2,493,713
Investment in partnership	0	6,705
Prepaid insurance	216,348	219,871
Tax and insurance escrow	1,761,195	1,254,068
Deferred charges	1,413,752	1,088,016
TOTAL ASSETS	$291,493,311	$224,718,514

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES	1999	1998
Accounts payable	$ 4,388,270	$ 2,847,080
Notes payable	0	1,000,000
Mortgages payable	175,071,069	134,059,974
Investment certificated issued	11,770,136	10,369,561
Total Liabilities	$191,229,475	$148,276,615

MINORITY INTEREST OF UNIT HOLDERS IN OPERATING PARTNERSHIP	$ 14,480,542	$ 8,289,273

SHAREHOLDER'S EQUITY
Shares of beneficial interest (unlimited authorization, no par value, 19,066,954 shares outstanding in 1999 and 16,391,412 shares outstanding in 1998)	93,095,819	74,708,559
Accumulated distributions in excess of net income	(7,255,958)	(6,666,555)
Accumulated other comprehensive income (loss)	(56,567)	110,622
	$ 85,783,294	$ 68,152,626
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$291,493,311	$224,718,514

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997

	1999	1998	1997
REVENUE
Real estate rentals	$ 38,785 287	$31,694,586	$ 22,972,368
Interest, discounts and fees	1,141,97	712,959	861,613
Total Revenue	$ 39,927,262	$ 32,407,545	$ 23,833 981

EXPENSES
Interest	$ 12,101,981	$ 10,479,104	$ 7,638,776
Depreciation	5,966,874	4,791,907	3,584,591
Utilities and maintenance	6,356,483	5,142,459	3,741,877
Taxes and insurance	4,409,762	3,536,147	2,720,495
Property management expenses	3,288,267	2,642,977	1,870,435
Advisory and trustee services	927,063	745,907	559,149
Operating Expenses	320,479	271,738	158,627
Amortization	154,677	106,108	60,588
Total Expense	$ 33,525,586	$ 27,716,347	$ 20,334,538

OPERATING INCOME	$ 6,401,676	$ 4,691,198	$ 3,499,443
GAIN ON SALE OF PROPERTIES	1,947,184	465,499	398,424
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	(744,725)	(141,788)	(18)
NET INCOME	$ 7,604,135	$ 5,014,909	$ 3,897,849
Net income per share (basic and diluted)
Operating income	$ 0.33	$ 0.29	$ 0.25
Gain on sale of properties	0.11	0.03	0.03
Net income	$ 0.44	$ 0.32	$ 0.28

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997

	Number of Shares	Shares of Beneficial Interest	Distributions in excess of Net Income	Accumulated Other Comprehensive Income (Loss)	Total Shareholder's Equity
BALANCE MAY 1, 1996	13,258,908	$ 54,263,917	$ (3,551,997)	$ 0	$ 50,711,920
Comprehensive income
Net income	0	0	3,897,849	0	3,897,849
Unrealized gain on securities available for sale	0	0	0	86,505	86,505
Total comprehensive income					$ 3,984,354
Dividends distributed	0	0	(5,508,689)	0	(5,508,689)
Dividends reinvested	554,681	3,579,744	0	0	3,579,744
Sale of shares	1,403,776	9,025,706	0	0	9,025,706
Shares repurchased	(276,852)	(1,795,416)	0	0	(1,795,416)
BALANCE APRIL 30, 1997	14,940,513	$ 65,073,951	$ (5,162,837)	$ 86,505	$ 59,997,619
Comprehensive Income
Net income	0	0	5,014,909	0	5,014,909
Unrealized gain on securities available for sale	0	0	0	24,117	24,117
Total comprehensive income					$ 5,039,026
Dividends distributed	0	0	(6,518,627)	0	(6,518,627)
Dividends reinvested	639,799	4,290,541	0	0	4,290,541
Sale of shares	1,196,562	8,421,858	0	0	8,421,858
Shares repurchased	(382,462)	(3,077,791)	0	0	(3,077,791)
BALANCE APRIL 30, 1998	16,391,412	$ 74,708,559	$ (6,666,555)	$ 110,622	$ 68,152,626
Comprehensive income
Net income	0	0	7,604,135	0	7,604,135
Unrealized loss on securities available for sale	0	0	0	(167,189)	(167,189)
Total comprehensive income					$ 7,436,946
Dividends distributed	0	0	(8,193,538)	0	(8,193,538)
Dividends reinvested	762,051	5,389,464	0	0	5,389,464
Sales of shares	2,368,504	16,284,684	0	0	16,284,684
Shares repurchased	(455,013)	(3,286,888)	0	0	(3,286,888)
BALANCE APRIL 30, 1999	19,066,954	$ 93,095,819	$ (7,255,958)	$ (56,567)	$ 85,783,294

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F-5 & F-6

Page 100 & 101 of 181

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997

	1999	1998	1997
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 7,604,135	$ 5,014,909	$ 3,897,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,121,551	4,898,015	3,645,179
Minority intrest portion of operating partnership income	744,725	141,788	18
Accretion of discount on contracts	(2,920)	(5,706)	(7,698)
Gain on sale of properties	(1,947,184)	(465,499)	(398,424)
Interest reinvested in investment certificates	408,097	349,791	288,517
Changes in other assets and liabilities:
(Increase) decrease in real estate deposits	2,192,813	(350,000)	(100,000)
(Increase) decrease in other assets	(11,884)	377,758	(415,274)
Increase in tax and insurance escrow	(507,127)	(3,599)	(98,942)
Increase in deferred charges	(480,413)	(558,660)	(180,779)
Increase (decrease) in account payable and accrued expenses	1,541,190	(225,991)	(69,119)
Net cash provided from operating activities	$15,662,983	$ 9,172,806	$ 6,561,327

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturity of marketable securities held-to-maturity	$ 572,104	$ 518,921	$ 356,398
Principal payments on mortgage loans receivable	372,155	565,359	1,706,202
Proceeds from sale of property	435,787	1,482,046	0
Payments for acquisitions and improvement of properties	(45,325,061)	(22,894,602)	(38,046,177)
Purchase of marketable securities available-for-sale	(181,250)	0	(596,961)
Investment in mortgage loan receivable	(7,655,061)	(2,061,179)	(2,835,212)
Net cash used for investing activities	$(51,781,326)	$(22,389,455)	$(39,415,750)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of shares, net of issue costs	$ 16,284,684	$ 8,421,858	$ 9,025,706
Proceeds from investment certificates issued	4,591,528	3,283,248	4,225,004
Proceeds from mortgages payable	32,326,973	10,612,652	27,094,270
Proceeds from short-term lines of credit	0	12,900,000	8,450,000
Proceeds from sale of minority interest	0	0	0
Repurchase of shares and minority interest units	(3,534,813)	(3,077,791)	(1,795,416)
Dividends paid	(2,804,074)	(2,228,086)	(1,930,439)
Distributions paid to minority interest unit holders	(791,458)	(179,185)	(16)
Redemption of investment certificates	(3,599,050)	(1,450,783)	(2,128,686)
Principal payments on mortgage loans	(3,744,614)	(2,751,301)	(2,634,017)
Payments on short-term lines of credit	(1,000,000)	(11,900,000)	(8,450,000)
Net cash provided from financing activities	$ 37,699,176	$ 13,630,612	$ 31,857,406
NET INCREASE (DECREASE) IN CASH	$ 1,580,833	$ 413,963	$ (977,017)
CASH AT BEGINNING OF YEAR	2,132,220	1,718,257	2,715,274
CASH AT END OF YEAR	$ 3,713,053	$ 2,132,220	$ 1,718,257

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997

	1999	1998	1997
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Dividends reinvested	$ 5,389,464	$ 4,290,541	$3,579,744
Real estate investment and mortgage loans receivable acquired through assumption of mortgage loans payable and accrual of costs	12,458,735	10,463,677	19,575,635
Mortgage loan receivable transferred to property owned	0	1,161,878	2,810,000
Proceeds from sale of properties deposited directly with escrow agent	6,863,691	2,870,387	455,329
Properties acquired through the issuance of minority interest units in the operating partnership	6,485,927	8,325,652	0
Interest reinvested directly in investment certificates	408,097	349,791	288,517

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest paid on mortgages	$10,988,722	$ 9,613,154	$ 6,773,978
Interest paid on investment certificates	895,214	657,966	508,686
	$11,893,936	$10,271,120	$ 7,282,664

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 1999, 1998 AND 1997

NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Investors Real Estate Trust qualifies under Section 856 of the Internal Revenue Code as a real estate investment trust. The Trust has properties located primarily throughout the Upper Midwest, with principal offices located in Minot, North Dakota. The Company invests in commercial and residential real estate, real estate contracts, real estate related governmental backed securities (GNMA), and equity securities in other real estate investment trusts. Rental revenue from residential properties represents the major source of revenues for the Trust.

Effective February 1, 1997, the Trust reorganized its structure in order to convert to Umbrella Partnership Real Estate Investment Trust (UPREIT) status. The Trust established an operating partnership (IRET Properties, a North Dakota Limited Partnership) with a wholly owned corporate subsidiary acting as its sole general partner (IRET, Inc., a North Dakota Corporation). At that date, the Trust transferred substantially all of its assets and liabilities to the operating partnership in exchange for general partnership units.

The general partner has full and exclusive management responsibility for the real estate investment portfolio owned by the operating partnership. The partnership is operated in a manner that allows IRET to continue its qualification as a real estate investment trust under the Internal Revenue Code.

All limited partners of the operating partnership have "exchange rights" allowing them, at their option, to exchange their limited partnership units for shares of the Trust on a one for one basis. The exchange rights are subject to certain restrictions including no exchanges for at least one year following the acquisition of the limited partnership units. The operating partnership distributes cash on a quarterly basis in the amounts determined by the Trust which results in each limited partner receiving a distribution equivalent to the dividend received by a Trust shareholder.

BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all of its subsidiaries in which it maintains a controlling interest. The Trust is the sole shareholder of IRET, Inc. which is the general partner of the operating partnership, IRET Properties. The trust is also the sole shareholder of Miramont - IRET Inc. and Pine Cone - IRET Inc., both of which are invested in real estate. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

Prior to May 1, 1998, IRET Properties was also a general partner in six limited partnerships, and due to the immaterial involvement of the limited partners, had substantial influence over their operations. These limited partnership were as follows:

Eastgate Properties, Ltd.
Bison Properties, Ltd.
First Avenue Building, Ltd.
Sweetwater Properties, Ltd.
Hill Park Properties, Ltd.
Colton Heights, Ltd.

The above partnerships were consolidated in prior year financial statements. Effective May 1, 1998, the related partnerships were acquired by IRET Properties through the issuance of operating partnership units as part of UPREIT transactions.

ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Interest, real estate taxes, and other development costs relating to the acquisition and development of certain qualifying properties are also capitalized. Expenditures for maintenance and repairs which do not add to the value or extend useful lives are charged to expense as incurred.

DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 12 years for furniture and fixtures to 20 - 40 years for buildings and improvements.

MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract which approximates the effective interest method. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities "held-to-maturity" and securities "available-for-sale". The securities classified as "available- for-sale" consist of equity shares in other real estate investment trusts and are stated at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity. Cost of securities sold are recognized on the basis of specific identification. The securities classified as "held-to-maturity" consist of Government National Mortgage Association securities for which the Trust has positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight line method over the period to maturity which approximates the effective interest method.

REAL ESTATE DEPOSITS consist of funds held by an escrow agent to be applied toward the purchase of real estate qualifying for gain deferral as a like-kind exchange of property under section 1031 of the Internal Revenue Code. It also consists of earnest money, or "good faith deposits", to be used by the Trust toward the purchase of property or the payment of loan costs associated with loan refinancing.

INVESTMENT IN PARTNERSHIP - The Trust was accounting for its investment in Chateau Properties, Ltd. under the equity method of accounting, wherein the appropriate portion of the earnings or loss was recognized annually. The Operating Partnership had a general partnership interest in the limited partnership. Chateau Properties, Ltd. had invested in real estate properties. During 1998, the real estate in Chateau Properties, Ltd. was acquired through the issuance of operating partnership units.

MINORITY INTEREST - Interests in the operating partnerships held by limited partners are represented by operating partnership units. The operating partnerships' income is allocated to holders of units based upon the ratio of their holdings to the total units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the operating partnership agreement.

NET INCOME PER SHARE - Effective May 1, 1998, the Trust adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share. Basic net income per share is computed using the weighted average number of shares outstanding. There is potential for dilution of net income per share due to the conversion option of operating partnership units. However, basic and diluted net income per share are the same. The computation of basic and diluted net income per share can be found in Note 13.

INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

UPREIT status allows non-recognition of gain by an owner of appreciated real estate if that owner contributes the real estate to a partnership in exchange for a partnership interest. The UPREIT concept was born when the non-recognition provisions of Section 721 of the Internal Revenue Code were combined with "Exchange Rights" which allow the contributing partner to exchange the limited partnership interest received in exchange for the appreciated real estate for the Trust stock. Upon conversion of the partnership units to Trust shares, a taxable event occurs for that limited partner. Income or loss of the operating partnership shall be allocated among its partners in compliance with the provisions of the Internal Revenue Code Section
701(b) and 704(c).

REVENUE RECOGNITION - Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased to tenants for various terms exceeding one year. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rental income is recognized as it is earned, which is not materially different than on a straight-line basis.

Profit on sales of real estate shall be recognized in full when real estate is sold, provided:

a.	The profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated.
b.	The earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.
Based on the economic climate and the terms of many contracts, the collectibility of the sales price was not reasonably assured as required by generally accepted accounting principles. Consequently, the Trust uses the installment method of accounting for profits on several property sales as it more fairly reflects earned revenue.

Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in Note 4.

RECLASSIFICATIONS - Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

ACCOUNTING CHANGES - During the year ended April 30, 1999, the Trust adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and disclosing comprehensive income and its components. Besides net income, SFAS No. 130 requires the reporting of other comprehensive income, defined as revenues, expenses, gains, and losses that under generally accepted accounting principles are not included in net income. Unrealized gains/losses on securities available-for-sale represent the only items presented as other comprehensive income. Comprehensive income is presented in the Consolidated Statements of Shareholders' Equity.

During the year ended April 30, 1999, the Trust adopted SFAS No 131, "Disclosure About Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated by the chief decision makers in deciding how to allocate resources and in assessing performance. Operating segments of the Trust would include commercial and residential rental operations. Generally, segmental information follows the same accounting policies utilized for consolidated reporting, except, certain expenses, such as depreciation, are not allocated to segments for management purposes. See Note 12 for the Trust's disclosure of segment information in compliance with SFAS No. 131.

THE DIVIDEND REINVESTMENT PLAN is available to all shareholders of the Trust. Under the Dividend Reinvestment Plan, shareholders may elect for their dividends to be used by the plan administrator to acquire additional shares on the NASDAQ Small Cap Market or, if not available, directly from the Trust for approximately 95% of the market price on the date of purchase.

NOTE 2 - OFF-BALANCE-SHEET RISK

The Trust had deposits at First Western Bank and Bremer Bank which exceeded Federal Deposit Insurance Corporation limits by $3,128,203 and $665,255, respectively, at April 30, 1999.

NOTE 3 - PROPERTY OWNED UNDER LEASE

Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

	April 30, 1999	April 30, 1998
Residential	$228,574,976	$180,986,906
Less accumulated depreciation	(19,002,784)	(15,449,736)
	$209,572,192	$165,537,170
Commercial	$ 67,250,863	$ 50,429,416
Less accumulated depreciation	(7,109,615)	(6,066,393)
	$ 60,141,248	$ 44,363,023
Remaining Cost	$269,713,440	$209,900,193

There were no repossessions during the years ended April 30, 1999 and 1998.

The above cost of residential real estate owned included construction in progress of $7,492,062 and $753,680 as of April 30, 1999 and 1998, respectively. As of April 30, 1999 the trust expects to fund approximately $5,000,000 during the upcoming year to complete these construction projects and has a commitment to purchase the Great Plains Software building for approximately $15,000,000. The Trust also has outstanding offers to purchase selected properties as part of their normal operations.

Construction period interest of $211,882, $220,573 and $269,513 has been capitalized for the years ended April 30, 1999, 1998 and 1997, respectively.

Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $33,010,126, $27,231,714 and $18,935,111 for the years ended April 20, 1999, 1998 and 1997, respectively.

Gross revenues from commercial property rentals totaled $5,775,161, $4,462,872 and $4,037,258 for the years ended April 30, 1999, 1998 and 1997, respectively. Commercial properties are leased to tenants under terms of leases expiring at various dates through 2013. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $101,032, $28,316 and $16,517 for the years ended April 30, 1999, 1998 and 1997, respectively.

The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 1999, are as follows:

Year ending April 30,
2000	$ 8,069,271
2001	8,061,284
2002	7,289,618
2003	6,992,587
2004	6,987,797
Thereafter	67,613,980
$105,014,537

NOTE 4 - MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consists of nine contracts which are collateralized by real estate. Contract terms call for monthly payments of principals and interest. Interest rates range from 7 to 10.25%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

Future principal payments due under the mortgage loans contracts as of April 30, 1999 are as follows:

Year ending April 30,
2000	$ 9,323,959
2001	85,035
2002	92,144
2003	202,017
2004	113,307
Later years	904,752
$10,721,214

Details concerning mortgage loans receivable from related parties can be found in Note 10.

There were no significant non-performing mortgage loans receivable as of April 30, 1999 and 1998. Non-performing loans are recognized as impaired in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan.

The average balance of impaired loans for the year ended April 30, 1999 and 1998 was not significant. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that would have been earned on loans if they had not been non-performing was not significant in 1999, 1998 or 1997. There was no interest income on non-performing loans recognized on a cash basis for 1999, 1998 and 1997.

NOTE 5 - MARKETABLE SECURITIES

The amortized cost and estimated market values of marketable securities held-to-maturity at April 30, 1999 and 1998 are as follows:

1999	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
ISSUER GNMA	$2,964,434	$ 34,773	$ 21,723	$2,977,484
1998
ISSUER GNMA	$3,536,538	$ 22,757	$ 0	$3,559,295

The amortized cost and estimated market values of marketable securities available-for-sale at April 30, 1999 and 1998 are as follows:

1999	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity shares in other REIT's	$791,316	$ 82,524	$139,091	$734,749
1998
Equity shares in other REIT's	$610,666	$110,627	$ 0	$720,688

There were no realized gains or losses on sales of securities for the years ended April 30, 1999, 1998 and 1997.

Marketable securities held-to-maturity consists of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016, to September 15, 2023. The following is a summary of the maturities of securities held-to-maturity at April 30, 1999 and 1998:

                                    1999                                      ; 1998
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due After 10 years	$791,316	$734,749	$3,536,538	$3,559,295

NOTE 6 - NOTES PAYABLE

As of April 30, 1999, the trust had lines of credit available from three financial institutions. An unsecured line of credit was issued by First Western Bank & Trust in the amount of $4,000,000 carrying an interest rate equal to prime and maturing February 1, 2000. A second unsecured line of credit from First International Bank & Trust was issued in the amount of $2,500,000 carrying an interest rate equal to prime and maturing September 15, 1999. A third unsecured line of credit from Bremer Bank was issued in the amount of $5,000,000 carrying an interest rate equal to Bremer Financial Corp.'s reference rate and maturing September 1, 1999. Interest payments are due monthly on all three notes. As of April 30, 1999, the Trust had no unpaid balances on any of their three lines of credit. As of April 30, 1998, the Trust had an unpaid balance of $1,000,000 on the First Western Bank & Trust line of credit and no unpaid balance on the First International Bank & Trust line of credit. The Trust did not have a line of credit available from Bremer Bank as of April 30, 1998.

NOTE 7 - MORTGAGES PAYABLE

Mortgages payable as of April 30, 1999, included mortgages on properties owned totaling $175,064,346 and mortgages of $6,723 on property sold on contract. The carrying value of the related real estate owned was $198,076,573 and the carrying value of the related mortgage loans receivable was $159,965 as of April 30, 1999.

Mortgages payable as of April 30, 1998 included mortgages on properties owned totaling $134,012,050 and mortgages of $47,924 on property sold on contract. The carrying value of the related real estate owned was $190,827,346 and the carrying value of the related mortgage loans receivable was $209,260 as of April 30, 1998.

Monthly installments are due on the mortgages with interest rates ranging from 6.47% to 9.75% and with varying maturity dates through November 30, 2034.

Of the mortgages payable, the balances of fixed rate mortgages totaled $138,616,556 and $85,899,604, and the balances of variable rate mortgages totaled $36,454,513 and $48,160,370 as of April 30, 1999 and 1998, respectively.

The aggregate amount of required future principal payments on mortgages payable is as follows:

Year ending April 30,
2000	$ 4,257,321
2001	4,560,488
2002	4,897,046
2003	8,353,234
2004	5,197,797
Later years	147,805,183
Total payments	$175,071,069

NOTE 8 - INVESTMENT CERTIFICATES ISSUED

The Trust has placed investment certificates with the public. The interest rates vary from 6% to 11% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30, are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

Year ending April 30,
2000	$ 7,908,954
2001	896,483
2002	902,368
2003	562,451
2004	1,466,151
Thereafter	33,729
$11,770,136

NOTE 9 - DEFERRED GAIN FROM PROPERTY DISPOSITIONS

Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $1,000, $16,713 and $146,361 for the years ended April 30, 1999, 1998 and 1997, respectively.

NOTE 10 - TRANSACTIONS WITH RELATED PARTIES

Mr. Roger R. Odell and Mr. Thomas A. Wentz, Sr., officers and shareholders of the Trust are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 1999, Odell-Wentz & Associates received total fees under said agreement of $951,234. The fees for April 30, 1998 were $740,393 and for April 30, 1997 were $667,367.

For the years ended April 30, 1999, 1998 and 1997, the Trust has capitalized $195,019, $141,468 and $177,834, respectively, of these fees, with the remainder of $756,215, $598,925 and $489,533, respectively, expensed as advisory and trustee fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment, computer services and other services necessary to conduct the business affairs of the Trust.

Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM. IMM received $609,783, $530,678 and $408,904 for services rendered for years ended April 30, 1999, 1998 and 1997, respectively.

Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services totaled $157,392, $171,755 and $291,143 for the years ended April 30, 1999, 1998 and 1997, respectively.

The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Jr. is a partner totaling $33,022, $62,293 and $36,045 for the years ended April 30, 1999, 1998 and 1997, respectively. Thomas A. Wentz, Jr. is a trustee of the Trust.

Investment certificates issued by the Trust to officers and trustees totaled $2,138,758, $1,219,457 and $519,528, at April 30, 1999, 1998 and 1997, respectively.

The Trust issued 334,172 limited partnership units at $7.20/unit to Roger R. Odell and C. Morris Anderson upon the completion of the UPREIT transaction with Magic City Realty during the year ended April 30, 1998. Mr. Odell and Mr. Anderson owned all of Magic City Realty. Mr. Anderson is also a trustee of the Trust.

NOTE 11 - MARKET PRICE RANGE OF SHARES

Since October 17, 1997, Investors Real Estate Trust traded shares on the NASDAQ Small Capital Market. For the year ended April 30, 1998 a total of 812,498 shares were traded in 445 separate trades. The high trade price during the period was 7.41, low was 6.56, and the closing price on April 30, 1998 was 7.12. For the year ended April 30, 1999, a total of 1,862,187 shares were traded in 1,017 separate trades. The high trade price during the period was 14.00, low was 6.50, and the closing price on April 30, 1999 was 7.50.

Prior to October 17, 1997, Investors Real Estate Trust shares were traded on Over-the- Counter-Market. The price range is as follows:

                                                            BID                   ASK
	Low	High	Low	High
May 1, 1996 to April 30, 1997	$6.44	$6.62	$7.00	$7.20
May 1, 1997 to October 17, 1997	$6.62	$6.85	$7.20	$7.45

NOTE 12 - SEGMENT DATA

The following information summarizes the Trust's segment reporting for Residential and Commercial properties along with reconciliations to the consolidated financial statements:

YEAR ENDING APRIL 30, 1999

	Commercial	Residential	Total
Segment revenue
Rental revenue	$ 5,775,161	$33,010,126	$38,785,287
Segment expenses
Mortgage interest	2,417,316	8,782,600	11,199,916
Utilities and maintenance	113,374	6,243,109	6,356,483
Taxes and insurance	91,003	4,318,759	4,409,762
Property management	60,612	3,227,655	3,288,267
	$ 2,682,206	$22,572,123	$25,254,428
Segment gross profit	$ 3,092,856	$10,438,003	$13,530,859

Reconciliation to consolidated operations:

Interest discounts and fee revenue	1,141,975
Other interest expense	(902,065)
Depreciation	(5,966,874)
Advisory and trust fees	(927,063)
Operating expenses	(320,479)
Amortization	(154,677)
Consolidated operating income	$6,401,676

YEAR ENDING APRIL 30, 1999

	Commercial	Residential	Total
Segment Assets
Property owned	$67,250,863	$228,574,976	$295,825,839
Less accumulated depreciation	(7,109,615)	(19,002,784)	(26,112,399)
Total consolidated property owned	$60,141,248	$209,572,192	$269,713,440

YEAR ENDING APRIL 30, 1998
	Commercial	Residential	Total
Segment revenue
Rental revenue	$ 5,775,161	$25,919,425	$31,694,586
Segment expenses
Mortgage interest	2,048,990	7,665,969	9,714,959
Utilities and maintenance	113,374	5,029,085	5,142,459
Taxes and insurance	229,696	3,306,451	3,536,147
Property management	50,700	2,592,277	2,642,977
	$2,442,760	$18,593,782	$21,036,542
Segment gross profit	$ 3,332,401	$ 7,325,643	$10,658,044

Reconciliation to consolidated operations:

Interest discounts and fee revenue	712,959
Other interest expense	(764,145)
Depreciation	(4,791,907)
Advisory and trust fees	(745,907)
Operating expenses	(271,738)
Amortization	(106,108)
Consolidated operating income	$4,691,198

YEAR ENDING APRIL 30, 1998

	Commercial	Residential	Total
Segment Assets
Property owned	$50,429,416	$180,986,906	$231,416,322
Less accumulated depreciation	(6,066,393)	(15,449,736)	(21,516,129)
Total consolidated property owned	$44,363,023	$165,537,170	$209,900,193

YEAR ENDING APRIL 30, 1997

	Commercial	Residential	Total
Segment revenue
Rental revenue	$ 4,063,284	$18,909,084	$22,972,368
Segment expenses
Mortgage interest	1,670,216	5,406,681	7,076,897
Utilities and maintenance	254,248	3,487,629	3,741,877
Taxes and insurance	225,810	2,494,685	2,720,495
Property management	45,249	1,825,186	1,870,435
	$2,195,523	$13,214,181	$15,409,704
Segment gross profit	$ 1,867,761	$ 5,694,903	$7,562,664
Reconciliation to consolidated operations:

Interest discounts and fee revenue	861,613
Other interest expense	(561,879)
Depreciation	(3,584,149)
Advisory and trust fees	(559,149)
Operating expenses	(158,627)
Amortization	(60,588)
Consolidated operating income	$3,499,443

YEAR ENDING APRIL 30, 1997

	Commercial	Residential	Total
Segment Assets
Property owned	$42,241,096	$149,643,413	$191,884,509
Less accumulated depreciation	(5,102,464)	(11,845,692)	(16,948,156)
Total consolidated property owned	$37,138,632	$137,797,721	$174,936,353

NOTE 13 - EARNINGS PER SHARE

Basic earnings per share are computed by dividing the earnings available to stockholders by the weighted average number of shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if potential dilutive securities had been converted to shares. Operating partnership units can be exchanged for shares on a one for one basis. The following tables reconciles amounts reported in the consolidated financial statements for the years ended April 30, 1999, 1998, and 1997:

Basic earnings per share	1999	1998	1997
NUMERATOR
Net income applicable to shares	$ 7,604,135	$ 5,014,909	$ 3,897,849
Numerator for basic earnings per share	7,604,135	5,014,909	3,897,849
Minority interest portion of operating partnership income	744,725	141,788	18
Numerator for diluted earnings per share	$ 8,348,860	$ 5,156,697	$ 3,897,867
DENOMINATOR
Denominator for basic earnings per share Weighted average shares	17,441,976	15,636,21	14,044,467
Effect of dilutive securities Convertible operating partnership units	1,662,489	417,445	13
Denominator for diluted earnings per share	19,104,465	16,053,659	14,044,480
Basic earnings per share	$ 0.44	$ 0.32	$ 0.28
Diluted earnings per share	$ 0.44	$ 0.32	$ 0.28

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

Notes payable - The carrying amount approximates fair value because of the short maturity of those notes.

Mortgages payable - For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed-rate loans is estimated based on the discounted cash flows of the loans using current market rates.

Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of which interest will be paid.

The estimated fair values of the Company's financial instruments are as follows:

                                        1999                                            1998
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS	$ 10,721,214	$ 10,721,214	$ 3,438,308	$ 3,438,308
Mortgage loan receivable	3,713,053	3,713,053	2,132,220	2,132,220
Cash
Marketable securities held-to-maturity	2,964,434	2,977,484	3,536,538	3,559,295
Marketable securities available-for-sale	734,749	734,749	720,688	720,688

FINANCIAL LIABILITIES
Notes payable	$ 0	$ 0	$ 1,000,000	$ 1,000,000
Mortgages payable	175,071,069	175,561,542	135,059,974	129,354,699
Investment certificates issued	11,770,136	11,619,938	10,369,561	10,202,603
Accrued interest payable	1,428,222	1,428,222	1,220,177	1,220,177

INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION

Board of Trustees
Investor Real Estate Trust
and Subsidiaries
Minot, North Dakota

Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Subsidiaries for the years ended April 30, 1999, 1998 and 1997, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 24 through 38 related to the 1999, 1998 and 1997 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page 39 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 1999, 1998 and 1997, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1996 and 1995, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 34 relating to the 1996 and 1995 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which is has been derived.

BRADY, MARTZ & ASSOCIATES, P.C.

/S/  Brady, Martz & Associates, P.C.

May 26, 1999

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999 AND 1998

Schedule I
MARKETABLE SECURITIES

                                                        April 30, 1999                           April 30, 1998
	Principal Amount	Market	Principal Amount	Market
GNMA Pools	$2,964,434	$2,977,484	$3,536,538	$3,559,295
	Cost	Market	Cost	Market
Equity shares in other REIT's	$ 791,316	$ 734,749	$ 610,066	$ 720,688

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997

Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION

Charges to Costs and Expenses
	1999	1998	1997
ITEM
Maintenance and repairs	$ 3,470,202	$ 2,832,772	$1,812,496
Taxes, other than payroll and income taxes property taxes	$ 4,025,560	$3,162,656	$2,515,631
Royalties	*	*	*
Advertising costs	*	*	*
                            *Less than 1 percent of total revenues

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

COST CAPITALIZATION
    INITIAL COST TO TRUST SUBSEQUENT TO ACQUISITION
APARTMENTS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
1112 32ND AVE SW	$ 354,903	$ 50,000	$ 543,147	$ 21,605	$ 0
177 10TH AVE E DICKINSON	221,575	40,000	318,109	76,470	0
405 GRANT AVE HARVEY	0	13,584	157,211	54,914	0
4301-4313 9TH AVE SW FARGO	415,847	52,870	908,727	58,694	0
BEULAH CONDOS, ND	0	6,360	336,589	128,500	0
BISON PROPERTIES	0	38,581	333,394	197,808	0
CANDLELIGHT APTS - FARGO, ND	473,605	80,040	757,977	61,075	0
CASTLE ROCK - BILLINGS, MT	3,946,539	736,000	4,375,683	561,514	0
CENTURY APTS - DICKINSON, ND	1,481,672	100,000	1,564,598	459,683	0
CENTURY APTS - WILLISTON, ND	2,508,160	200,000	3,166,750	542,834	0
CHATEAU APTS - MINOT, ND	1,625,659	122,000	2,242,090	42,020	0
CLEARWATER APTS - BOISE, ID	2,652,705	585,000	3,189,463	47,736	0
COUNTRY MEADOWS - BILLINGS, MT	2,609,222	245,624	3,638,442	9,855	120,821
COUNTRY MEADOWS PHASE II	0	245,623	1,897,131	0	0
COLTON HEIGHTS - MINOT, ND	313,877	80,000	734,286	111,759	0
COTTONWOOD LAKE - BISMARCK, ND	2,792,497	1,055,862	8,027,224	763,951	114,353
CRESTVIEW APTS - BISMARCK, ND	3,360,790	235,000	4,290,031	274,576	0
EASTGATE PROPERTIES	0	23,917	1,490,181	530,188	0
FOREST PARK ESTATE - G. FORKS	3,849,741	810,000	5,579,164	731,736	0
HERITAGE MANOR-ROCHESTER, MN	5,014,255	403,256	6,967,952	50,769	0
HILL PARK PROPERTIES	1,365,554	224,750	2,562,296	237,113	0
IBM LAND - ROCHESTER, MN	0	11,871	0	0	0
IVY CLUB - VANCOUVER, WA	7,079,422	1,274,000	9,973,755	448,913	0
JENNER PROPERTIES	1,298,052	220,000	2,077,500	215,668	0
KIRKWOOD APTS - BISMARCK, ND	2,205,000	449,290	2,729,745	408,247	0
LEGACY APTS - GRAND FORKS, ND	6,404,073	1,361,855	8,886,258	360,264	224,180
LEGACY UNDERGROUND - G. FORKS	0	725,277	2,260,345	0	0
MAGIC CITY APTS - MINOT, ND	2,546,829	532,000	4,738,000	158,774	0
MANDAN APTS - MANDAN, ND	818	20,000	236,500	32,921	0
MEADOWS - JAMESTOWN-INS. CLAIM	0	0	1,334,976	0	0
MEADOWS - JAMESTOWN NEW CONST.	0	167,325	452,685	0	0
MIRAMONT APTS - FT. COLLINS, CO	11,481,696	1,470,000	12,765,460	49,715	0
NEIGHBORHOOD APTS - CO SPRINGS	7,291,069	1,033,592	9,811,600	251,991	0
NORTH POINTE - BISMARCK, ND	1,678,718	143,500	1,996,726	139,262	123,687
OAK MANOR APTS - DICKINSON, ND	0	25,000	225,000	100,484	0
OAKWOOD ESTATES - SIOUX FALLS, SD	2,090,133	342,800	2,783,950	418,581	0
OXBOW - SIOUX FALLS, SD	3,311,700	404,072	4,494,441	90,760	0
PARK EAST APTS - FARGO ND	3,466,359	83,000	4,082,665	785,662	0
PARK MEADOWS - WAITE PARK, MN	7,753,474	1,143,450	9,099,297	898,267	0
PARKWAY APTS - BEULAH, ND	0	7,000	40,738	74,320	0
PINE CONE APTS - FT. COLLINS, CO	10,472,304	904,545	12,167,093	145,282	0
POINTE WEST APTS - MINOT, ND	2372,322	240,000	3,537,775	179,566	0
PRAIRIE WINDS APTS - SIOUX FALLS, SD	1,307,534	144,097	1,816,011	27,567	0
ROCKY MEADOWS 96 - BILLINGS, MT	2,788,609	655,985	5,484,735	428,596	103,378
ROSEWOOD/OAKWOOD - SIOUX FALLS	1,243,428	200,000	1,738,245	9,690	0
SOUTH POINTE - MINOT, ND	6,418,627	550,000	9,151,175	191,819	402,672
SOUTHVIEW APTS - MINOT, ND	0	185,000	468,585	59,543	0
SOUTHWIND APTS - GRAND FORKS, ND	4,048,673	400,000	5,033,683	278,671	0
SWEETWATER PROPERTIES	162,315	90,767	1,208,847	539,077	0
VAN MALL WOODS - VANCOUVER, WA	4,031,894	600,000	5,421,312	13,036	0
VIRGINIA APTS - MINOT, ND	0	37,600	163,036	30,527	0
WEST STONEHILL - ST. CLOUD, MN	7,799,243	939,000	10,167,355	386,329	0
WESTWOOD PARK - BISMARCK, ND	1,254,294	161,114	1,717,304	249,443	0
WOODRIDGE APTS - ROCHESTER, MN	4,177,096	370,000	6,028,096	135,915	0
	$135,670,283	$ 20,240,607	$195,173,588	$12,071,690	$1,089,091

F-29 & F-30

Page 124 & 125  of 181

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

APARTMENTS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
1112 32ND AVE SW	$ 50,000	$ 564,752	$ 614,752	$ 49,252	1996	24-40 YEARS
177 10TH AVE E DICKINSON	40,278	394,301	434,579	82,205	1989	24-40 YEARS
405 GRANT AVE HARVEY	14,674	211,036	225,710	37,196	1991	24-40 YEARS
4301-4313 9TH AVE SW FARGO	68,868	951,423	1,020,291	252,252	1988	5-40 YEARS
BEULAH CONDOS ND	78,339	393,110	471,449	323,402	1983	15-40 YEARS
BISON PROPERTIES	38,581	531,202	569,783	43,202	1972	25-40 YEARS
CANDLELIGHT APTS FARGO	80,040	819,052	899,092	128,130	1993	24-40 YEARS
CASTLE ROCK BILLINGS	736,000	4,937,197	5,673,197	46,470	1999	40 YEARS
CENTURY APTS DICKINSON	126,738	1,997,543	2,124,281	607,904	1986	35-40 YEARS
CENTURY APTS WILLISTON	274,971	3,634,613	3,909,584	1,263,633	1986	35-40 YEARS
CHATEAU APTS MINOT	122,000	2,284,110	2,406,110	60,360	1997	12-40 YEARS
CLEARWATER BOISE	585,000	3,237,199	3,822,199	50,368	1999	40 YEARS
COUNTRY MEADOWS BILLINGS	245,624	3,769,118	4,014,742	135,691	1996	40 YEARS
COUNTRY MEADOWS PHASE II	245,623	1,897,131	2,142,754	0	1999	N/A-CONST IN PROGRESS
COLTON HEIGHTS PROPERTIES	80,095	845,950	926,045	364,965	1984	33-40 YEARS
COTTONWOOD LAKE BISMARCK	1,055,862	8,905,528	9,961,390	172,173	1997	40 YEARS
CRESTVIEW APTS BISMARCK	235,000	4,564,607	4,799,607	610,281	1994	24-40 YEARS
EASTGATE PROPERTIES	28,639	2,015,647	2,044,286	1,376,073	1970	33-40 YEARS
FOREST PARK ESTS G FORKS	811,954	6,308,946	7,120,900	966,124	1993	24-40 YEARS
HERITAGE MANOR ROCHESTER	403,256	7,018,721	7,421,977	124,570	1999	40 YEARS
HILL PARK PROPERTIES	245,653	2,778,506	3,024,159	1,207,552	1985	33-40 YEARS
IBM LAND ROCHESTER	11,871	0	11,871	0	1999	N/A LAN
IVY CLUB VANCOUVER	1,274,000	10,422,668	11,696,668	54,423	1999	40 YEARS
JENNER PROPERTIES	1,357,209	1,155,959	2,513,168	98,005	1996	40 YEARS
KIRKWOOD APTS BISMARCK	449,290	3,137,992	3,587,282	130,417	1997	12-40 YEARS
LEGACY APTS GRAND FORKS	1,361,855	9,470,702	10,832,557	507,423	1996	24-40 YEARS
LEGACY UNDERGROUND G FORKS	725,277	2,260,345	2,985,622	0	1997	N/A-CONST IN PROGRESS
MAGIC CITY APTS MINOT	532,000	4,896,774	5,428,774	186,966	1997	12-40 YEARS
MANDAN APTS MANDAN	20,000	269,671	289,671	58,649	1989	24-40 YEARS
MEADOWS JMSTWN-INS CLAIM	0	1,334,976	11,334,976	0	1999	N/A CONST IN PROGRESS
MEADOWS JMSTWN-NEW CONST	167,325	452,685	620,010	0	1999	N/A-CONST IN PROGRESS
MIRAMONT APTS FT COLLINS	1,470,000	12,815,175	14,285,175	801,792	1996	40 YEARS
NEIGHBORHOOD APTS CO SPRING	1,033,592	10,063,591	11,097,183	640,191	1996	40 YEARS
NORTH POINTE 49 BISMARCK	143,500	2,259,675	2,403,175	195,742	1995	24-40 YEARS
OAK MANOR APTS DICKINSON	29,012	321,472	350,484	63,163	1989	24-40 YEARS
OAKWOOD ESTS SIOUX FALLS	342,800	3,202,531	3,545,331	496,449	1993	24-40 YEARS
OXBOW SIOUX FALLS	404,073	4,585,200	4,989,273	512,778	1994	24-40 YEARS
PARK EAST APTS FARGO	83,000	4,868,327	4,951,327	142,292	1997	12-40 YEARS
PARK MEADOWS WAITE PARK	1,143,450	9,997,564	11,141,014	645,662	1997	40 YEARS
PARKWAY APTS BEULAH	11,816	110,242	122,058	17,555	1988	5-40 YEARS
PINE CONE APTS FT. COLLINS	904,545	12,312,375	13,216,920	1,226,183	1994	40 YEARS
POINTE WEST APTS MINOT	240,000	3,717,341	3,957,341	498,446	1994	24-40 YEARS
PRAIRIE WINDS APTS S FALLS	144,097	1,843,577	1,987,674	296,874	1993	24-40 YEARS
ROCKY MEADOWS 96 BILLINGS	655,985	6,016,710	6,672,695	377,901	1996	40 YEARS
ROSEWOOD/OAKWOOD S. FALLS	200,000	1,747,935	1,947,935	108,851	1996	40 YEARS
SOUTH POINTE MINOT	275,000	10,020,666	10,295,666	721,002	1995	24-40 YEARS
SOUTHVEIW APTS MINOT	185,000	528,128	713,128	60,658	1994	24-40 YEARS
SOUTHWIND APTS G FORKS	409,892	5,302,462	5,712,354	456,706	1996	24-40 YEARS
SWEETWATER PROPERTIES	94,270	1,744,421	1,838,691	1,012,925	1972	5-40 YEARS
VAN MALL WOODS VANCOUVER	600,000	5,434,347	6,034,347	73,671	1999	40 YEARS
VIRGINIA APTS MINOT	37,600	193,563	231,163	68,508	1987	27 1/2-40 YEARS
WEST STONEHILL ST. CLOUD	939,000	10,553,684	11,492,684	923,809	1995	40 YEARS
WESTWOOD PARK BISMARCK	161,114	1,966,747	2,127,861	35,926	1999	40 YEARS
WOODRIDGE APTS ROCHESTER	370,000	6,164,011	6,534,011	388,014	1996	40 YEARS
	$21,343,768	$207,231,208	$228,574,976	$19,002,784

F-31 & F-32

Page 126 & 127 of 181

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

COST CAPITALIZATION
    INITIAL COST TO TRUST SUBSEQUENT TO ACQUISITION
OFFICE BUILDINGS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
1ST AVENUE BUILDING	$ 0	$ 30,000	$ 219,496	$ 589,341	$ 0
401 SOUTH MAIN MINOT	0	70,600	334,308	204,211	0
408 1ST ST SE MINOT	0	10,000	34,836	2,072	0
CREEKSIDE OFFICE BLDG BILLINGS	1,210,759	311,310	1,088,149	285,459	0
LESTER CHIROPRACTIC CLINIC	0	25,000	243,916	0	0
WALTERS 214 S MAIN MINOT	0	27,055	76,076	8,809	0
	$ 1,210,759	$ 473,965	$ 1,966,781	$ 1,089,892	0

COMMERCIAL
AMERICA'S BEST FURNITURE	$3,453,722	$ 765,000	$ 4,874,576	$ 152,606	0
AMERITRADE OMAHA, NE	6,150,000	326,500	7,873,500	83,977	0
ARROWHEAD SHOPPING CENTER	0	100,359	1,063,925	1,666,880	0
BARNES & NOBLE FARGO	2,032,279	540,000	2,752,012	0	0
BARNES & NOBLE OMAHA	2,201,636	600,000	3,099,101	0	0
CARMIKE THEATRE GRAND FORKS	1,945,022	183,515	2,225,585	69,569	67,068
COMPUTER CITY KENTWOOD, MI	1,456,644	225,000	1,888,574	0	0
CORNER C-STORE MINOT	869,944	195,000	999,432	5,910	0
EDGEWOOD VISTA BILLINGS	705,332	130,000	837,405	12,813	0
EDGEWOOD VISTA E. GRAND FORKS	605,008	25,000	874,821	0	0
EDGEWOOD VISTA MINOT	4,248,353	260,000	1,835,335	4,180,596	0
EDGEWOOD VISTA MISSOULA	609,135	108,900	853,528	0	0
EDGEWOOD VISTA SIOUX FALLS	707,751	130,000	838,366	6,373	0
GREAT PLAINS SOFTWARE FARGO	0	125,501	283,199	0	0
HUTCHINSON TECH S FALLS	3,177,752	244,800	4,029,426	154,800	0
LINDBERG BLDG EDEN PRAIRIE	1,178,965	198,000	1,154,404	103,385	0
MINOT PLAZA MINOT	0	50,000	452,898	6,181	0
PETCO FARGO	1,058,364	324,148	873,080	54,461	27,245
PIONEER SEED MOORHEAD	278,123	56,925	548,075	48,876	0
STONE CONTAINER FARGO	2,884,434	440,251	4,319,924	149,155	89,156
SUPERPUMPER CROOKSTON	0	13,125	214,153	201,499	0
SUPERPUMPER GRAND FORKS	0	80,000	405,007	0	0
SUPERPUMPER LANGDON	0	59,674	151,500	28,038	0
SUPERPUMPER SIDNEY	0	12,000	108,600	0	0
VIROMED EDEN PRAIRIE	3,120,000	660,000	4,160,310	37,320	0
WEDGEWOOD SWEETWATER, GA	1,500,840	334,346	2,475,655	1,161,878	0
	$ 38,183,304	$ 6,194,044	$ 49,188,391	$ 8,124,321	$ 183,469
TOTALS	$175,064,346	$26,908,616	$246,358,760	$21,285,903	$ 1,272,560

F-33 & F-34

Page 128 & 129 of 181

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

OFFICE BUILDINGS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
1ST AVENUE BUILDING	$ 67,710	$ 771,127	$ 838,837	$ 340,708	1981	33-40 YEARS
401 SOUTH MAIN MINOT	70,722	538,397	609,119	138,716	1987	24-40 YEARS
408 1ST STREET SE MINOT	10,016	36,892	46,908	23,918	1986	19-40 YEARS
CREEKSIDE OFFICE BLDG	311,310	1,373,608	1,684,918	233,355	1992	40 YEARS
LESTER CHIROPRACTIC	25,000	243,917	268,917	64,206	1988	40 YEARS
WALTERS 214 S MAIN	27,829	84,110	111,939	76,556	1978	20-40 YEARS
	$ 512,587	$ 3,048,051	$ 3,560,638	$ 877,459
COMMERCIAL
AMERICA'S BEST	765,000	5,027,182	5,792,182	672,263	1994	40 YEARS
AMERITRADE OMAHA	326,500	7,957,477	8,283,977	8,289	1999	40 YEARS
ARRWHD SHOPPING CTR	100,411	2,730,753	2,831,164	2,147,694	1973	15 1/2 -40 YEARS
BARNES & NOBLE FARGO	540,000	2,752,012	3,292,012	309,601	1994	40 YEARS
BARNES & NOBLE OMAHA	600,000	3,099,101	3,699,101	271,171	1995	40 YEARS
CARMIKE THEATRE	183,516	2,362,221	2,545,737	265,687	1994	40 YEARS
COMPUTER CITY	225,000	1,888,574	2,113,574	118,036	1996	40 YEARS
CORNER C-STORE	195,000	1,001,342	1,196,342	21,904	1997	40 YEARS
EDGEWD V BILLINGS	130,000	850,218	980,218	18,504	1999	40 YEARS
EDGEWD V E G FORKS	630,608	269,213	899,821	39,175	1997	40 YEARS
EDGEWD V MINOT	260,000	6,015,931	6,275,931	227,907	1997	40 YEARS
EDGEWD V MISSOULA	108,900	853,528	962,428	53,346	1997	40 YEARS
EDGEWD V SIOUX FALLS	130,000	844,739	974,739	18,437	1999	40 YEARS
GT PLAINS SOFTWARE	125,501	283,199	408,700	0	1998	N/A-CONST IN PROGRESS
HUTCHINSON TECH	244,800	4,184,226	4,249,026	672,223	1993	40 YEARS
LINDBERG BLDG EDEN	198,000	1,257,789	1,455,789	226,447	1992	40 YEARS
MINOT PLAZA	50,000	459,079	509,079	74,132	1993	40 YEARS
PETCO FARGO	324,148	954,786	1,278,934	106,679	1994	40 YEARS
PIONEER SEED MRHD	56,925	596,951	653,876	107,107	1992	40 YEARS
STONE CONTAINER	440,251	4,558,235	4,998,486	396,231	1995	40 YEARS
SUPERPUMPER CROOKSTON	13,125	415,652	428,777	90,248	1988	40 YEARS
SUPERPUMPER G FORKS	80,000	405,007	485,007	86,064	1991	40 YEARS
SUPERPUMPER LANGDON	59,674	179,538	239,212	62,067	1987	31 1/2-40 YEARS
SUPERPUMPER SIDNEY	12,000	108,600	120,600	17,648	1993	40 YEARS
VIROMED EDEN PRAIRIE	666,000	4,197,634	4,863,634	21,787	1999	40 YEARS
WEDGEWD SWEETWATER	334,346	3,637,533	3,971,879	199,509	1996	40 YEARS
	$ 6,799,705	$ 56,890,520	$ 63,690,225	$ 6,232,156
TOTALS	$28,656,060	$267,169,779	$295,825,839	$26,112,399

F-35 & F-36

Page 130 & 131 of 181

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

Reconciliations of total real estate carrying value for the three years ending April 30, 1999, 1998 and 1997 are as follows:

	1999	1998	1997
Balance at beginning of year	$231,416,322	$191,884,509	$131,447,734
Additions during year
- acquisitions	52,455,508	39,014,230	59,377,674
- improvements and other	4,780,853	1,463,878	635,791
Deduction during year
- cost of real estate sold	(2,826,844)	(1,270,749)	(404,777)
Balance at close of year	$295,825,839	$231,416,322	$191,884,509

Reconciliations of accumulated depreciation for the three years ended April 30, 1999, 1998 and 1997 are as follows:

	1999	1998	1997
Balance at beginning of year	$21,516,129	$16,948,156	$13,551,571
Additions during year
- provisions for depreciation	5,966,874	4,791,907	3,584,591
Deduction during year
- accumulated depreciation on real estate sold	(1,370,604)	(223,934)	(188,006)
Balance at close of year	$26,112,399	$21,516,129	$16,948,156

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

Schedule XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

	Interest Rate	Final Maturity Date	Payment Terms	Prior Liens
RESIDENTIAL
Higley Heights, Phoenix, AZ	8%	03-01-04	Quarterly	-
Great Plains Software, Fargo, ND	9.50%	01-01-99	Balloon Pmt	-
Rolland Hausman	9%	02-01-16	Monthly	-
Other - over $100,000	8-10.25%	11-01-02 to 06-01-07	Monthly	-
-less than $100,000	7-8.75%	12-01-00 to 01-01-04	Monthly	-

                    Less         - Unearned discounts
                                    - Deferred gain from property disposition
                                    -Allowance for loan losses

Face Amounts of Mortgages	Carrying Amounts of Mortgages	Principal Amount of Loans Subject to Delinquent Principal or Interest
$ 809,786	742,811	$ 742,811
15,000,000	9,185,758	0
315,659	294,968	0
517,325	387,895	0
113,970	109,782	0
$16,756,740	$10,721,214	$ 742,811
	(1,898)
	(1,000)
	(120,314)
	$10,598,002

Schedule XII (Continued)

	1999	1998
MORTGAGE LOANS RECEIVABLE, BEGINNING OF YEAR	$ 3,438,308	$3,108,933
New participations in and advances on mortgage loans	7,655,061	2,061,179
	$11,093,369	$5,170,112
Collections	(372,155)	(1,727,237)
Write-off through allowance	0	(4,567)
MORTGAGE LOANS RECEIVABLE, END OF YEAR	$10,721,214	$3,438,308

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
SELECTED FINANCIAL DATA

	1999	1998	1997	1996	1995
Consolidated Income Statement Data
Revenue	$ 39,927,262	$ 32,407,545	$ 23,833,981	$ 18,659,665	$13,801,123
Operating income	6,401,676	4,691,198	3,499,443	3,617,807	3,560,318
Gain on repossession/ Sale of properties	1,947,184	465,499	398,424	994,163	407,512
Minority interest of portion of Operating partnership income	(744,725)	(141,788)	(18)	0	0
Net income	7,604,135	5,014,909	3,897,849	4,611,970	3,967,830
Consolidated Balance Sheet Data
Total real estate investments	$280,311,442	$213,211,369	$177,891,168	$122,377,909	$84,005,635
Total assets	291,493,311	224,718,514	186,993,943	31,355,638	94,616,744
Shareholders' equity	85,783,294	68,152,626	59,997,619	50,711,920	37,835,654
Consolidated Per Share Data (basic and diluted)
Operating income	$ .33	$ .29	$ .25	$ .30	$ .34
Gain on sale of properties	.11	.03	.03	.08	.04
Dividends	.47	.42	.39	.37	.34
Tax status of dividend
Capital gain	6.3%	2.9%	21.0%	1.6%	11.0%
Ordinary income	76.0%	97.1%	79.0%	98.4%	89.0%
Return of capital	17.7%	0.0%	0.0%	0.0%	0.0%

INVESTORS REAL ESTATE TRUST
AND AFFILIATED PARTNERSHIPS
APRIL 30, 1999, 1998 AND 1997

GAIN FROM PROPERTY DISPOSITIONS

	Total Original Gain	Unrealized 04/30/99	Realized 04/30/99	Realized 04/30/98	Realized 04/30/97
Brooklyn Addition*	$ 25,000	$ 1,000	$ 1,000	$ 1,000	$1,000
1302 South 19 1/2*	87,699	0	0	15,713	6,732
406 17th St. - Mandan*	233,522	0	0	0	138,629
Fairfield Apts - Marshall	80,121	0	80,121	0	0
Superpumper - Emerado	158,146	0	158,146	0	0
Park Place Apts - Waseca	366,018	0	366,018	0	0
Bison Props. - Jamestown	1,341,899	0	1,341,899	0	0
Scottsbluff Estates	326,138	0	0	326,138	0
Superpumper - Bottineau	83,579	0	0	83,579	0
Superpumper - New Town	25,417	0	0	25,417	0
Other gains	13,652	0	0	13,652	0
Hutchinson, MN	252,063	0	0	0	252,063
		$ 1,000	$1,947,184	$ 465,499	$ 398,424

* The gain from the sale of these properties is being realized based on the installment method. The amount of deferred gain realized was $1,000, $16,713 and $146,361 for the years ended April 30, 1999, 1998 and 1997, respectively.

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

MORTGAGE LOANS PAYABLE

	Interest Rate	Final Maturity Date	Periodic Payment Terms	Face Amount of Mortgage	Carrying Amount of Mortgage	Delinquent Principal or Interest
1112 32nd Ave SW Minot	8.50%	07/20/10	Monthly	$ 425,000	$ 354,903	0
177 10th Ave E Dickinson	8.50%	11/01/18	Monthly	250,963	221,575	0
4301 9th Ave Sunchase I	9.04%	09/01/02	Monthly	364,765	116,019	0
4313 9th Ave Sunchase II	9.04%	02/01/14	Monthly	370,000	299,828	0
America's Best (FKA Smiths Home)	9.75%	03/29/03	Monthly	3,750,000	3,453,722	0
Ameritrade-Omaha, NE	7.25%	05/01/19	Monthly	6,150,000	6,150,000	0
Barnes & Noble Stores	7.98%	12/01/10	Monthly	4,900,000	4,233,915	0
Candlelight Apts	8.50%	12/01/99	Monthly	578,000	473,605	0
Carmike-Grand Forks	7.75%	02/01/07	Monthly	2,000,000	1,945,022	0
Castle Rock - Billings	6.66%	03/01/09	Monthly	3,950,000	3,946,539	0
Century Apts - Dickinson	8.00625%	03/01/06	Monthly	1,595,000	1,481,672	0
Century Apts - Williston	8.00625%	03/01/06	Monthly	2,700,000	2,508,160	0
Chateau - Minot	8.00625%	03/01/06	Monthly	1,674,350	1,625,659	0
Clearwater - Boise	6.47000%.	01/01/09	Monthly	2,660,000	2,652,705	0
Cottonwood Phase I	6.59000%	01/01/09	Monthly	2,800,000	2,792,497	0
Country Meadows - Billings	7.51000%	01/01/09	Monthly	2,660,000	2,609,222	0
Creekside - Billings	8.35%	06/01/13	Monthly	1,250,000	1,210,759	0
Crestview Apts - Bismarck	8.69%	07/01/08	Monthly	3,400,000	3,360,790	0
COMPUSA	7.75%	02/01/01	Monthly	1,565,361	1,456,644	0
Corner Express - Minot	7.52%	10/01/13	Monthly	885,000	869,944	0
Edgewood Vista - Billings	7.13%	10/01/13	Monthly	720,000	705,332	0
Edgewood Vista - E Grand Forks	8.35%	07/05/12	Monthly	650,000	605,008	0
Edgewood Vista - Minot	8.27%	09/20/12	Monthly	4,510,000	4,248,353	0
Edgewood Vista - Missoula	9.75%	04/15/12	Monthly	647,500	609,135	0
Edgewood Vista - Sioux Falls	7.52%	07/01/13	Monthly	720,000	707,751	0
Forest Park Estates IDS	7.625%	05/01/03	Monthly	4,500,000	3,849,741	0
Heritage Manor - Rochester	6.800%	10/01/18	Monthly	5,075,000	5,014,255	0
Hutchinson Technology	8.75%	08/01/08	Monthly	3,250,000	3,177,752	0
Ivy Club Apts - Vancouver	7.36%	12/01/01	Monthly	7,092,443	7,079,422	0
Jenner Properties, ND	9.50%	11/01/99	Monthly	1,391,585	1,298,052	0
Kirkwood Manor - Bismarck	9.05%	Various	Bond-Semi	2,330,000	2,205,000	0
Legacy Apts - Phase I - G Forks	7.070%	01/01/04	Monthly	4,000,000	3,861,356	0
Legacy Apts Phase II - G Forks	7.070%	05/29/28	Monthly	2,575,000	2,542,717	0
Lindberg Bldg - Eden Prairie	7.625%	12/01/08	Monthly	1,200,000	1,178,965	0
Magic City Apts - Minot	8.50%	10/10/10	Monthly	2,794,192	2,546,829	0
Mandan Apts - Mandan	8.75%	08/01/99	Monthly	134,767	818	0
Miramont Apts	8.25%	08/01/36	Monthly	11,582,472	11,481,696	0
Neighborhood Apts - Colorado Springs	7.98%	12/20/06	Monthly	7,525,000	7,291,069	0
North Pointe - Bismarck	7.12%	08/01/15	Monthly	1,700,000	1,678,718	0
Oakwood Estate - Sioux Falls	8.00625%	03/01/06	Monthly	2,250,000	2,090,133	0
Oxbow - Sioux Falls	8.00625%	03/01/06	Monthly	3,565,000	3,311,700	0
Park East - Fargo	6.82000%	04/06/08	Monthly	3,500,000	3,466,359	0
Park Meadows - Phase I	8.50%	01/10/07	Monthly	2,600,000	2,469,369	0
Park Meadows - Phase II	7.8990%	01/10/07	Monthly	2,214,851	2,134,105	0
Park Meadows - Phase III	3.84%	30 Yr Bond	Monthly	3,235,000	3,150,000	0
PETCO Warehouse	8.50%	12/01/10	Monthly	1,100,000	1,058,364	0
Pinecone - Ft. Collins	7.125%	12/01/34	Monthly	10,685,215	10,472,304	0
Pioneer Building - Fargo	8.375%	12/01/06	Monthly	425,000	278,123	0
Pointe West Apts - Rapid City	8.97%	01/01/04	Monthly	2,400,000	2,372,322	0
Prairie Winds Apts - Sioux Falls	7.67%	05/01/18	Monthly	1,470,000	1,307,534	0
Rocky Meadows - Billings	7.75%	08/01/16	Monthly	3,000,000	2,788,609	0
Rosewood Ct - Sioux Falls	7.975%	09/01/06	Monthly	1,323,000	1,243,428	0
South Pointe - Minot	7.12%	06/05/16	Monthly	6,500,000	6,418,627	0
Southwinds Apts - Grand Forks	7.12%	04/28/10	Monthly	4,100,000	4,048,673	0
Stone Container - Fargo	8.25%	12/01/10	Monthly	3,300,000	2,884,434	0
Van Mall Woods - Vancouver	6.86%	12/01/03	Monthly	4,070,426	4,031,894	0
Viromed - Eden Prairie	6.98%	04/01/14	Monthly	3,120,000	3,120,000	0
Wedgewood Retirement	7.975%	04/23/17	Monthly	1,566,720	1,500,840	0
West Stonehill - St. Cloud	7.93%	02/01/98	Monthly	8,232,569	7,799,243	0
Westwood Park - Bismarck	9.25%	03/01/11	Monthly	1,295,866	1,254,294	0
Woodridge - Rochester	7.85%	12/01/16	Monthly	4,410,000	4,177,096	0
Colton Heights	8.75%	06/01/07	Monthly	730,000	313,877	0
Grafton 24 Plex	9.75%	03/20/03	Monthly	270,000	68,670	0
Grafton 18 Plex	9.75%	03/20/03	Monthly	198,000	93,645	0
Hill Park Properties	8.00625%	03/01/06	Monthly	1,470,000	1,365,554	0
1516 N Bismarck	8.00%	08/01/99	Monthly	246,000	6,723	0
TOTALS				$183,604,045	$175,071,069	0

F-42 & F-43

Page 137 & 138 of 181

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
APRIL 30, 1999

SIGNIFICANT PROPERTY ACQUISITIONS

Acquisitions for cash, assumptions of mortgages, and issuance of units in the operating partnership

COMMERCIAL
Edgewood Vista - Sioux Falls, SD	965,000
Edgewood Vista - Billings, MT	965,000
Corner Express - Minot, ND	1,190,432
Viromed - Eden Prairie, MN	4,826,310
Ameritrade - Omaha, NE	8,283,977
$16,230,719
APARTMENTS
Heritage Manor - Rochester, MN	7,371,208
Westwood Park Apartments - Bismarck, ND	2,025,455
Country Meadows Phase II - Billings, MT**	1,321,962
Clearwater Apts. - Boise, ID	3,786,463
Legacy - Phase III - Grand Forks, ND**	2,260,345
Van Mall Woods - Vancouver, WA	6,021,312
Meadows - Jamestown, ND**	1,502,301
Castle Rock Apartments - Billings, MT	5,614,223
Cottonwood Lake - Bismarck, ND***	4,645,444
Ivy Club Apartments - Vancouver, WA	11,676,076
$46,224,789
$62,455,508

**Property not placed in service at April 30, 1999. Additional costs are still to be incurred.
***Represents costs to complete a project started in year ending April 30, 1998.

INVESTORS REAL ESTATE TRUST
AND SUBSIDIARIES
QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

                                                                           QUARTER ENDED
	7-31-98	10-31-98	01-31-99	04-30-99
Revenues	$ 9,102,179	$ 9,836,370	$10,236,797	$10,151,916
Income before gains on sale of property	1,327,851	1,760,067	1,732,928	1,580,830
Net gain on sale of properties	366,017	1,341,899	80,122	158,146
Minority interest of unitholders in operating partnership	(133,863)	(287,579)	(158,820)	(164,463)
Net Income	1,560,005	2,814,387	1,654,228	1,575,515
Per share (basic and diluted)
Income before gains on sale of properties	.07	.09	.09	.08
Net gain on sale of properties	.02	.08	.00	.01

                                                                                QUARTER ENDED
	7-31-97	10-31-97	01-31-98	04-30-98
Revenues	$ 7,183,761	$ 7,996,262	$8,440,393	$8,787,129
Income before gains on sale of property	894,045	1,233,451	1,358,752	1,204,950
Net gain on sale of properties	36,096	83,579	326,138	16,713
Minority interest of unitholders in operating partnership	(9)	(9,423)	(64,006)	(68,350)
Net Income	933,105	1,307,607	1,620,884	1,153,313
Per share (basic and diluted)
Income before gains on sale of properties	.06	.08	.08	.07
Net gain on sale of properties	.00	.01	.02	.00

                                                                                           QUARTER ENDED
	7-31-96	10-31-96	01-31-97	04-30-97
Revenues	$ 4,966,475	$ 5,474,027	$6,383,030	$7,010,450
Income before gains on sale of property	978,107	1,048,154	1,027,117	446,065
Net gain on sale of properties	252,062	0	138,629	7,733
Minority interest of unitholders in operating partnership	0	0	0	(18)
Net Income	1,230,169	1,048,154	1,165,746	453,780
Per share (basic and diluted)
Income before gains on sale of properties	.07	.08	.07	.03
Net gain on sale of properties	.02	.00	.01	.00

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

FINANCIAL STATEMENTS - THIRD QUARTER FISCAL 2000 (UNAUDITED)

The accompanying condensed consolidated financial statements have been prepared from the records of Investors Real Estate Trust and its subsidiaries (collectively, the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments necessary (of a normal recurring nature only) to present fairly the financial position of the Company as of January 31, 2000, and results of operations and cash flows for the stated periods have been included. The Condensed Consolidated Balance Sheet at April 30, 1999, contained herein, was derived from audited financial statements, but does not include all disclosures included in the 1999 Annual Report and applicable under generally accepted accounting principles. Certain information and footnote disclosures normally included in interim financial statements prepared in accordance with generally accepted accounting principles have been omitted. The results of operations for the nine months ended January 31, 2000, are not necessarily indicative of operating results for the entire year.

BALANCE SHEETS (unaudited)

ASSETS	01-31-00	04-30-99
Cash	$ 7,793,647	$ 3,713,053
Marketable Securities:
GNMA's - held to maturity	2,695,650	2,964,434
Other REIT's - available for sale	558,550	734,749
Accounts Receivable	478,477	77,438
Tax & Insurance Escrow	3,301,568	1,761,195
Deferred Charges	2,279,938	1,413,752
Prepaid Insurance	144,285	216,348
Sales Proceed Dep/Tax Deferred	0	0
Real Estate Deposits	1,832,500	300,900
General Partnerships	0	0
	$ 19,084,615	$ 11,181,869
Real Estate Investments:
Real Estate Owned	$399,036,591	$295,825,839
Less Accumulated Depreciation	(30,830,465)	(26,112,399)
Net Real Estate Owned	368,206,126	269,713,440
Real Estate Mortgages (unrelated)	2,437,142	10,721,214
Less Discounts & Allowances	(122,083)	(123,212)
Net Mortgages & Contracts	2,315,059	10,598,002
Total Real Estate Investments	$370,521,185	$280,311,442
TOTAL ASSETS	$389,605,800	$291,493,311
LIABILITIES
Accounts Payable & Accrued Expenses	$ 5,240,658	$ 4,388,270
Mortgages Payable	235,550,998	175,071,069
Investment Certificates Payable	10,440,650	11,770,136
Credit Line	0	0
TOTAL LIABILITIES	$251,232,306	$191,229,475
Minority Interest in Operating Partnership	$ 31,043,744	$ 14,480,542

SHAREHOLDERS' EQUITY
Shares of Beneficial Interest:
Outstanding Shares of:	01-31-00	04-30-99
21,990,936 on 01/31/00
19,066,954 on 04/30/99	$115,316,384	$ 93,095,819
Undistributed Net Income	(7,753,868)	(7,255,958)
Unrealized Loss REIT Stock	(232,766)	(56,567)
Total Shareholders' Equity	$107,329,750	$ 85,783,294
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$389,605,800	$291,493,311

F-47 & F-48

Page 142 & 143 of 181

STATEMENT OF OPERATIONS
For the Three-Month and Nine-Month Periods Ended January 31, 2000 and 1999 (unaudited)

	3 Months Ended 01/31	3 Months Ended 01/31	9 Months Ended 01/31	9 Months Ended 01/31
OPERATING INCOME	2000	1999	2000	1999
Real Estate Rentals	$ 13,764,781	$ 9,930,345	$ 37,216,450	$ 28,359,059
Interest Income	289,502	305,785	914,212	754,133
Mortgage Discount & Fees	377	667	26,608	62,253
Total Operating Income	$ 14,054,660	$ 10,236,797	$ 38,157,270	$ 29,175,445
OPERATING EXPENSE
Interest	$ 4,431,814	$ 3,095,853	$ 11,732,673	$ 8,847,570
Utilities & Maintenance	1,994,123	1,528,599	5,560,718	4,494,113
Property Management	1,137,537	828,598	3,025,581	2,382,422
Taxes & Insurance	1,401,401	1,154,956	3,730,504	3,271,700
Advisory & Trustees Fees	294,841	170,980	818,673	613,245
Operating Expenses	129,158	166,722	500,763	296,492
Total Expense	$ 9,388,874	$ 6,945,70 8	$ 25,368,912	$ 19,905,542
OPERATING INCOME
(before reserves)	$ 4,665,786	$ 3,291,089	$ 12,788,358	$ 9,269,903
DEPRECIATION/AMORTIZATION	(2,274,918)	(1,558,161)	(6,117,282)	(4,449,057)
OPERATING INCOME (after reserves)	2,390,868	1,732,928	6,671,076	4,820,846
GAIN ON SALE OF INVESTMENTS	0	80,121	1,777,814	1,788,038
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP NET INCOME	(369,028)	(158,821)	(1,184,588)	(580,263)
NET INCOME	$ 2,021,840	$ 1,654,228	$ 7,264,302	$ 6,028,621
FUNDS FROM OPERATIONS *
Net Operating Income	$ 2,390,868	$ 1,732,928	$ 6,671,076	$ 4,820,846
Plus Depreciation	2,219,591	1,558,161	5,961,808	4,449,057
Minus Minority Interest Portion of Operating Partnership Net Income	(369,028)	(158,821)	(1,184,588)	(580,263)
FUNDS FROM OPERATIONS	$ 4,241,431	$ 3,132,268	$ 11,448,296	$ 8,689,640
PER SHARE
Operating Income (after reserves)	.11	.09	.32	.25
Gain on Sale of Investments	.00	.00	.09	.10
Total Income/Share	.11	.09	.41	.35
FUNDS FROM OPERATIONS *	.20	.18	.56	.50
DIVIDENDS PAID PER SHARE	.128	.12	.378	.345
Average Number of Shares Outstanding	21,652,944	17,772,327	20,549,278	17,263,056
*Funds from Operations is defined as income before gains (losses) on sales of investments, less minority interest of unitholders in operating partnership and extraordinary items, plus depreciation.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three-Month Periods Ended July 31, 2000 and 1999 (unaudited)

	01-31-00	01-31-99
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$ 7,264,301	$ 6,028,621
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,117,282	4,336,034
Minority interest portion of operating partnership income	1,184,588	580,263
Accretion of discount on contracts	(1,129)	(2,253)
Gain on Sale of Properties	(1,777,814)	(1,788,038)
Interest reinvested in investment certificates	258,941	291,804
Changes in other assets and liabilities:
(Increase) decrease in real estate deposits	(1,531,600)	1,494,087
(Increase) decrease in other assets	(328,976)	(104,074)
(Increase) decrease in tax and insurance escrow	(1,540,373)	(1,319,847)
(Increase) decrease in deferred charges	(866,186)	(227,911)
Increase (decrease) in accounts payable & accrued expenses	2,017,767	1,686,559
Net cash provided from operating activities	$10,796,801	$10,975,245

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturity of marketable securities held to maturity	$ 268,784	$ 367,030
Principle payments on mortgage loans receivable	496,151	321,484
Proceeds from sale of property	296,462	3,045,454
Payments from acquisition and improvements of properties	(42,537,828)	(36,099,964)
Purchase of marketable securities available for sale	0	(181,250)
Investment in mortgage loan receivable	(902,102)	(46,500)
Net Cash used from investing activities	$(42,378,533)	$(32,593,746)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of shares	$19,151,372	$10,866,530
Proceeds from investment certificates issued	2,965,096	3,064,421
Proceeds from mortgages payable	30,195,762	18,670,909
Proceeds from short-term lines of credit	13,300,000	8,250,000
Proceeds from sale of minority interest	1,000	4,245,197
Repurchase of shares/minority interest	(826,306)	(3,053,729)
Dividends/Distributions Paid	(8,035,753)	(2,730,164)
Redemption of investment certificates	(4,551,878)	(1,403,881)
Principal payments on mortgage loans	(3,236,968)	(2,587,223)
Payments on short-term lines of credit	(13,300,000)	(9,250,000)
Net cash provided from financing activities	$35,662,325	$26,072,060
NET INCREASE (DECREASE) IN CASH	$ 4,080,594	$ 4,453,559
CASH AT BEGINNING OF YEAR	$ 3,713,053	$ 2,132,220
CASH AT END OF 3RD QUARTER	$ 7,793,647	$ 6,585,779

SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES	01/31/00	01/31/99
Dividends reinvested	$ 4,703,902	$ 3,925,117
Real estate investment and mortgage loans receivable acquired through assumption of mortgage loans payable and accrual costs	2,122,200	5,366,291
Mortgage loan receivable transferred to property owned	0	1,701,308
Proceeds from Sale of Properties deposited directly with escrow agent	3,524,781	2,569,292
Properties acquired through the issuance of minority interest units in the operating partnership	19,208,469	1,055,525
Interest reinvested directly in investment certificates	258,941	291,804

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest paid on mortgages	$10,656,200	$ 7,952,415
Interest paid on margin account and other	71,652	41,452
Interest paid on investment certificates	445,499	285,562
	$11,173,351	$8,279,429

F-50 & F-51

Page 145 & 146 of 181

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Selling Commission	$692,000
Legal	7,500
Advertising, Printing & Promotion Expenses	30,000
Accounting	10,000
Registration Fees	$740,500

SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration, except as follows:

The Trust has a policy allowing its Trustees and employees of its Advisor - Odell-Wentz & Associates, L.L.C. - and their spouses to purchase its shares of beneficial interest at a price equal to the net price then received by IRET for its shares, after payment of the brokerage commission, when sold to the public. No commissions or other discounts were paid or given in connection with such sales. The Trust claims exemption from the registration of said shares under
Section 4(2) of the Securities Act of 1933.

RECENT SALES OF UNREGISTERED SECURITIES

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide nonliability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides insurance coverage for the errors or omissions of Board members, officers and the Advisor.

The Advisor currently maintains no insurance coverage for its errors or omissions as Advisor to the Trust.

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TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

Financial Statement Filed	Included in Prospectus
Financial Statement by Investors Real Estate Trust for the period ended April 30, 1999, prepared by Brady Martz & Associates, P.C., Certified Public Accountants	See F-1 through F-46
Financial Statement by Investors Real Estate Trust for the third quarter ended January 31, 2000, (unaudited)	See F-47 through F-51

b) Exhibit Index

Description of Exhibit	Location in Form S-11 Filing
(1) Security Sales Agreement	Ex-1(i), Pages 158 - 159
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession	Not Applicable
(3) (i) Second Restated Declaration of Trust Dated February 10, 1999	Filed as Ex-3(i) to Form S-11 filed by the Registrant on May 11, 1999 (File No. O-14851) and incorporated by reference herein
(ii) IRET Properties Partnership Agreement	IRET Properties Partnership Agreement dated January 31, 1997, filed as Ex-3(ii) to Form S-11 filed by the Registrant on November 28, 1997, (File No.0-14851) and Incorporated herein by reference
(4) Instruments defining the rights of security holders, including indentures	See #3
(5) Opinion re legality	Ex-5, Pages 158 - 159
(6) Opinion re discount on capital shares	Not Applicable
(7) Opinion re liquidation preference	Not Applicable
(8) Opinion re tax matters	Ex-8, Page 160
(9) Voting trust agreement	Not Applicable
(10) Material Contracts	EX-10, First Restated Advisory Agreement with the Registrant and Odell-Wentz & Associates, L.L.C. effective January 1, 2000 Page 161 - 176

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(11) Statement re computation of per share earnings	Not Applicable
(12) Statement re computation of ratios	Not Applicable
(15) Letter re unaudited interim financial information	Not Applicable
(16) Letter re change in certifying accountant	Not Applicable
(21) Subsidiaries of the Registrant	List of affiliated partnerships filed as Item 7 of Form S-11 filed for the Registrant (File No. 0-14851) and incorporated herein by reference
(23) Consent of experts and counsel (i) Pringle & Herigstad, P.C.	Ex-23(i), Page 177
(ii) Brady Martz & Associates, P.C.	Ex-23(ii), Page 178
(24) Power of Attorney	Not Applicable
(25) Statement of eligibility of trustee	Not Applicable
(27) Financial Data Schedule	Ex-27, Page 179
(99) Additional Exhibits (i) Subscription Agreement	(i) Ex-99 Page 180 & 181

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

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(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.

INVESTORS REAL ESTATE TRUST

Dated April 25, 2000

By:  /S/ Thomas A. Wentz, Sr.
       Thomas A. Wentz, Sr.
       Its:  Vice President

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

        SIGNATURE                 TITLE
         DATE

/s/ Jeffrey L. Miller        Trustee and Vice Chairman    April 25, 2000
Jeffrey L. Miller

/s/ John F. Decker           Trustee                      April 25, 2000
John F. Decker

/s/ Patrick G. Jones         Trustee                      April 25, 2000
Patrick G. Jones

/s/ Daniel L. Feist          Trustee                      April 25, 2000
Daniel L. Feist

/s/ Thomas A. Wentz, Jr.     Trustee & Vice President     April 25, 2000
Thomas A. Wentz, Jr.

/s/ C. Morris Anderson       Trustee                      April 25, 2000
C. Morris Anderson

/s/ Roger R. Odell           President                    April 25, 2000
Roger R. Odell

/s/ Thomas A. Wentz, Sr.     Vice President               April 25, 2000
Thomas A. Wentz, Sr.

/s/ Timothy P. Mihalick      Vice President & Trustee     April 25, 2000
Timothy P. Mihalick

/s/ Diane K. Bryantt         Secretary                    April 25, 2000
Diane K. Bryantt
/s/ Stephen L. Stenehjem     Trustee                      April 25, 2000
Stephen L. Stenehjem

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INDEX OF EXHIBITS

	DESCRIPTION OF EXHIBIT	LOCATION IN FORM S-11 FILING
(1)	Security Sales Agreements	Ex-1(i), Pages 156 - 157
(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession	Not Applicable
(3)	(i) Second Restated Declaration Trust dated February 10, 1999	Filed as Ex-3(i) to Form S-11 of filed by the Registrant on May 11, 1999 (File No. 0-14581) and incorporated by reference herein
	(ii) IRET Properties Partnership IRET Properties Partnership Agreement	Agreement dated January 31, 1997, filed as Ex-3 (ii) to Form S-11 filed by the Registrant on November 28, 1997, (File No. 0-14851) and Incorporated herein by reference
(4)	Instruments defining the rights of security holders, including indentures	See #3
(5)	Opinion re legality	Ex-5, Pages 158 - 159
(6)	Opinion re discount on capital shares	Not Applicable
(7)	Opinion re liquidation preference	Not Applicable
(8)	Opinion re tax matters	Ex-8, Page 160
(9)	Voting trust agreement	Not Applicable
(10)	Material Contracts	Ex-10, First Restated Advisory Agreement with the Registrant and Odell-Wentz & Associates, L.L.C. effective January 1, 2000 Pages 161 - 176
(11)	Statement re computation of per share earnings	Not Applicable
(12)	Statement re computation	Not Applicable
(15)	Letter re unaudited interim financial information	Not Applicable
(16)	Letter re change in certifying accountant	Not Applicable
	Subsidiaries of the Registrant	List of affiliated partnerships filed as Item 7 of Form S-11 filed for the Registrant (File No. 0-14851) and incorporated herein by reference
(23)	Consent of experts and counsel
	(i) Pringle & Herigstad, P.C.	Ex-23 (i), Page 177
	(ii) Brady Martz & Associates, P.C.	Ex-23 (ii), Page 178
(24)	Power of Attorney	Not Applicable
(25)	Statement of eligibility of trustee	Not Applicable
(27)	Financial Data Schedule	Ex-27, Page 179
(99)	Additional Exhibits	(i) Ex-99, Page 180 - 181

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EX-1(i)

SECURITY SALES AGREEMENT

THIS AGREEMENT, made this ______ day of _______________, 2000, between INVESTORS REAL ESTATE TRUST, a North Dakota Business Trust, 12 South Main, Suite 100, Minot, North Dakota 58701 (hereinafter IRET), and [Company], [Address], [City], [State] [Zip] (hereinafter BROKER)

WHEREAS, IRET intends to file a Form S-11 with the Securities and Exchange Commission to register for sale to the public 1,000,000 shares of its shares of Beneficial Interest (hereinafter SHARES; and,

WHEREAS, BROKER is a broker registered with the National Association of Securities Dealers and is also registered in states in which said SHARES will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. IRET hereby employs BROKER as a Broker to offer said SHARES for sale for $8.60 per SHARE with a minimum purchase of 100 SHARES. BROKER agrees to use its best efforts to conduct the sales effort necessary to market said securities subject to the terms and conditions of this agreement. This agreement shall become effective only upon the effectiveness of the registration of said securities by the Securities and Exchange Commission and the applicable state Securities Commissioners and shall terminate contemporaneously with the termination or completion of said registration.

2. IRET shall be responsible for paying all costs and expenses relating to the registration of said securities, including the preparation, printing and filing of the Prospectus and Registration Statements and all amendments and exhibits, all filing and registration fees and costs, and all legal, accounting, printing and filing fee expenses in connection therewith.

3. All solicitation expenses including travel, telephone and other expenses incurred by BROKER and its salesmen shall be the responsibility of BROKER and its salesmen. In the event the offering is terminated, BROKER will NOT be reimbursed for any out-of-pocket expenses.

4. As compensation for its services hereunder, BROKER shall receive 8% of the proceeds of all of the securities sold by it and paid for.  All commissions shall be rounded down to the nearest penny.  Assuming a sale at $8.60, the commission would be $.69.

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5.  BROKER or its fulltime employees shall be allowed to purchase SHARES, provided that any SHARES so purchased shall be held and not resold or otherwise transferred by the purchasing BROKER or employee of BROKER for a period of one year.  The one-year holding period shall be calculated in accordance with Rule 144(d) of Securities Act of 1933.  Additionally, any such purchase shall be at $8.60 per SHARE.

6.  Any notice to be given under this Agreement shall be deemed properly given three days after the same is deposited postage prepaid with the United States Postal Service for First Class or Priority Delivery to the following:

If to IRET: Michael J. Hale, Vice President Investors Real Estate Trust 12 South Main Street, Suite 100 Minot, ND 58701 Telephone: (701) 837.4738 Fax: (701) 838.7785	If to BROKER:
________________________________
________________________________
________________________________
________________________________
Telephone:_______________________
Fax: ___________________________

7. IRET represents and warrants to BROKER as follows:

*	IRET is a North Dakota Business Trust duly organized and in good standing under the laws of the State of North Dakota and duly authorized to conduct its business in the states in which it operates.
*	The SHARES of Beneficial Interest described in the Prospectus filed in connection with the above described Offering have the characteristics set forth in said Prospectus and IRET is authorized to issue an unlimited number of its SHARES of Beneficial Interest under its trust powers.
*	The Financial Statements contained in the Prospectus and by reference incorporated herein are true, correct and complete, and no material, adverse changes have occurred since the issuance of such statement.

IRET hereby indemnifies and will hold BROKER harmless from all claims, demands, liabilities and expenses (including legal expenses) arising out of or based on any of the representations or warranties made by IRET herein.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.

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INVESTORS REAL ESTATE TRUST
By___________________________________
      Thomas A. Wentz, Jr.
       Vice President

BROKER
By___________________________________

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EXHIBIT EX-5

OPINION RE LEGALITY

April 20, 2000

Securities and Exchange Commission
Washington, D.C. 20549

INVESTORS REAL ESTATE TRUST - FORM S-11 DATED April 21, 2000

In connection with the filing of Form S-11 by Investors Real Estate Trust, we advise you that we have examined and are familiar with the originals of all documents, trust records and other instruments relating to the organization of Investors Real Estate Trust, the authorization and issuance of the shares of Beneficial Interest described in said application, including the following:

1.	Second Restated Declaration of Trust of Investors Real Estate Trust dated February 10, 1999.
2.	Registration Statement (Form S-11).

From our examination of said documents and records, it is our opinion:

1.	Investors Real Estate Trust has been duly organized and is a validly existing business trust under the laws of the State of North Dakota.
2.	Investors Real Estate Trust has the power under North Dakota law to conduct the business activities described in the Trust Agreement and said Prospectus.
3.	Investors Real Estate Trust is authorized to issue an unlimited number of its shares of Beneficial Interest as set forth in its Trust Agreement and such shares conform to the statements made about them in said Form S-11 and Prospectus.
4.	Said shares of Beneficial Interest have been duly and validly authorized and issued.
5.	We are not aware, and Investors Real Estate Trust has advised us that it is not aware of any legal or governmental proceedings pending or threatened to which Investors Real Estate Trust is a party or which the property thereof is the subject; and it and we do not know of any contracts of a character to be disclosed on said application or prospectus which are not disclosed, filed and properly summarized therein.
6.	Said Form S-11 and the Prospectus and other exhibits attached thereto are in the form required and have been examined by us; we have no reason to believe that any of said documents contain any untrue statement of material fact or omits to state any material fact the statements therein not misleading. We have reviewed said documents and to the best of our knowledge, information and belief, the statements contained therein are correct.

PRINGLE & HERIGSTAD, P.C.

By:  /S/ Michael A. Bosh
     Michael A. Bosh

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Page 158 & 159 of 181

EXHIBIT EX-8

OPINION RE TAX MATTERS

April 20, 2000

Securities and Exchange Commission
Washington, D.C. 20549

INVESTORS REAL ESTATE TRUST - FORM S-11 DATED April, 2000 - TAX MATTERS

In connection with the filing of the above described Form S-11 by Investors Real Estate Trust, we advise you that we have prepared the section of the Prospectus entitled Tax Treatments of the Trust and Its Security Holders, including the following subcategories: Federal Income Tax, North Dakota Income Tax, Taxation of the IRET's Shareholders, Taxation of Tax-Exempt Shareholders, Tax Considerations for Foreign Investors, Backup Withholding, State and Local Taxes, Other Tax Considerations, Tax Aspects of the Operating Partnership, Classification as a Partnership, Income Taxation of the Operating Partnership and Its Partners, Partners, Not Partnerships, Subject to Tax, Partnership Allocations, Tax Allocations with Respect to Contributed Property, Basis in Operating Partnership Interest, Sale of Operating Partnership's Property.

In connection with the preparation of said portion of the filing, we have examined and are familiar with the originals of all documents, trust records and other instruments relating to the organization and operation of Investors Real Estate Trust, IRET Properties, a North Dakota Limited Partnership, and all other related entities described in the filing.

In addition, we have reviewed all applicable provisions of the Internal Revenue Code, the regulations issued thereunder and, where appropriate, revenue rulings, federal and state court decisions and such other materials as we deemed necessary and relevant to the matters being opined upon.

The conclusions and statements made in the above described portions of the S-11 filing represent our opinions on such matters and have been set forth with our knowledge and consent. The above portions of the Prospectus are hereby incorporated by reference.

PRINGLE & HERIGSTAD, P.C.

By: /S/ Michael A. Bosh
     Michael A. Bosh

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EX-10

FIRST RESTATED ADVISORY CONTRACT

        This First Restated Agreement made this 8th day of December 1999, between Investors Real Estate Trust as defined below, a real estate investment trust formed under the laws of North Dakota, with its principal office located at 12 South Main St., Minot, ND, and IRET Properties, a North Dakota Limited Partnership, both referred to in this contract as IRET whether one or more, and Odell-Wentz and Associates, L.L.C., a Limited Liability Company organized and existing under the laws of N.D., with its principal office located at 12 South Main, Minot, ND, referred to in this contract as Advisor.

RECITALS

        A. IRET was established in North Dakota by a declaration of trust dated July 30, 1970, as amended by the Restated Declaration of Trust dated October 22, 1996, as amended by the Second Restated Declaration of Trust dated February 10,1999, which is referred to in this contract as the declaration of trust.

        B. Roger R. Odell has served as Advisor to IRET since its formation in 1970.  As of January 1, 1986, a revised Advisory Contract was entered into between IRET and Odell-Wentz and Associates, L.L.C.

        C. IRET intends to qualify as a real estate investment trust, as defined in the Internal Revenue Code of 1986 (26 USC sections 856-859), as the same may be amended or modified from time to time (which, together with any regulations and rulings issued from time to time under those statutory provisions, is referred to in this contract as the REIT provisions of the Internal Revenue Code), and to invest its funds in the investments permitted by the declaration of trust.

        D. IRET desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of Advisor, and to have Advisor undertake the duties and responsibilities set forth below, on behalf of and subject to the supervision of Trustees of IRET, referred to in this contract as Trustees.

        E. Advisor is willing to undertake to render the above-mentioned services, subject to the supervision of Trustees, on the terms and conditions set forth below.

        For the reasons set forth above, and in consideration of the promises of the parties to this contract, and other good and valuable consideration, receipt of which is acknowledged, the parties hereby agree that the prior Advisory Agreement dated January 1,1986, shall be restated as follows:

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EFFECTIVE DATE

This contract shall become effective as of January 1, 2000, and shall replace the Advisory contract between IRET and the Advisor previously in effect as of that date.

SECTION ONE
DUTIES OF ADVISOR

        Advisor undertakes to use its best efforts to present to Trustees (1) a continuing and suitable investment program consistent with the investment policies and objectives of IRET and (2) investment opportunities of a character consistent with such investment program as Trustees may adopt from time to time.  In performance of this undertaking, subject to the continuing and exclusive authority of Trustees over the management of IRET, on the direction of Trustees, and consistently with and subject to the provisions of the declaration of trust, Advisor shall:

(a) Obtain or furnish and supervise the performance of such ministerial functions in connection with the administration of IRET as may be agreed on by Advisor and Trustees;

(b) Serve as IRET's investment and financial Advisor and consultant in connection with policy decisions to be made by Trustees and, as requested, furnish reports to Trustees and provide research and economic and statistical data in connection with IRET's investments and investment and financial policies;

(c) Investigate, select and conduct relations with consultants, borrowers, lenders, mortgagors and other mortgage and investment participants, accountants, mortgage loan originators or brokers, correspondents and servicers, technical Advisors, attorneys, underwriters, brokers and dealers, corporate fiduciaries, escrow agents, depositories, custodians, agents for collection, insurers, insurance agents, banks, investors, builders and developers, and persons acting in any other capacity deemed by Trustees necessary or desirable, employ, retain and supervise services performed or to be performed by any such parties in connection with investments that have been or may be acquired, sold or otherwise disposed of by IRET, and substitute any such party or itself for any other such party or for itself;

(d) Consult with Trustees and furnish Trustees with advice concerning the making, acquiring (by purchase, investment, exchange or otherwise), holding and disposition (through sale, exchange or otherwise) of investments consistent with the policies of IRET, commitments for such investments, loans secured by the pledge of mortgage loans as collateral, participations in any one of the above, or government or other securities, or other investments of or considered by IRET;

ii-16

(e) Obtain for Trustees such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of IRET, paying the debts and fulfilling the obligations of IRET, and handling, prosecuting and settling any claims of IRET, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

(f) Obtain for IRET such services as may be required for property management, mortgage servicing, construction and development loan disbursements, and other activities relating to the investment portfolio of IRET;

(g) Advise in connection with negotiations by IRET with investment banking firms, securities brokers or dealers, and other institutions or investors for public or private sales of shares or other securities of IRET or public offerings or private placements by IRET of its securities, or obtain loans for IRET, but in no event in such a way that Advisor could be deemed to be acting as a broker-dealer, underwriter or agent for Trustees;

(h) Invest or reinvest any money of IRET;

(i) Provide, and assume the expenses of office space and office equipment, the use of accounting or computing equipment when required, and necessary executive, clerical and secretarial personnel for the performance of the above-mentioned services as Advisor;

(j) From time to time, or at any time requested by Trustees, make reports to theTrustees of its performance of the above-mentioned services and furnish advice and recommendations with respect to other aspects of the business and affairs of IRET.

SECTION TWO
NO PARTNERSHIP OR JOINT VENTURE OR AGENCY

        IRET and Advisor are not partners or joint venturers with each other, and nothing in this contract shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

        Advisor shall perform its duties under this contract as an independent contractor and not as an agent of IRET or the Trustees.

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SECTION THREE
RECORDS

        At all times, Advisor shall keep proper books of account and records relating to services performed under this contract, which books of account and records shall be accessible for inspection by IRET at any time during ordinary business hours.

SECTION FOUR
REIT OUALIFICATION

        Anything else in the contract to the contrary notwithstanding, Advisor shall refrain from any action (including, without limitation, the furnishing or rendering of services to tenants of property or managing or operating real property that, in its sole judgment made in good faith, or in the judgment of Trustees of which Advisor has notice, would adversely affect the status of IRET as a real estate investment trust as defined and limited in REIT provisions of the Internal Revenue Code, or that would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over IRET or over its securities, or that would otherwise not be permitted by the declaration of trust.

SECTION FIVE
INFORMATION FURNISHED ADVISOR

         The Trustees shall at all times keep Advisor fully informed with regard to the investment policy of IRET, the capitalization policy of IRET, and generally their then current intentions as to the future of IRET.  In particular, the Trustees shall notify Advisor promptly of their intention to sell or otherwise dispose of any of the investments of IRET, or to make any new investment.  IRET shall furnish Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as Advisor may from time to time reasonably request.

SECTION SIX
CONSULTATION AND ADVICE

        In addition to the services described above, Advisor shall consult with Trustees, and shall, at the request of Trustees or the officers of IRET, furnish advice and recommendations with respect to other aspects of the business and affairs of IRET. In general, Advisor shall inform Trustees of any factors coming to its attention that would influence the policies of IRET.

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SECTION SEVEN
DEFINITIONS

        A. As used in this contract, the following terms shall have the meanings set forth below:

        1. AFFILIATE shall mean as to any corporation, partnership or trust any person who (a) holds beneficially, directly or indirectly, ten percent (10%) or more of the outstanding capital stock, shares, or equity interest of such corporation, partnership or trust; (b) is an officer, director, employee, partner or trustee of such corporation, partnership or trust, or of any person who controls, is controlled by, or under common control with, such corporation, partnership or trust; or (c) controls, is controlled by, or under common control with, such corporation, partnership or trust.

         2. IRET shall also include any affiliates of Investors Real Estate Trust or IRET Properties, a North Dakota Limited Partnership, including but not limited to the following:

PineCone-IRET, Inc. Thomasbrook Properties, A Nebraska Limited Partnership	Miramont-IRET, Inc. Forest Park Properties, A North Dakota Limited Partnership

         3.  AVERAGE NET INVESTED ASSETS for any period shall mean the average of the aggregate of the sum of IRET's total assets at cost plus depreciation reserve, plus unearned contract receivable discount, plus deferred gain account and less IRET's cash and marketable securities adjusted for margin accounts and less total liabilities.

         4.  TOTAL OPERATING EXPENSES shall be the aggregate expenses of every character paid or incurred by IRET as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

        a)   the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of IRET's shares;

        b) interest payments;

        c)  taxes;

        d)  non-cash expenditures such as depreciation, amortization and bad debt reserves;

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        f) acquisition fees, acquisition expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property.

        5. NET INCOME for any period shall mean the net income of IRET of such period computed on the basis of its results of operations for such period, after deduction of all expenses (other than compensation paid to Advisor under Sections Eight, Nine and Eleven of this contract and fees payable to a mortgage servicer that may be an affiliate of Advisor) and excluding extraordinary items and gains and losses from the disposition of assets of IRET.

         6.  NET INVESTED ASSETS shall be the sum of IRET's total assets at cost plus depreciation reserve, plus unearned contract receivable discount, plus deferred gain account and less IRET's cash and marketable securities adjusted for margin accounts and less total liabilities.

        7. PERSON shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, federal savings banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities and governments and agencies and political subdivisions of the above.

        B. All calculations made in accordance with this Section Seven shall be based on statements (that may be unaudited, except as provided in this contract) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether IRET may also prepare statements on a different basis.

SECTION EIGHT
REGULAR COMPENSATION

On or before the last day of each calendar month, Trustees shall pay to Advisor as compensation for the services rendered to IRET under this contract a percentage of the Net Invested Assets of IRET during the prior calendar month.  The monthly fee shall be calculated as follows:

the sum of     a) 1/12th of .9% (.000150) of Net Invested Assets up to $10,000,000 plus

                    b) 1/12th of .8% of (.000666) of Net Invested Assets over $10,000,000 but less than $20,000,000 plus

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                     c) 1/12th of .7% (.000583) of Net Invested Assets in excess of $20,000,000.

                     All calculations shall be done using six decimal places.

SECTION NINE
ADDITIONAL COMPENSATION

        On or before the last day of the month, Trustees shall pay to Advisor  additional compensation for certain services rendered to IRET during the prior calendar month.  Such additional compensation shall be calculated according to the following schedule:

        A) Acquisition Fee: The Advisor shall receive a fee equal to .5% (.005) of the cost of each separate investment in real property, including but not limited to mortgages, contracts for deed, joint ventures or partnerships recommended by the Advisor and acquired by IRET, provided the fee for any single investment shall not exceed $12,500;

        B) New Construction Fee: The Advisor shall receive a fee equal to .5% (.005) of the total cost of any new construction project for which the Advisor administers or supervises the actual construction.  In the event a fee is paid by IRET to the Advisor under this section, then no fee shall be payable under Section 9A above.

        C) UPREIT Fee-Real Property: The Advisor shall receive a fee equal to .5% (.005) of the agreed gross value of any real property received by IRET in exchange for the issuance of Limited Partnership Units of IRET Properties, a North Dakota Limited Partnership or of the securities of IRET or any affiliate thereof, provided the fee shall not exceed $12,500 for each separate property.  In the event a fee is paid by IRET to the Advisor under this section, then no fee shall be payable under section 9A above;

        D) UPREIT Fee-Cash: The Advisor shall receive a fee equal to .5% (.005) of the actual net cash received by IRET as a result of an UPREIT transaction, in exchange for the issuance of Limited Partnership Units of IRET Properties, a North Dakota Limited Partnership or of the securities of IRET or any affiliate thereof, provided the fee shall not exceed $12,500 for each separate transaction.  No fee shall be paid by IRET to the Advisor under this section D for any other security sales   by IRET.

        E) Transfer Agent & Registrar Fee: The Advisor shall receive a monthly fee of $5,000 for serving as the Transfer Agent and Registrar for IRET securities, plus a monthly transaction fee of $10 for each securities transaction (issuance of securities certificate or confirmation upon purchase or change of ownership of an IRET security).

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SECTION TEN
STATEMENTS

        Advisor shall furnish to IRET not later than the second Wednesday of each calendar month, a statement showing the computation of the fee, if any, payable in respect of the prior calendar month under Section Eight, Nine and Eleven, if applicable, of this contract. The final settlement of compensation payable under Sections Eight, Nine and Eleven for each calendar year shall be subject to adjustment in accordance with Section Fourteen, and also in accordance with and on completion of, the annual audit of the financial statements of IRET; and any payment by IRET or repayment by Advisor that shall be indicated to be necessary in accordance with such audit shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by IRET.

SECTION ELEVEN

If and to the extent that Advisor, any affiliate of Advisor, or any director, officer, partner or employee of any affiliate of Advisor shall (a) perform any of the services or other activities to be obtained by Advisor, pursuant to Section One  of this contract, or (b) render services for IRET other than those required to be rendered by Advisor pursuant to other provisions of this contract, such additional services and activities will be compensated for separately and on the basis of the fees then generally charged by the party performing such services to others who are not affiliates of IRET, Advisor or any affiliate of Advisor for comparable services and activities, or on such other terms as may be agreed on between such party and Trustees from time to time. No such fee shall be paid under this section unless it is agreed by the Advisors and a majority of the Independent Trustees, as defined by the Declaration of Trust, in writing prior to the performance of the service.

SECTION TWELVE
EXPENSES OF ADVISOR

        Without regard to the amount of compensation received under this contract by Advisor, Advisor shall bear the following expenses:

        (a) Employment expenses of the personnel employed by Advisor to render services required to be rendered or furnished to IRET under this contract including, but not limited to, salaries, wages, payroll taxes and the cost of employee benefit plans, and temporary help expenses;

        (b) Rent, telephone, utilities, office furniture, equipment, machinery (including computers, to the extent utilized, and FAX equipment), and other office expenses of Advisor, except as any of such expenses relate to an office maintained by IRET separate from the office of Advisor;

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        (c) Travel and other expenses of directors, officers and employees of Advisor; and

        (d) Miscellaneous administrative expenses relating to performance by Advisor of its functions under this contract.

SECTION THIRTEEN
EXPENSES OF IRET

Except as expressly otherwise provided in this contract, IRET shall pay all its expenses not expressly assumed by Advisor under section 12, and without limiting the generality of the above, it is specifically agreed that the following expenses relating to the maintenance of IRET shall be paid by IRET and shall not be paid by Advisor:

        (a) The cost of borrowed money;

        (b) Taxes on income and taxes and assessments on real property and all other taxes applicable to IRET;

        (c) Legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of securities of IRET;

        (d) Fees and expenses paid to trustees, appraisers, independent advisors, contractors, mortgage servicers, consultants, managers, officers, employees and other agents employed by or on behalf of IRET other than employees of the Advisor;

        (e) Expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales com- missions, maintenance, repair and improvement of property);

        (f) Expenses of maintaining and managing real estate equity interests and processing and servicing (but excluding the cost of supervision of the above by Advisor) mortgage, development, construction, and other loans;

        (g) Insurance as required by Trustees (including trustees' and share- holders' liability insurance if applicable);

        (h) Expenses of organizing, revising, amending, converting, modifying or terminating IRET;

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        (i) Third-party expenses connected with payments of dividends, interest or distributions in cash or in any other form made or caused to be made by Trustees to holders of securities of IRET;

        (j) All third-party expenses connected with communications to holders of securities of IRET and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of securities of IRET;

        (k) Fees and charges of any third-party transfer agent, registrar or indenture trustee for IRET securities.

SECTION FOURTEEN
REFUND BY ADVISOR

        Within 60 days after the end of any fiscal year, and after requested to do so by a majority of the Independent Trustees as defined by the  Declaration of Trust, Advisor will refund to IRET the amount, if any, by which the Total Operating Expenses of IRET during such fiscal year exceeded the greater of (a) two percent (2%) of the Average Net Invested Assets of IRET for such fiscal year or (b) twenty-five percent (25%) of the Net Income of IRET.

SECTION FIFTEEN
OTHER ACTIVITIES OF ADVISOR

        A. Advisor may have other business interests and may engage in other activities similar to or in addition to those relating to the activities to be performed for IRET, including the rendering of services and advice to other persons, the acting as a trustee and the management of other investments (including investments of Advisor or its affiliates). Advisor shall be free from any obligation to present to IRET any particular investment opportunity that comes to Advisor or any affiliate of Advisor, regardless of whether such opportunity is within the investment policies of IRET. However, Advisor shall act on a basis that is fair and reasonable to IRET and its shareholders in selecting from among the particular investment opportunities that come to Advisor. On the request of any trustee, Advisor and any person (except a trust or other account for which Advisor acts as trustee or fiduciary) who is controlled by or under common control with Advisor shall, on good cause shown, from time to time on a confidential basis promptly furnish Trustees, to the extent feasible and legally permissible, with information as to any investments within the investment policies of IRET, made by Advisor or such person for its own account, and as to any investment opportunities within the investment policies of IRET furnished by Advisor or such person to others (all such investments referred to in this contract as investment opportunities). A trustee may request Advisor to make available to IRET one or more of such investment opportunities made by or otherwise available to Advisor or such person.

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If, in response to any such request, Advisor shall fail to make available to IRET any investment opportunities available to Advisor or such person, on the affirmative vote of a majority of all of Trustees who are not affiliates of Advisor, IRET shall be entitled to (1) immediately terminate this contract by written notice delivered to Advisor or (2) obtain the services of an additional investment Advisor which shall agree to use its best efforts to present a continuing and suitable investment program and investment opportunities to IRET on a basis substantially similar to that provided for in this contract, and Advisor shall be obligated to pay the fees of such additional investment advisor.

        B. Directors, officers, employees and agents of Advisor or of affiliates of Advisor may serve as trustees, officers, employees, agents, nominees or signatories for IRET. When executing documents or otherwise acting in such capacities for IRET, such persons shall use their respective titles in IRET.

SECTION SIXTEEN
DESIGNATION OF TRUSTEES

        During the term of this contract, Trustees shall use their best efforts to cause the nomination and election of two persons designated by Advisor to act as trustees.

SECTION SEVENTEEN
TERMINATION OF AGREEMENT

        This contract shall continue in force for a period of one year from the date first mentioned above, and thereafter it may be extended from year to year by the affirmative vote of a majority of Trustees who are not affiliates of Advisor. Notice of renewal shall be given in writing by Trustees to Advisor not less than thirty days before the expiration of this contract or any extension of this contract. Notwithstanding any other provision to the contrary, this contract may be terminated (a) on not less than 60 days' written notice by Trustees by vote of a majority of Trustees who are not affiliates of Advisor or a majority of the shareholders of IRET, (b) on not less than 60 days' notice by Advisor to IRET, (c) immediately on receipt by Advisor of a written notice of termination delivered by IRET in accordance with Section Fifteen of this contract, or (d) immediately on receipt by IRET of a written notice of termination delivered by Advisor at any time following the obtaining by IRET of the services of an additional investment Advisor as provided under Section Fifteen of this contract.

SECTION EIGHTEEN
AMENDMENTS

        This contract shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties to this contract, or their respective successors or assigns.

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SECTION NINETEEN
ASSIGNMENT

        IRET may terminate this contract in the event of its assignment by Advisor, except if the assignment is to a corporation, association, trust or other successor organization that controls, is controlled by, or under common control with Advisor or that may take over the property and carry on the affairs of Advisor. Such an assignment or any other assignment of this contract by Advisor shall bind the assignee under this contract in the same manner as Advisor is bound under this contract. This contract shall not be assignable by IRET without the consent of Advisor, except in the case of assignment by IRET to a corporation, trust, or other organization that is a successor to IRET. Such successor shall be bound under this contract and by the terms of such assignment in the same manner as IRET is bound under this contract.

SECTION TWENTY
DEFAULT

        At the sole option of Trustees, this contract shall be and become terminated immediately on written notice of termination from Trustees to Advisor if Advisor shall violate any provision of this contract and shall not cure such default within 30 days after notice of such violation.

SECTION TWENTY-ONE
ACTION ON TERMINATION

        From and after the effective date of termination of this contract, pursuant to Sections Seventeen, Nineteen or Twenty, Advisor shall not be entitled to compensation for further services under this contract but shall be paid all compensation accruing to the date of termination (which shall include all regular and additional compensation accrued to the date of termination under Sections Eight and Nine of this contract and accrued on the basis of a close of the current month and fiscal year as at the date of termination and shall also include any compensation due and owing for services performed under Section Eleven on or prior to the date of termination) and shall be reimbursed for its expenses to which it is then entitled. Advisor shall immediately on such termination:

        (a) Pay over to IRET all moneys collected and held for the account of IRET pursuant to this contract, after deducting any compensation accrued as mentioned above and reimbursement for its expenses to which it is then entitled;

        (b) Deliver to Trustees a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to Trustees; and

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         (c)   Deliver to Trustees all property and documents of IRET then in the custody of Advisor.

SECTION TWENTY-TWO
LIMITATION OF LIABILITY OF TRUSTS AND ITS AGENTS

        In accordance with the provisions of the declaration of trust, the obligations of IRET or Trustees under this contract are not personally binding on, nor shall resort be had to the private property of, any trustee, shareholder, officer, employee or agent of IRET; but only IRET property (as defined in the declaration of trust) or a specific portion of IRET property shall be bound.

SECTION TWENTY-THREE
LIMITATION OF LIABILITY OF ADVISOR

        Advisor assumes no responsibility under this contract other than to render the services called for under this contract in good faith, and shall not be responsible for any action of Trustees in following or declining to follow any advice or recommendations of Advisor. Advisor shall only be liable to IRET by reason of acts constituting bad faith, willful malfeasance, gross negligence or reckless disregard of its duties; and subject to the above, Advisor, its shareholders, directors, officers or employees shall not be liable to IRET, Trustees, the holders of securities of IRET, or to any successor or assigns of IRET.

SECTION TWENTY-FOUR
NOTICES

        A. Any notice, report or other communication required or permitted to be given under this contract shall be in writing, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties to this contract:

    If to IRET to the addresses of the then Chairman and Vice-Chairman of the Board of Trustees

        If to Advisor Odell-Wentz and Associates, LLC
                           Attention: Timothy P. Mihalick
                           12 South Main
                           Minot, ND  58701

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Timothy P. Mihalick	12 South Main, Minot, ND 58701
Ralph A. Christensen	224 Souris Drive, Minot, ND 58701
Jeffrey L. Miller	PO Box 934, Minot, ND 58702
C. Morris Anderson	1901 N. Brdwy, Minot, ND 58702
Daniel L. Feist	PO Box 508, Minot, ND 58702
Patrick G. Jones	PO Box 179, Minot, ND 58702
Thomas A. Wentz, Jr.	12 South Main, Minot, ND 58701
Stephen L. Stenejhem	PO Box 607, Watford City, ND 58854
John F. Decker	1604 Hewitt Ave., Suite 505 Everett, WA 98201

        B. Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section Twenty-Four, provided that the address of any Trustee will automatically change to the address of any successor trustee as elected from time to time.

SECTION TWENTY-FIVE
HEADINGS

        The section headings of this contract have been inserted for convenience reference only, and shall not be construed to affect the meaning of this contract.

SECTION TWENTY-SEVEN
GOVERNING LAW

        The terms of this contract shall be construed and interpreted in accordance with the laws of North Dakota as at the time in effect.

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SECTION TWENTY-EIGHT
SEVERABILITY OF PROVISIONS

        The provisions of this contract are severable, and if trustees shall determine, with the advice of counsel, that one or more of its provisions would have the effect of preventing IRET from qualifying as a real estate investment trust under the REIT provisions of the Internal Revenue Code, or that one or more of the provisions of this contract are in conflict with other applicable laws and regulations, such provisions shall be deemed never to have constituted a part of this contract. Provided, however, that no such determination by Trustees shall affect or impair any other remaining provisions of this contract or render invalid or improper any action taken or admitted prior to such determination, and further provided that in the event of any such determination relating to or affecting the compensation of Advisor under this contract, IRET shall use its best efforts to provide comparable compensation to Advisor on a basis that does not result in such an effect or conflict. If any provision of this contract shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this contract, and this contract shall be carried out as if any such invalid or unenforceable provision were not contained in this contract.

        In witness whereof, each party to this contract has caused it to be executed on the date indicated above.

Investors Real Estate Trust /S/ Jeffrey L. Miller By: Jeffrey L. Miller Its: Vice-Chairman	IRET Properties, a North Dakota Limited Partnership /S/ Thomas A. Wentz, Sr. By: IRET, Inc. Its: Sole General Partner By: Thomas A. Wentz, Sr. Its: Vice President
Odell-Wentz and Associates, LLC /S/ Thomas A. Wentz, Sr. By: Thomas A. Wentz, Sr. Its: Vice President	Pinecone-IRET, Inc. /S/ Thomas A. Wentz, Sr. By: Thomas A. Wentz, Sr. Its: Vice President
Miramont-IRET, Inc. /S/ Thomas A. Wentz, Sr. By: Thomas A. Wentz, Sr. Its: Vice President	Thomasbrook Properties, a Nebraska Limited Partnership /S/ Thomas A. Wentz, Sr. By: Thomasbrook-IRET, Inc. Its: Sole General Partner By: Thomas A. Wentz, Sr. Its: Vice President
Forest Park Properties, a North Dakota Limited Partnership /S/ Thomas A. Wentz, Sr. By: Forest Park-IRET, Inc. Its: Sole General Partner By: Thomas A. Wentz, Sr. Its: Vice President
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Page 175 & 176 of 181

EX-23(i)

April 20, 2000

UNITED STATES SECURITIES AND
    EXCHANGE COMMISSIONER
WASHINGTON DC 20549

FORM S-11 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in this Registration Statement of Investors Real Estate Trust, on Form S-11 dated April 21, 2000, of our Legality and Tax Matters opinion letters dated April 20, 2000.  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.

PRINGLE & HERIGSTAD, P.C.

By: /S/ Michael A. Bosh
Michael A. Bosh

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EX-23(ii)

BRADY MARTZ

CERTIFIED PUBLIC ACCOUNTANTS

April 20, 2000

UNITED STATES SECURITIES AND
   EXCHANGE COMMISSIONER
WASHINGTON DC 20549

RE:  FORM S-11 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We hereby consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust on Form S-11, of the consolidated financial statements and additional information of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1999, as well as our Independent Auditor's Report dated May 26, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

We also acknowledge that we are aware that said Form S-11 Filing includes the unaudited consolidated financial report of the Registrant for the nine-month period ended January 31, 2000.

/S/ Brady Martz & Associates, P.C.

BRADY, MARTZ & ASSOCIATES, P.C.

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EX-27

ARTICLE 5
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE INTERIM FINANCIAL STATEMENT ATTACHED HERETO AS EXHIBIT F FOR THE NINE MONTH PERIOD ENDED JANUARY 31, 2000, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH EXHIBIT F.

PERIOD TYPE	9 MOS
FISCAL YEAR END	APRIL 30, 1999
PERIOD START	MAY 1, 2000
PERIOD END	JANUARY 31, 2000
CASH	7,793,647
SECURITIES	3,254,200
RECEIVABLES	10,473,909
ALLOWANCES	(122,083)
INVENTORY	0
CURRENT ASSETS	21,399,673
PP	399,036,591
DEPRECIATION	(30,830,465)
TOTAL ASSETS	389,605,799
CURRENT LIABILITIES	36,284,402
BONDS	245,991,647
PREFERRED MANDATORY	0
PREFERRED	0
COMMON	115,316,384
OTHER SE	(7,986,634)
TOTAL LIABILITY AND EQUITY	389,605,799
SALES	0
TOTAL REVENUES	38,157,270
CGS	0
TOTAL COSTS	20,160,717
OTHER EXPENSES	1,184,588
LOSS PROVISION	0
INTEREST EXPENSE	11,325,478
INCOME PRETAX	5,486,487
INCOME TAX	0
INCOME CONTINUING	5,486,487
DISCONTINUED	1,777,814
EXTRAORDINARY	0
CHANGES	0
NET INCOME	7,264,301
EPS BASIC	.41
EPS DILUTED	0
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EX-99 (i)

INVESTORS REAL ESTATE TRUST
Subscription Agreement

OWNERSHIP REGISTRATION:	$ Amt________ # of Common Shares________ Price Per Share_________ Acct. No._________
Name(s)________________________________________________________
Address________________________City_______________State__________ Zip_________
Social Security Number ____-____-____ or Tax I.D. #____-____ Date of Birth _____/____/____
Social Security Number ____-____-____ or Tax I.D. #____-____ Date of Birth _____/____/____

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to back up withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

MAILING ADDRESS FOR CORRESPONDENCE & CASH DISTRIBUTIONS: (If different from above)	Name(s)________________________________________________________________
______________________________________________________________________
Address_______________________________________________________________
City____________________________State______________Zip__________________

TITLE TO BE HELD:	_____ Individual _____ Joint Tenants/ Rights of Survivorship	_____Tenants in Common _____Corporation _____Transfer on Death	_____IRA _____Trust _____Custodian	_____Partnership _____Pension Plan/ Profit Sharing _____UTMA/UGMA

SIGNATURES:	I hereby certify as follows: That a copy of the Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.
Executed this ______ day of __________, 2000, at ___________(city) ____________(state)
Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.)______________________
Additional Signature (if jointtenant)______________________________________________

The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investment, financial situation and needs, and any other information known by it that:

A.	The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus:
B.	The above-names investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C.	The Shares are otherwise suitable for the above-named investor. I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.

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SOLICITING DEALER ENDORSEMENT:	Firm_________________________________________________________________________
Registered Representative_________________________________ Phone __________________
Address______________________________________________________________________
Dealer Authorized Signature______________________________________________________
NOTE:	Checks to be made payable to: Investors Real Estate Trust -12 South Main St. - Minot, ND 58701
ACCEPTED BY:	INVESTORS REAL ESTATE TRUST By: ODELL-WENTZ & ASSOCIATES (Transfer Agent/Registrar) Date_____________________

Reinvest Dividends (circle one)	YES	NO
Issue Certificate (circle one)	YES	NO
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